CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

ASSET PURCHASE AGREEMENT

among

IRIDEX CORPORATION

TOPCON MEDICAL LASER SYSTEMS, INC.

AND

TOPCON AMERICA CORPORATION (solely for the purpose of Section 11.15) March 2, 2021

(continued)

-ii-

(continued)

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INDEX OF ANNEXES, EXHIBITS AND SCHEDULES

AnnexDescription

Annex ACertain Defined Terms

ExhibitDescription

Exhibit AForm of Distribution Agreement Exhibit BForm of Investment Agreement Exhibit CForm of Livermore Sublease

Exhibit DForm of Assignment and Assumption Agreement and Bill of Sale

Exhibit EForm of Patent Assignment Agreement

Exhibit FForm of Trademark Assignment Agreement

Exhibit GTerm Sheet for Manufacturing Services Agreement

Disclosure Schedule

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 2, 2021 (the “Agreement Date”) by and between IRIDEX Corporation, a Delaware corporation (“Acquiror”), and Topcon Medical Laser Systems, Inc., a California corporation (the “Company”, and collectively with Acquiror, the “Parties”), and, solely for the purpose of Section 11.15, Topcon America Corporation, a Delaware corporation (“Guarantor”).

WITNESSETH

WHEREAS, the Company is engaged in and operates the Business (as defined below).

WHEREAS, Topcon Corporation (“Topcon”), an Affiliate of the Company, and Acquiror desire to enter into a series of strategic transactions, pursuant to which (i) Acquiror acquires the Business, (ii) Guarantor acquires certain equity interests of Acquiror pursuant to an Investment Agreement between Guarantor and Acquiror dated on or around the Agreement Date (the “Investment Agreement”), (iii) Topcon and Acquiror enter into a distribution agreement (the “Distribution Agreement”) pursuant to which Acquiror grants Topcon the exclusive right to distribute certain of Acquiror’s products (including products of the Company, such as PASCAL, after the Closing) in certain regions (the “Exclusive Distribution Rights”) and (iv) Topcon and Acquiror enter into the Manufacturing Services Agreement regarding transition of regulatory authorizations relating to, and manufacturing and supply of, the Business Products for a certain transition period after the Closing.

WHEREAS, in connection with the above, Acquiror desires to purchase, and the Company desires to sell to Acquiror, the Business and, in connection therewith, the Company wishes to transfer, free and clear of all Liens, to Acquiror, and the Acquiror wishes to accept, all of the Company’s respective right, title and interest in and to the Transferred Assets and Post-Closing Acquiror Liabilities, in exchange for the consideration set forth below (such transaction, the “Asset Purchase”).

WHEREAS, the respective boards of directors of each of Acquiror and the Company believe that it is advisable and in the best interests of each corporation and their respective stockholders that Acquiror acquire the Transferred Assets and, in furtherance thereof, have approved this Agreement and the applicable Transactions.

WHEREAS, as a condition and inducement to Acquiror’s willingness to enter into this Agreement, concurrently herewith, the Company has entered into the Distribution Agreement and the Investment Agreement, each of which will be effective only upon the Closing.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and other premises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

ARTICLE I TRANSFER OF ASSETS

1.1Asset Transfer.

(a)       Transfer of Transferred Assets. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, the Company will irrevocably and perpetually convey, transfer, novate, assign and deliver to Acquiror, free and clear of all Liens, and Acquiror will acquire all of the Company’s right, title and interest in and to the Transferred Assets. For purposes of this Agreement, “Transferred Assets” means all Assets of the Company used in, held for use in, necessary for, or related to the conduct or operation of the Business, or otherwise contemplated to be transferred to Acquiror pursuant to this

Agreement, including the following assets of the Company, in each case to the extent permissible under applicable Law:

(i)all Transferred IP;

(ii)all Transferred IP / Technology-Related Documentation; (iii)all Transferred Tangible Assets;

(iv)all Transferred Contracts, and all rights of the Company under or related to any

Transferred Contract;

(v)all Business Permits;

(vi)       all originals, or where not available, copies of all Books and Records (to the extent available) used in, held for use in, necessary for or related to the Business, the Transferred Assets or the Transferring Employees, other than the Excluded Books and Records;

(vii)     (A) all rights, title, and interests, but not the obligations or Liabilities, under any confidentiality agreement, non-disclosure, non-competition, non-solicitation, or invention assignment, or similar agreements entered into with any Employees to extent that (x) such rights (or portion thereof) relate to the Transferred IP, the Business Products, or the Business and (y) such agreements are in effect as of the Agreement Date, and (B) all right, title and interest, but not the obligations, under any confidentiality, invention assignment, or similar agreements with any Employees who have performed services in connection with or related to the Business to the extent such agreements are in effect as of the Agreement Date (“Employee Assignment Agreements”), and to the extent required to permit Acquiror to enjoin, restrain, recover damages from, or obtain any other remedies available at law or equity from or against, and to obtain specific performance of such Employee Assignment Agreement by, any Employee who breaches any Employee Assignment Agreement (including any confidentiality provisions relating to the Business or Transferred Assets) in connection with Acquiror’s protection of its rights and interests in connection with the Business or the Transferred Assets, in each case, to the extent necessary to permit Acquiror to protect its rights and interests in connection with the Business and the Transferred Assets and the Transactions;

(viii)     all rights, title, and interests to any Action arising out of or related to any other Transferred Asset, in each case, whether known or unknown, contingent or noncontingent, and whether arising out of actions or conditions occurring prior to, on or after the Closing Date, and other than to the extent related to an Excluded Asset or a Company Liability (such excluded items, the “Excluded Action Rights”);

(ix)       all insurance benefits, including rights and proceeds arising from or in any way relating to any other Transferred Asset to the extent arising prior to the Closing, in each case, other than to the extent related to an Excluded Asset or a Company Liability (such excluded items, the “Excluded Insurance Benefits”);

(x)       all rights to enforce such right, title and interest, including the right to sue and recover any sums whether due, payable, accrued or arising before, on or after the Closing with respect to any other Transferred Asset, in each case, other than to the extent related to an Excluded Asset or a Company Liability (such excluded items, the “Excluded Enforcement Rights”); and

(xi)all goodwill in or associated with the Transferred Asset or the Business provided, however, that, notwithstanding anything to the contrary contained herein and for the avoidance of doubt, the Transferred Assets shall not include, and the Company shall not convey, transfer, novate, assign or deliver, and Acquiror expressly understands and agrees that it shall not receive or acquire, any right, title or interest in or to any Excluded Asset.

(b)Further Assurances.

(i)       Post-Closing Cooperation. For a period of six (6) months after the Closing, at Acquiror’s reasonable written request, the Company shall use its commercially reasonable efforts to execute and deliver to Acquiror such other instruments of sale, transfer, conveyance, assignment and confirmation and such materials and information and take such other actions as reasonably necessary in order to transfer, novate, convey and assign to Acquiror, and to confirm Acquiror’s right, title, and interest to, all of the Transferred Assets in accordance with this Agreement, in each case to the fullest extent permitted by applicable Law and confidentiality obligations owed by the Company or its Affiliates to any third party, to assist Acquiror in acquiring actual possession and operating control of the Transferred Assets, and to assist Acquiror in exercising all rights with respect thereto and enabling the perfection of Acquiror’s ownership of the Transferred Assets and the registration, recordation, prosecution, enforcement of the Transferred IP and any other matters relating to the use of the Transferred Assets; provided, that any costs associated with the actions undertaken by the Company pursuant to this Section 1.1(b)(i) shall be borne equally by the Parties.

(ii)       Non-Retention and Removal of Software and Technology. The Company shall not intentionally or Knowingly, following the Closing, retain any copies or embodiments of any Software or Technology that constitute Transferred Assets, except to the extent such retention or copies are required under applicable Law or for the Company or its Affiliates to fulfill its obligations under this Agreement or any other Related Agreements, and the Company shall, to the extent of its Knowledge and to the extent practically possible, remove all copies of such Software or Technology from any and all computers or other similar machines retained by the Company; provided, that nothing herein shall require the Company or its Affiliates to remove any information required to be retained pursuant to applicable Law or bona fide internal record retention policies.

(iii)       License Fees. Acquiror acknowledges that the Transferred Contracts include the right by the Company to receive certain licensing fees and/or payments from third parties in connection with such third parties’ use of certain Transferred IP (such licensing fees, the “Licensing Fees Payable”). If Acquiror receives any payments in connection with the Licensing Fees Payable after the Closing, and such payments relate to the use of any Transferred IP by the relevant third party during the period prior to the Closing, amount of which are not fully received by the Company prior to the Closing, Acquiror shall pay or cause to be paid the Company or its designee the full amount of the Licensing Fees Payable to the extent relevant to the period prior to the Closing promptly upon Acquiror’s receipt of such amounts.

(c)       Access to Information. Acquiror and the Company shall, for a period of six (6) years following the Closing, (i) retain books and records of the Business relating to periods prior to the Closing (the “Information”) in a manner reasonably consistent with past practices, and (ii) afford the other party and its Affiliates and each of their Representatives upon reasonable advance written request, and at the other party’s expense, reasonable access to such Information during normal business hours and in such manner as not to interfere with the conduct of the business of such other party; provided, however, that neither party shall be obligated to provide the other party with access to any such Information where such access would violate any Law or confidentiality obligations owed by such party. Requests for Information may be made by the Parties under this Section 1.1(c) for financial reporting and accounting matters or preparing financial statements, preparing and filing of any Tax Returns, prosecuting any claims for any Tax refund, defending any Tax claims or assessment, preparing securities law or securities exchange filings, compliance with the requirements of any Governmental Entity prosecuting, defending or settling any actual or threatened Action or insurance claim and all other reasonable purposes, and by the Company in order to facilitate the resolution of any claims made by or against or incurred by Acquiror after the Closing, or for any other reasonable purpose, in each case, as related to the Transferred Assets, Post-Closing Acquiror Liabilities and/or the Business, and performing obligations under this Agreement and the Related Agreements; provided, however, that such other party shall not be obligated to provide any Information that would result in the loss of the attorney-client privilege with respect thereto, provided, further, that, in such case, such party shall use commercially reasonable efforts to establish a process that, through use of steps such as targeted redactions and provision of information to counsel and summaries for the other party or other similar means, will provide such other party timely access to the fullest extent practicable. Each of Acquiror and the Company shall keep confidential and not disclose any information learned as a result of any examination conducted pursuant to this Section 1.1(c) to any other Person without the prior written consent of the other party unless (A) the disclosure is required by Law or legal process such as in response to legal order or subpoena; or (B) the terms are readily ascertainable from public or published information (without violation of the foregoing provisions of this sentence).

(d)       Mis-Allocation of Transferred Assets.   Subject to the terms and conditions of this Agreement and the Related Agreements, in the event that (x) Acquiror discovers after the Closing that it is the owner of, received or otherwise came to possess any Excluded Asset (including the receipt of any mail and payments received that do not relate to the Transferred Assets or the Business to which the Company is entitled) or (y) the Company discovers after Closing that it, or its Affiliates, are the owners of, received or otherwise came to possess any Transferred Asset, such party shall, or shall cause its Affiliates to, convey such asset as promptly as practicable, at no cost, to the party so entitled thereto in accordance with this Agreement (and the relevant party will cause such entitled party to accept such asset or assume such liability).

1.2       Company Liabilities; Post-Closing Acquiror Liabilities.

(a)       Company Excluded Liabilities. Notwithstanding anything to the contrary in this Agreement, in connection with the consummation of the Transactions, none of Acquiror or any of its Representatives shall assume or have any responsibility for, or shall be deemed to have assumed or have any responsibility for, any Company Liability. For purposes of this Agreement, “Company Liability” means any Liability incurred by the Company prior to the Closing Date, including:

(i)         any liabilities arising out of or relating to the Company’s ownership or operation of (x) the Transferred Assets and the Business prior to the Closing Date or (y) the Excluded Assets,

(ii)       any Liability with respect to any Action pending or, to the Knowledge of the Company, threatened against the Company as of the Closing arising from, related to, in connection with, or to enforce any Customer Contract (collectively, “Known Customer Liabilities”),

(iii)       subject to Section 8.4(d), the employment Liabilities of the Company, including any such employment Liabilities that (A) solely by virtue of applicable Law, constitute Liabilities of Acquiror after the Closing, and (B) in the absence of such Law, would constitute Liabilities of the Company after the Closing,

(iv)any Third Party Expenses,

(v)any Indebtedness,

(vi)any Liability relating to the Ellex Dispute;

(vii)     any Liability relating to non-compliance with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale and transfer of the Transferred Assets in existence prior to the Closing,

(viii)     any Liability with respect to the closure of the TMLS facility located at 2526 Qume Drive, Suite 16, San Jose, California leased from Wennex, LLC (the “San Jose Lessor”) pursuant to that certain Standard Industrial/Commercial Multi-Tenant Lease – Gross between the Company and the San Jose Lessor dated June 30, 2016;

(ix)       (A) any Liability for Taxes, other than Transfer Taxes allocated to the Acquiror pursuant to Section 2.5, arising from or attributable to the Business or the use or ownership of the Transferred Assets for all taxable periods (or portions thereof) ending on or prior to the Closing Date and any other Taxes of the Company, other than Transfer Taxes allocated to the Acquiror pursuant to Section 2.5, (B) any Liability for Taxes as a result of any obligation of the Company to indemnify any other Person with respect to Taxes as owed by the Company prior to the Closing, and (C) any Transfer Taxes allocated to the Company pursuant to Section 2.5, and

(x)       The Company shall be responsible for, and satisfy and discharge when due, the Company Liabilities and shall be responsible for and indemnify and hold harmless Acquiror and its Affiliates with respect to, any such Company Liabilities.

(b)       Post-Closing Acquiror Liabilities. Notwithstanding anything to the contrary in this Agreement, at the Closing, Acquiror shall assume all Post-Closing Acquiror Liabilities. For purposes of this Agreement, the “Post-Closing Acquiror Liabilities” means:

(i)         all Liabilities to the extent relating to the Transferred Assets, but only to the extent that such Liabilities arise on or after the Closing,

(ii)       all Liabilities to the extent relating to or arising out of the Customer Contracts (excluding Known Customer Liabilities, which, for the avoidance of doubt, shall be Company Liabilities for all purposes under this Agreement),

(iii)       all Liabilities relating to employee benefits, compensation or other arrangements with respect to any Business Employee arising after the Closing,

(iv)     all Liabilities or obligations for Taxes imposed on Acquiror or relating to the Transferred Assets that are not Company Liabilities and any Transfer Taxes allocated to Acquiror pursuant to Section 2.5.

Acquiror shall be responsible for, and satisfy and discharge when due, the Post-Closing Acquiror Liabilities and shall be responsible for and indemnify and hold harmless the Company and its Affiliates (other than Acquiror) with respect to, any such Post-Closing Acquiror Liabilities in accordance with the terms hereof.

(c)       Certain Indemnities. For clarity, the Parties acknowledge and agree that the provisions of this Section 1.2 do not in any way alter or otherwise diminish an Indemnifying Party’s obligations regarding indemnification under Section 9.2.

1.3Non-Transferable Assets.

(a)       Notwithstanding anything to the contrary in this Agreement, if any Transferred Asset is not assignable or transferable without a consent, waiver, authorization or acknowledgment from a third party, and any such consent, waiver, authorization or acknowledgment is not obtained prior to the Closing (each, a “Non-Transferable Asset”), this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of such Non-Transferable Asset, and Acquiror or its designee(s) shall not acquire or assume the Company’s rights or obligations under such Non-Transferable Asset (and such Non-Transferable Asset shall not be included in the Transferred Assets unless and until such consent, waiver, authorization or acknowledgment is obtained); provided, however, that subject to the satisfaction or waiver of the conditions contained in Section 2.1(b), the Closing shall occur notwithstanding the foregoing without any adjustment to the Closing Date Consideration on account thereof; and, provided, further, that following the Closing, the Company shall use commercially reasonable efforts to obtain any such consent, waiver, authorization or acknowledgment as soon as reasonably practicable after the Closing Date and thereafter the Company shall transfer and assign to Acquiror such Non-Transferable Assets; provided, that in no event shall the Company be required to incur any material (in amount or nature) additional obligations in connection with its efforts to obtain such consent; and provided, further, that Acquiror shall cooperate with the Company in obtaining such consent. Following any such assignment or transfer, such Non-Transferable Asset shall be deemed Transferred Assets for purposes of this Agreement.

(b)         To the extent that any Transferred Asset and/or Post-Closing Acquiror Liability cannot be transferred to Acquiror following the Closing, Acquiror and the Company shall use commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide to the parties the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such Transferred Asset and/or Post-Closing Acquiror Liability to Acquiror as of the Closing and the performance by Acquiror of its obligations with respect thereto. Acquiror shall, as agent or subcontractor for the Company, pay, perform and discharge fully the liabilities and obligations of the Company thereunder from and after the Closing Date.

Article II

CLOSING AND CLOSING PAYMENTS

2.1The Closing.

(a)       Closing. Subject to the terms and conditions of this Agreement, Acquiror and the Company shall consummate the Transactions at a closing (the “Closing”) to take place on a date to be mutually agreed by the Parties, provided that such date shall take place as soon as practicable following satisfaction or waiver (if permissible hereunder) of the conditions set forth in Section 2.1(b) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver (if permissible hereunder) of those conditions at the Closing), by electronic exchange of documents, unless another time or place is mutually agreed upon in writing by Acquiror and the Company. The date upon which the Closing occurs hereunder shall be referred to herein as the “Closing Date.”

(b)Conditions to the Closing.

(i)         Mutual Conditions. The respective obligations of Acquiror and the Company to consummate the Transactions shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

A.   No Legal Restraints. No Law or Order (whether temporary, preliminary or permanent) shall be in effect which has the effect of making any Transaction illegal or otherwise prohibiting or preventing consummation of any Transaction in accordance with the terms hereof.

(ii)       Additional Acquiror Conditions. The obligations of Acquiror to consummate the Transactions shall be subject to the satisfaction, at or prior to the Closing, of each of the following additional conditions, any of which may be waived in writing exclusively by Acquiror:

A. Representations and Warranties.

1. The representations and warranties of the Company that are not qualified by materiality shall have been true and correct in all material respects on the date that they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (other than the representations and warranties of the Company made only as of a specified date, which shall be true and correct in all material respects as of the specified date).

2.   The representations and warranties of the Company that are qualified by materiality shall have been true and correct in all respects on the date that they were made and shall be true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (other than any such representations and warranties of any of the Company made only as of a specified date, which shall be true and correct in all respects as of the specified date).

B. Covenants. The Company shall have performed and complied in all material respects with all covenants and obligations under this Agreement and any Related Agreement to which the Company is a party required to be performed and complied with by the Company prior to the Closing.

C. Intentionally Omitted.

D. Intentionally Omitted.

E.   Closing Deliveries. The Company shall have delivered to Acquiror all certificates and other documents that they are required to deliver to Acquiror pursuant to this Agreement prior to the Closing, including the Assignment and Assumption Agreement and Bill of Sale, Patent Assignment Agreement, Trademark Assignment Agreement, the Distribution Agreement, the Investment Agreement and the Livermore Sublease, in each case, duly executed and delivered by the Company or its Affiliates, as applicable.

that is continuing.

F.   Material Adverse Effect. There shall not have occurred a Material Adverse Effect

G. Stanford Consent. Acquiror shall have received the necessary consent, waiver and/or approval of Stanford University or its Affiliates (“Stanford”) to the Amended and Restated Exclusive License Agreement between the Board of Trustees of the Leland Stanford Junior University (the “Stanford Agreement”) and the Company.

H. Nidek License. Nidek Co., Ltd. (“Nidek”) has granted a non-exclusive license to Acquiror and its Affiliates to use the Nidek Patents in substantially the same manner as provided for in the Nidek- TMLS Sublicense Agreement for the period starting from the Closing Date and ending on the date of expiration of the Nidek Patents.

I. Officer’s Certificate. Acquiror shall have received a certificate from the Company, validly executed by an executive officer of the Company for and on the Company’s behalf, to the effect that, as of the Closing the conditions set forth in Sections 2.1(b)(ii)A and 2.1(b)(ii)B have been satisfied.

J.   FIRPTA Certificate. The Company shall have delivered to Acquiror a duly executed certificate of non-foreign status from the Company that meets the requirements set forth in Treasury Regulations Section 1.1445-2(b)(2).

K. Manufacturing Services Agreement.   The Manufacturing Services Agreement reflecting the material terms agreed between the Parties as set forth on Exhibit G shall be in full force and effect.

L.   Equity Investment. The Investment Agreement executed concurrently with this Agreement shall be in full force and effect, and all conditions precedent under the Investment Agreement for the closing thereunder shall be satisfied or waived pursuant to the terms of the Investment Agreement.

M.   Termination of Guaranty Letter. A termination notice in respect of that certain guaranty letter dated April 8, 2015 executed by Guarantor in favor of Coherent Inc. (“Coherent Guaranty”) shall have been submitted by Guarantor to Coherent Inc. in accordance with the terms of the Coherent Guaranty.

N.Supply Agreement. The Supply Agreement shall be in full force and effect.

(iii)       Additional Company Conditions. The obligations of the Company to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived in writing exclusively by the Company:

A.Acquiror Representations and Warranties.

1.         The representations and warranties of Acquiror that are not qualified by materiality shall have been true and correct on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (other than the representations and warranties of Acquiror made only as of a specified date, which shall be true and correct in all material respects as of the specified date), except as would not prevent Acquiror from consummating the Transactions.

2.         The representations and warranties of Acquiror that are qualified by materiality shall have been true and correct on the date they were made and shall be true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (other than the representations and warranties of Acquiror made only as of a specified date, which shall be true and correct in all material respects as of the specified date), except as would not prevent Acquiror from consummating the Transactions.

B.   Acquiror Covenants. Acquiror shall have performed and complied in all material respects with all covenants and obligations under this Agreement and the Related Agreements to which they are a party required to be performed and complied with by them prior to the Closing.

C.     Officer’s Certificate. The Company shall have received a certificate from Acquiror, validly executed by an officer of Acquiror for and on Acquiror’s behalf, to the effect that, as of the Closing, the conditions set forth in Sections 2.1(b)(iii)A and 2.1(b)(iii)B have been satisfied.

D.     Receipt of Closing Deliveries. Acquiror shall have executed and delivered to the Company the Assignment and Assumption Agreement and Bill of Sale, Patent Assignment Agreement, Trademark Assignment Agreement, the Distribution Agreement, the Investment Agreement, the Stanford Agreement, and the Livermore Sublease in connection with the Transactions.

E.     Manufacturing Services Agreement. The Manufacturing Services Agreement reflecting the material terms agreed by the Parties as set forth on Exhibit G shall be in full force and effect.

F.     Equity Investment. The Investment Agreement executed concurrently with this Agreement shall be in full force and effect, and all conditions precedent under the Investment Agreement for the closing thereunder shall be satisfied or waived.

G.Supply Agreement. The Supply Agreement shall be in full force and effect.

2.2   Payment of Consideration. On the Closing Date, Acquiror shall deposit, or cause to be deposited, by wire transfer of immediately available funds, with the Company (or its designee), into an account designated by the Company in a written notice delivered to Acquiror at least two (2) Business Days prior to the Closing Date, an amount of cash equal to the Closing Date Consideration. The parties acknowledge that (a) there could be certain delays in the development of the new GenM series of PASCAL product as compared to the schedule previously communicated by the Company to Acquiror during pre-due diligence and (b) the Closing Date Consideration takes into account the risk of such delays.

2.3Intentionally Omitted.

2.4       Allocation of Consideration. Within one hundred twenty (120) days after the Closing Date, Acquiror shall provide the Company (or its designee) with a draft of the Tax Allocation. The Company shall have sixty (60) days to review and comment or, if the Company disagrees with the Tax Allocation prepared by Acquiror, object on the Tax Allocation.  If the Company and Acquiror are unable to resolve any disagreements with respect to Tax Allocation prepared by Acquiror after good faith discussions within thirty (30) days, then either the Company or Acquiror may elect for such matter to be referred to an internationally recognized independent accounting firm, who shall review the Tax Allocation in accordance with the regulations of the Internal Revenue Service, the costs of which shall be split equally between the Company and Acquiror, and make a determination with respect to the matter within thirty (30) days, which determination shall be binding upon the Parties. The Tax Allocation and all Tax Returns (including IRS Form 8594) shall be prepared in a manner consistent with (and the parties shall not otherwise file a Tax Return position inconsistent with) the Tax Allocation unless required by the Internal Revenue Service or any other applicable Tax authority. The Company and Acquiror shall not take any position inconsistent with the Tax Allocation upon examination of any Tax Return, in any refund claim, in any litigation, or otherwise.

2.5       Transfer Taxes. All Transfer Taxes incurred, imposed or levied by reason of, in connection with or attributable to this Agreement or the Transactions shall be borne 50% by the Company, on the one hand, and 50% by the Acquiror, on the other. Acquiror and the Company shall use commercially reasonable efforts to minimize any Transfer Taxes payable in connection with the Asset Purchase. The party required by applicable Law to file any Tax Return with respect to such Transfer Taxes shall file such Tax Return in the time and manner required by Law and shall timely pay all Transfer Taxes reflected on such Tax Return, and the non-filing party shall reimburse the filing party for 50% of any Transfer Taxes paid by the filing party within ten (10) Business Days of receipt of reasonably satisfactory evidence of the amount of such Transfer Taxes.

2.6       Withholding Taxes. Notwithstanding anything herein to the contrary, Acquiror and its Affiliates and their respective Representatives shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement, including Sections 2.2 and 2.3, such amounts as may be required to be deducted or withheld therefrom under any provision of federal, state, local or foreign Tax law or under any Laws or Orders. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to Acquiror on the Agreement Date (the “Disclosure Schedule”), the Company hereby represents and warrants to Acquiror, as of the Agreement Date and the Closing Date, as though made at such Closing Date, as follows:

3.1Organization and Good Standing.

(a)       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the requisite corporate power to own, lease and operate its assets and properties and to carry on its business as currently conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of the Transferred Assets or the operation of the Business as currently conducted requires such qualification, except where the failure to be so qualified or in good standing has not been or would not reasonably be expected to have a Material Adverse Effect.

(b)       The Company does not have any Subsidiaries. Except as provided in Section 3.1(b) of the Disclosure Schedule, no Affiliate of the Company has any right, title or interest in any Transferred Asset or any Licensed IP or bears any material responsibility for any Company Liability, or otherwise operates the Business.

3.2       Authority and Enforceability. The Company has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate (or cause the consummation of) the Transactions. The execution and delivery by the Company of this Agreement and any Related Agreements to which the Company is a party, and the consummation of the Transactions, have been duly authorized by all necessary corporate and other action on the part of the Company and no further corporate or other action is required on the part of the Company to authorize this Agreement and any Related Agreements to which the Company is a party or to consummate any Transaction. This Agreement has been duly executed and delivered by the Company and this Agreement is, and each of the Related Agreements to which the Company is or will be a party when executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, will be valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to Laws of general application relating to bankruptcy, insolvency, moratorium, the relief of debtors and enforcement of creditors’ rights in general (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3Title to and Condition of Transferred Assets.

(a)       The Company is the sole and exclusive owner of, and has good, exclusive and transferable title to, all of the Transferred Assets and has the power to sell the Transferred Assets free and clear of all Liens pursuant to this Agreement. To the Knowledge of the Company, no Transferred Asset (i) is subject to any material Action or outstanding Order that restricts in any manner the use, transfer or licensing thereof or that may affect the validity, use or enforceability of any of the Transferred Assets or any rights or remedies relating thereto or (ii) is owned or held, in whole or in any part, by any Person other than the Company. At the Closing, Acquiror will obtain good and valid title to the Transferred Assets, free and clear of all Liens. The Transferred Assets do not include any shares in the capital of, or any other Equity Interests in, any Person. All tangible assets and properties which are part of the Transferred Assets are in good operating condition and repair, subject to normal wear and tear, are free from material defects, are regularly and properly maintained and are usable in the ordinary course of business of the Business as currently conducted.

(b)       The Transferred Assets to be transferred to Acquiror at the Closing, together with all of the Licensed IP and other rights, licenses, services, and benefits to be provided to Acquiror pursuant to the Related Agreements, (i) constitute all of the Assets (tangible and intangible, including Intellectual Property Rights) that are (or during the twelve (12) months prior to the Agreement Date have been) used in, held for use in, necessary for or related to the conduct of the Business, and are sufficient to conduct the Business in substantially the same manner as such Business being conducted during the twelve (12) months prior to the Agreement Date.

(c)       Schedule 3.3(c) of the Disclosure Schedule accurately sets out a list of all Transferred Inventory as of December 31, 2020, including the item number, description, approximate amount remaining and other information as reasonably available to the Company. The Transferred Inventory was manufactured and has at all times been transported and stored in accordance with all applicable requirements of any Governmental Entity and applicable Laws. The Transferred Inventory is substantially similar to the level of inventory as currently maintained by TMLS, subject to reasonable adjustments, acquisitions or dispositions, and any other relevant actions, to account for any changes to inventory in the ordinary course of business and as necessary to account for any force majeure events, including COVID-

19.

3.4       Governmental Approvals. No consent, notice, waiver, approval, Order or authorization of, or registration, declaration or filing with any Governmental Entity, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company is a party or the consummation of the Transactions, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not materially impair the Company’s ability to consummate the Transactions.

3.5       Conflicts. The execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the Transactions, will not result in the creation or imposition of any Lien upon the Transferred Assets and the Licensed IP and will not conflict with or result in any material breach, violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any right or obligation or loss of any benefit under, or require any notice, consent, waiver, or approval under (any such event, a “Conflict”) (a) any provision of the Charter Documents of the Company, as amended, (b) any Law or Order applicable to the Company with respect to the Transferred Assets, the Licensed IP, or the Business, or (c) any Transferred Contract, any Business Permit, or any other Transferred Asset, or any Lien or Contract to which the Company or any of its Affiliates, to which any of the Transferred Assets or Licensed IP, are bound or subject, except, in the case of clauses (b) and (c) above, where the Conflict would not, individually or in the aggregate, be material.

3.6       Company Financial Statements. The Company has Made Available to Acquiror its financial reporting package as submitted to Guarantor for the fiscal year ended March 31, 2020, which contains (i) the unaudited balance sheet of the Company as of March 31, 2017, March 31, 2018 and March 31, 2019 and (ii) unaudited profit and loss statement for the twelve month periods ended March 31, 2017, March 31, 2018 and March

31, 2019 (the financial statements referred to in clauses (i) and (ii), the “Financial Statements”). To the Knowledge of the Company, (A) the Financial Statements are true and correct in all material respects and have been prepared in accordance with GAAP consistently applied throughout the periods indicated in all material respects; (B) the Financial Statements present fairly, in all material respects, the operation of the Transferred Assets of the Company and the Business.

3.7Intentionally Omitted.

3.8       Absence of Certain Changes. Since March 31, 2020, (a) no Material Adverse Effect has occurred or arisen, and (b) the Company has not taken any action that would be prohibited by Section 6.2 if proposed to be taken or actually taken after the Agreement Date.

3.9Tax Matters.

(a)       To the extent that failure to do so would adversely impact the Transferred Assets, the Licensed IP, or Acquirer’s ownership of the Transferred Assets or operation of the Business, the Company (a) has timely paid all Taxes it is required to pay and (b) has timely filed all required Tax Returns relating to any and all Taxes concerning or attributable to the Transferred Assets, the Licensed IP and the Business

and such Tax Returns are true and correct in all material respects and completed in accordance with applicable Law.

(b)       To the extent that failure to do so would adversely impact the Transferred Assets, the Licensed IP or Acquirer’s ownership of the Transferred Assets or operation of the Business, the Company has timely paid or withheld with respect to Business Employees (and timely paid over any withheld amounts to the appropriate Taxing authority) all federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other payroll Taxes required to be withheld or paid.

(c)There are no Liens with respect to any Taxes upon any of the Transferred Assets or

Licensed IP, other than with respect to Taxes not yet due and payable.

(d)       To the extent applicable to the Transferred Assets, the Licensed IP or the Acquirer’s ownership of the Transferred Assets or operation of the Business, there is no Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any outstanding waiver of any statute of limitations on or extension of the period for the assessment or collection of any Tax.

(e)       To the extent applicable to the Transferred Assets, the Licensed IP or the Acquirer’s ownership of the Transferred Assets or operation of the Business, (i) no audit or other examination of any Tax Return of the Company is presently in progress to the Knowledge of the Company, nor has the Company been notified of any request for such an audit or other examination; (ii) no adjustment relating to any Tax Return filed by the Company has been proposed formally or, to the Knowledge of the Company, informally by any Tax authority to the Company or any representative thereof; and (iii) to the Knowledge of the Company, no claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(f)None of the Transferred Assets are “United States real property interests” as defined in

Section 897(c) of the Code.

3.10Real Property.

(a)       Section 3.10 of the Disclosure Schedule sets forth a true and complete list of all Real Property currently leased, subleased or licensed by the Company that is used in the Business (such property, the “Leased Real Property”), including for each such Leased Real Property, the address thereof (the “Lease Agreements”). None of the Company or any of its Affiliates own any Real Property that is used in the Business.

(b)       All Lease Agreements are valid and effective in accordance with their respective terms against the Company, and, to the Knowledge of the Company, the other parties thereto, and there is not, under any of such leases, any existing default, (or event which with notice or lapse of time, or both, would constitute a default) by the Company, and, to the Knowledge of the Company, the other parties thereto. The Leased Real Property is in good operating condition, subject to normal wear and tear, and otherwise suitable for the conduct of the Business in all material respects. Neither the operations of the Company on the Leased Real Property nor such Leased Real Property, including the improvements thereon, violate in any material respect any applicable lease, building code, zoning requirement or statute relating to such property or operations thereon.

3.11Intellectual Property.

(a)       Registered IP. Section 3.11(a) of the Disclosure Schedule sets forth a current, complete, and correct list of all Registered Transferred IP, in each case listing, as applicable, (i) the name of the applicant or registrant and current owner, (ii) country where the application or registration is located, (iii) the title and application or registration number, and (iv) the filing date, and issuance, registration, or grant date; (v) the status of such item. With respect to each item of Registered Transferred IP all necessary registration, maintenance and renewal fees and taxes due have been paid, and all necessary documents and certificates have been filed with the U.S. Patent and Trademark Office, Copyright Office or other relevant Governmental Entity, as the case may be, for the purposes of registering, maintaining and renewing, as applicable, such Registered Transferred IP. As of the Agreement Date, except as set forth in Section 3.11(a) of the Disclosure Schedule, to the Knowledge of the Company, there is no pending, and there has not been, any material Action as to which the Company received written notice, challenging the use, ownership, validity, enforceability or registrability of any Registered Transferred IP, excluding office actions received in the ordinary course of prosecution. All of the Transferred IP and Licensed IP is subsisting, and, to the Knowledge of the Company, not invalid or unenforceable (other than pending applications thereof), and to the Knowledge of the Company, there are no facts, circumstances, or information that would render any of the Transferred IP or Licensed IP invalid or unenforceable.

(b)Intentionally left blank.

(c)       Employees and Contractors. Each current and former employee, officer, director, and independent contractor of the Company who is or has been involved in the creation, development, writing, invention, conception or discovery of the Transferred IP or Licensed IP has assigned exclusively to the Company all Intellectual Property Rights created, developed, written, invented, created, conceived, or discovered by such employee, officer, director, or independent contractor, as applicable, in the scope of such employment or service and such Person has agreed not to use or disclose any confidential or proprietary information of the Company except as authorized by the Company. To the Knowledge of the Company, there has been no unauthorized disclosure by any employees, officers, directors, consultants, or contractors of the Company of any Trade Secrets included in the Transferred IP or Licensed IP that would compromise the confidentiality of such Trade Secrets or their status or protectability as Trade Secrets under applicable Law.

(d)       No Remuneration. To the Knowledge of the Company, the Company does not owe any compensation or remuneration that are payable to a current or former employee, officer, director, or independent contractor in relation to any Transferred IP or Licensed IP (other than amounts owed as part of salaries for any such employees, officers, or directors in the ordinary course of business) in any material respect, including amounts owed to employees under applicable Laws regarding employee invention assignment, and including with respect to any Patent in the Transferred IP or Licensed IP that is based on an invention of, or Copyright in the Transferred IP that is based on any Technology of any current or former employee, officer, director or independent contractor of the Company.

(e)       Title. The Company solely and exclusively owns the Transferred IP free and clear of all Liens, and has a valid right to assign to Acquiror all right, title and interest in and to the Transferred IP. The Company or one of its Affiliates either owns or has a valid right in or to the Licensed IP to grant to Acquiror and its Affiliates the rights and licenses set forth in Article V. Following the Closing, all Transferred IP shall be fully transferable and alienable by the Acquiror, and none of the Company, any prior owner, or any inventor of such Transferred IP will retain any right or interest in or to the Transferred IP. To the Knowledge of the Company, there are no facts, circumstances or information that would or reasonably could be expected to adversely affect, limit, restrict, impair, or impede the ability of the Acquiror to use, practice and otherwise exploit the Transferred IP or Licensed IP upon the Closing in the same manner as currently used, practiced and otherwise exploited by the Company in the Business. The Company has not received any written notice or claim challenging the Company’s sole and exclusive ownership of any Transferred IP or Licensed IP.

(f)         No Infringement by Business. To the Knowledge of the Company, the Business, including the research, design, development, use, assembly, testing, marketing, promotion, branding, qualification, certification, configuration, installation, integration, implementation, sourcing, procurement, operation, licensing, distribution, sale, fulfillment, maintenance, support (including warranty service) and commercialization of the Business Products: (i) does not and has not infringed, misappropriated, or otherwise violated any Intellectual Property Rights or other rights of any third party: and (ii) does not and has not constitute unfair competition or trade practices under the applicable Laws of any relevant jurisdiction. As of the date of this Agreement, there is no Action pending or, to the Knowledge of the Company, threatened against the Company (i) alleging that the Business is infringing, misappropriating, or violating the Intellectual Property Rights or other rights of any Person, or constitutes unfair competition or trade practices, or (ii) challenging the Company’s ownership of any Transferred IP or Licensed IP.

(g)       No Infringement of Business IP. To the Knowledge of the Company, no Person has infringed, misappropriated, or otherwise violated, or is currently infringing, misappropriating, or otherwise violating any Transferred IP or Licensed IP.   The Company has not sent any notices alleging any of the foregoing, or offers to license any Transferred IP or Licensed IP.

(h)Intentionally Omitted.

(i)         Open Source Software. Section 3.11(i) of the Disclosure Schedule contains a complete and correct list of all material Open Source Software items that are incorporated into, integrated or bundled with, linked with or otherwise used in any Business Product. The Company has operated the Business in compliance with the terms and conditions of all applicable Open Source Licenses to which any Software included in the Business Product is subject in all material respects.

(j)         Bugs and Defects. To the Knowledge of the Company, the Business Products perform substantially in accordance with the functional specifications and documentation provided to customers of the Company. The Company has not received notice of and does not have Knowledge of any material bugs, errors, non-conformities, or other problems or issues with respect to the Business Products, except as reported and resolved in the ordinary course of business without material liability to the Company. The Company has taken reasonable steps and implemented reasonable procedures (based on standard industry practices) to ensure that the Business Products are free from viruses and other disabling codes.

(k)Intentionally left blank. (l)Intentionally left blank.

(m)Intentionally left blank.

(n)       No Government Funding.     No government funding, facilities or resources of a Governmental Entity, university, college, or other educational institution or research center was used in the development of any Business Product and no Governmental Entity, university, college, or other educational institution or research center has any claim or right in or to any Business Product or Transferred IP.

(o)       Inbound License Agreements. Section 3.11(o) of the Disclosure Schedule sets forth a complete and correct list of all Inbound License Agreements that have been entered into in connection with the Business, excluding the Nidek-Topcon Patent License Agreement and for listing purposes only those licenses to the Company granted by employees or consultants of the Company pursuant to employee or consultant Standard Form IP Contracts in the forms which have been disclosed to Acquiror prior to Closing.

(p)       Outbound License Agreements. Section 3.11(p) of the Disclosure Schedule sets forth a complete and correct list of all Outbound License Agreements, excluding for listing purposes only those: (i) express non-exclusive licenses under a Standard Form IP Contract for Business Products granted to Customers of the Company in the ordinary course of business; and (ii) stand-alone non-disclosure agreements that do no more than grant to third parties limited scope and use rights with respect to the Trade Secrets in the Transferred IP for the limited purposes set forth therein and which do not allocate rights materially differently than in the Company’s Standard Form IP Contracts.

(q)       Business License Agreements. All Inbound License Agreements and all Outbound License Agreements (together, the “Business License Agreements”) that are Transferred Contracts are in full force and effect, and enforceable in accordance with their terms. There is no outstanding dispute or disagreement with respect to any Business License Agreement. The Company and, to the Knowledge of the Company, any other party to any Business License Agreement, is not in breach or default of any Business License Agreement. No third party who has licensed any Transferred IP from, or material Intellectual Property Rights used in the Business to, the Company, as applicable, has ownership rights or license rights to modifications or improvements made by the Company in the technology embodying such Intellectual Property Rights.

(r)Intentionally omitted.

(s)       Effects of the Transaction. Neither the execution, delivery and performance of this Agreement, the Related Agreements and such other agreements, documents and instruments to be executed and delivered after the Agreement Date, nor the consummation of the transactions contemplated hereby or thereby will violate or result in the breach, modification, cancellation, termination or suspension of, acceleration of any payments under, or expansion or transfer of any Intellectual Property Rights under, any Business License Agreement, except as would not reasonably be expected to have a Material Adverse Effect. Except as a result of any Contracts, duties or obligations that Acquiror is subject to prior to the consummation of the transactions contemplated by the Transaction Agreements, neither the execution, delivery and performance of this Agreement, the Related Agreements and such other agreements, documents and instruments to be executed and delivered after the Agreement Date nor the consummation of the transactions contemplated hereby and thereby, nor any Contract to which the Company is a party or otherwise bound, will cause or require (or purports to cause or require) Acquiror to: (i) grant to any other Person any license, covenant not to sue, authority, immunity or other right with respect to or under any Technology or Intellectual Property Rights owned by Acquiror independent of the transactions contemplated by this Agreement; or (ii) be obligated to pay any royalties or other amounts, or offer any discounts, to any other Person.

(t)Licensed Patents; Sufficiency.   Subject to the grant of license by Nidek under Section

2.1(b)(ii)H, the rights to Technology that the Company have under the Inbound License Agreements and the Technology licensed pursuant to Article V of this Agreement constitute all of the Technology used in or necessary for the conduct and operation of the Business (in the manner as the Business is currently conducted and currently contemplated to be conducted), the use of the Transferred Assets, and for Acquiror to market, license, support and maintain the Business Products after Closing in substantially the same manner as marketed, licensed, supported, or maintained prior to the Closing.

(u)       Privacy and Security. To the Knowledge of the Company, neither the execution, delivery and performance of this Agreement, nor the license of the Licensed IP, nor the transfer of all of the Transferred Assets, including all data and other information, including Private Data, relating to Customers and all non-Customer users of the Business Sites and of other Business Products, from the Company to Acquiror will cause, constitute, or result in a breach or violation of any Privacy Law or any Business Privacy Policy. Copies of all Business Privacy Policies have been Made Available.

(v)       Stanford Agreement. The Company does not owe any royalty payments to Stanford and does not have any obligation to pay any running royalties or other similar amounts under the Stanford Agreement based upon the grant or any exercise of rights under the Nidek-TMLS Sublicense Agreement for the sale of Licensed Products (as defined in the Nidek-TMLS Sublicense Agreement) by Nidek.

3.12Material Contracts.

(a)Section 3.12(a) of the Disclosure Schedule lists each of the following Contracts, to which the Company is a party and is in effect as of the Agreement Date (such contracts, the “Material Contracts”):

(i)       any Contract that is with a Customer who paid aggregate consideration to the Company for goods or services rendered in an amount greater than $200,000 for the most recent fiscal year or a Top Supplier;

(ii)       any Contract that relates to the Business, the Business Products, the Transferred Assets, the Licensed IP, or the Business Employees that payments by or to the Company of more than $100,000 per year in the aggregate, other than agreements with Business Employees, in each case cannot be cancelled without penalty or without more than ninety (90) days’ notice;

(iii)       any Contract pursuant to which the Company is bound to or has committed to provide any Business Product or Transferred IP to any third party on a most favored nation basis or similar terms;

(iv)       any Contract pursuant to which the Company is bound to, or has committed to provide or license, any Business Product or Transferred IP to any third party on an exclusive basis or to acquire or license any product or service on an exclusive basis from a third party;

(v)       any Contract related to the Business, the Business Products, the Transferred Assets, the Licensed IP or the Business Employees imposing any restriction on the right or ability of the Company or its Affiliates: (A) to engage in any business practices or other activities, (B) to compete with any other Person or to engage in any line of business, market or geographic area, or to sell, license, manufacture or otherwise distribute any of the Business Products, or from providing services, to Customers or potential Customers, in any geographic area, during any period of time, or in any segment of the market; (C) to solicit the employment of, or hire, any potential employees, consultants or independent contractors, other than agreements with Business Employees; (D) to acquire any product, property or other asset (tangible or intangible), or any services, from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person; or (E) to develop or distribute any software or technology;

(vi)       any Contract related to the Business that is a collectively bargained agreement or similar Contract, including any Contract with any union, works council or similar labor entity;

(vii)any Contract that is a Lease Agreement;

(viii)     all Contracts that relate to the Business, the Business Products, the Transferred Assets, the Licensed IP or the Business Employees relating to the settlement or other resolution of any Action;

(ix)       all Contracts that relate to the Business, the Business Products, the Transferred Assets, the Licensed IP or the Business Employees involving or incorporating any guaranty, pledge, performance or completion bond, indemnity or surety arrangement;

(x)       all Contracts that relate to the Business, the Business Products, the Transferred Assets, the Licensed IP or the Business Employees creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

(xi)       all Contracts that relate to the Business, the Business Products, the Transferred Assets, the Licensed IP or the Business Employees involving purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Interested Party;

(xii)     all Contracts that relate to the Business, the Business Products, the Transferred Assets or the Licensed IP constituting or relating to any (A) prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Entity or any prime contractor or higher-tier subcontractor, or under which any Governmental Entity or any such prime contractor or subcontractor otherwise has or may acquire any right or interest, or (B) quotation, bid or proposal submitted to any Governmental Entity or any proposed prime contractor or higher-tier subcontractor of any Governmental Entity; and

(xiii)   any other Contract that relates to the Business, the Business Products, the Transferred Assets, the Licensed IP or the Business Employees under which the consequences of a default or termination would reasonably be expected to cause a Material Adverse Effect to the Business, Transferred Assets, Licensed IP or the Post-Closing Acquiror Liabilities.

(b)       The Company has Made Available true, correct and complete copies of all Material Contracts, including all amendments in effect as of the Agreement Date thereto. Each Material Contract is valid and in full force and effect and is enforceable by the Company that is a party thereto in accordance with its terms, subject to Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and rules of law governing specific performance, injunctive relief and other equitable remedies The Company has not violated or breached in any material respect, or committed any material default under, any Material Contract and, to the Knowledge of the Company, no other Person that is party to a Material Contract has violated or breached in any material respect, or committed any material default under, such Material Contract. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or could reasonably be expected to: (i) result in a material violation or breach of any of the provisions of any Material Contract; (ii) give any Person the right to declare a default or exercise any remedy under any Material Contract; (iii) give any Person the right to accelerate the maturity or performance of any Material Contract; or (iv) give any Person the right to cancel, terminate or modify any Material Contract. As of the Agreement Date, the Company has not received any written notice regarding any actual or alleged violation or breach of, or default under, any Material Contract. The Company has not waived any of its rights under any Material Contract. No Person has threatened the Company to terminate or refuse to perform its obligations under any Material Contract in any material respects. No Person has submitted written notices to renegotiate any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

3.13Employee Benefit Plans.

(a)Schedule.   Section 3.13(a) of the Disclosure Schedule contains a list of each material

Employee Plan.

(b)       Documents. The Company has delivered to Acquiror copies of (i) each Employee Plan that has been reduced to writing and all amendments thereto, (ii) a summary of the material terms of each Employee Plan that has not been reduced to writing, including all amendments thereto, (iii) the summary plan description for each Employee Plan subject to Title I of ERISA, and in the case of each other Employee Plan, any similar employee summary (including but not limited to any employee handbook description), and (iv) all insurance contracts, administrative services contracts, trust agreements, investment management agreements or similar agreements maintained in connection with any Employee Plan.

(c)       Employee Plan Compliance. To the Knowledge of the Company, each Employee Plan has been administered in all material respects in accordance with the terms of such plan and the provisions of any applicable Laws, including without limitation ERISA and the Code. All contributions, premiums and other amounts due to or in connection with each Employee Plan under the terms of the Employee Plan or applicable Laws have been timely made, except as would not have a Material Adverse Effect.

(d)       Certain Employee Plans.   No Employee Plan: (i) is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; or (ii) is a “multi-employer plan” (as defined in Section 3(37) of ERISA). Except as would not have a Material Adverse Effect, the Company has not: (A) withdrawn from any pension plan under circumstances resulting (or expected to result) in liability; or (B) engaged in any transaction which would give rise to a liability under Section 4069 or Section 4212(c) of ERISA.

(e)       No Post-Employment Obligations. Other than as required under Section 4980B of the Code or other applicable Law, no Employee Plan provides post-termination or retiree or post-employment life insurance, health or death benefits to any person (other than death benefits when termination occurs upon death).

(f)       Effect of Transaction. Neither the execution and delivery of this Agreement, nor the consummation of the Transactions (alone or in connection with additional or subsequent events) or any termination of employment or service in connection therewith, will (i) result in any payment (including severance, golden parachute, bonus or otherwise) becoming due to any Business Employee, (ii) result in any forgiveness of indebtedness, (iii) increase any benefits otherwise payable by the Company or (iv) result in the acceleration of the time of payment or vesting of any such benefits except as required under Section 411(d)(3) of the Code, in each case except as would not have a Material Adverse Effect.

(g)       The representations and warranties set forth in this Section 3.13 are the Company’s sole and exclusive representations and warranties regarding employee benefit matters.

3.14Employment Matters.

(a)       The Company has made available to Acquiror a list of all current employees, independent contractors or consultants of the Business.

(b)       Compliance with Employment Laws. Solely with respect to the Business Employees, the Company is in compliance, in all material respects, with all applicable Laws respecting employment and employment practices to the extent they relate to the Business Employees, except to the extent non- compliance would not result in a Material Adverse Effect.

(c)       Labor. The Company does not have Knowledge of any activities or proceedings of any labor union to organize any Business Employees.

(d)The representations and warranties set forth in this Section 3.14 are the Company’s sole and exclusive representations and warranties regarding employment matters.

3.15     Permits. The Company has been issued or granted all Permits that are used in, held for use in, necessary for or related to the conduct or operation of the Business or the Transferred Assets, except for any such Permit where the failure to have been issued or granted such Permit would not be material to the Business, the Transferred Assets or the Post-Closing Acquiror Liabilities (the “Business Permits”); provided that “Business Permits” shall not include any Licensed IP Permits. Such Business Permits are in full force and effect and no such Business Permit is subject to any term, provision, condition or limitation which may adversely change or terminate such Business Permit by virtue of the completion of any of the Transactions. The Company has been and is in compliance with the terms and conditions of such Business Permit in all material respects. The Company has not received any written notice of any breach, violation or default under, or with respect to, any such Business Permit.

3.16     Litigation. Except for the Ellex Claims, there is no, and, for the last three (3) years, there has not been, any (a) material Action of pending or, to the Knowledge of the Company, threatened against the Company, its properties and assets (tangible or intangible), or any of its officers or directors (in their capacities as such) relating to the Business, the Transferred Assets, the Licensed IP or any Post-Closing Acquiror Liabilities, or (b) governmental inquiry or investigation pending or threatened against the Company, its properties and assets (tangible or intangible), or any of its officers or directors (in their capacities as such) (including any inquiry as to the qualification of the Company to hold or receive any license or permit) relating to the Business, the Transferred Assets, the Licensed IP or any Post-Closing Acquiror Liabilities. No Governmental Entity has at any time challenged the legal right of the Company to conduct the Business as presently conducted.

3.17     Insurance. Section 3.17 of the Disclosure Schedule lists all material insurance policies and fidelity bonds maintained by or on behalf of the Company that relate to the Business in effect as of the Agreement Date.

3.18Compliance with Laws.

(a)       General. The Company has for the past three (3) years complied with, and is currently in compliance, in all material respects, with, any Law to which the Business, any of the Transferred Assets or Licensed IP are subject. The Company has not received, for the past three (3) years, any notices, written or otherwise, of any actual or potential noncompliance with any Law relating to the Business, Transferred Assets or Licensed IP, nor is, to the Knowledge of the Company, the Company currently threatened with, or under any investigation with respect to, any charge concerning noncompliance with any Law relating to the Business, the Transferred Assets or the Licensed IP.

(b)Intentionally Omitted. (c)Intentionally Omitted.

(d)       Environmental Laws. The Company is and has been for the past three years in compliance in all material respects with, and is not in violation in any material respect of, any Environmental Law applicable to the Business, the Transferred Assets and the Licensed IP, which compliance has included obtaining and maintaining all Business Permits required pursuant to such Environmental Laws. The Company has not received any written notices of suspected, potential or actual violation or liability with respect to any Environmental Law applicable to the Business, the Transferred Assets or the Licensed IP. Except as would not be material to the Business, Transferred Assets, Licensed IP or Post-Closing Acquiror Liabilities, no Hazardous Materials are present in, on or under any Leased Real Property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased. With respect to the Business, (i) the Company has not transported or arranged for the transportation of, stored or arranged for the storage of, used, manufactured, disposed of or arranged for the disposal of, released or exposed their Business Employees or any other person to any Hazardous Materials, (ii) nor has the Company disposed of or arranged for the disposal of, transported or arranged for the transportation of, stored or arranged for the storage of, sold or manufactured any product containing a Hazardous Material in each case of (i) and (ii) above, in a manner that could result in material liability to the Company. To the extent applicable to the operation of the Business, Company has not assumed or provided an indemnity with respect to the liability of any other Person arising under Environmental Law or relating to Hazardous Materials. The Company has Made Available to Acquiror, if any, all material environmental site assessments, audits, and other similar material documents in its possession or control relating to the Business, the Transferred Assets or the Licensed IP and compliance with Environmental Laws or the environmental condition of any real property currently or formerly owned, leased or operated by the Company.

3.19     Company Customers and Suppliers.

(a)       The Company does not engage in sales activities other than selling or distributing the Business Products to Topcon and its Affiliates and any services related thereto (including selling or distributing spare parts and providing manufacturer repair services for the Business Product), which in turn distributes such products to end-users and other customers through Topcon and its Affiliates’ distribution channels. The Company has not received notice, written or otherwise, nor does the Company have any Knowledge or reason to believe that Topcon (x) has, or intends to, substantially reduce or will substantially reduce, the purchase, order and other use of the Business Products, (y) intends to cancel, terminate, or otherwise materially and adversely modify its relationship or Contract with the Company as it relates to the Business (whether related to payment, price or otherwise) for any reason, or (z) is threatened with bankruptcy or insolvency or is, or is reasonably likely to become, otherwise unable to purchase or pay for the Company’s Business Products from the Company in quantities and manner consistent with past practice.

(b)       Section 3.19(b) of the Disclosure Schedule contains a true and correct list of the top ten (10) suppliers or vendors of the Business, whether of products, services, Intellectual Property Rights or Technology or otherwise, by dollar volume of sales and purchases, respectively, for the twelve months ended December 31, 2020 (each such Person, a “Top Supplier”). The Company has not received notice, written or otherwise, nor does the Company have Knowledge that any Top Supplier (y) intends to cancel, terminate or otherwise materially and adversely modify its relationship with the Company as it relates to the Business (whether related to payment, price or otherwise) for any reason, or (z) is threatened with bankruptcy or insolvency or is, or is reasonably likely to become, otherwise unable to supply or support products or services to or for the Company in quantities and manner consistent with past practice.

3.20     Interested Party Transactions. No officer, director or any other stockholder of the Company (each, an “Interested Party”), has or has had, directly or indirectly, (i) any interest in any Person which furnished or sold, or furnishes or sells, services, products, Technology or Intellectual Property Rights that relate to the Business to the Company, or (ii) any interest in any Person that purchases from or sells or furnishes to the Company, any goods or services that constitute the Business, or (iii) any interest in, or is a party to, any Business Contract, other than ordinary course employment agreements and Employee Plans that have been Made Available; provided, however, that ownership of no more than five percent (5%) of the outstanding voting shares of a publicly traded corporation shall not be deemed to be an “interest in any Person” for purposes of this Section 3.20. To the Knowledge of the Company, all transactions pursuant to which any Interested Party has purchased any services, products, technology or Intellectual Property Rights that relate to the Business from, or sold or furnished any Technology or Intellectual Property Rights that relate to the Business to, the Company have been on an arms-length basis.

3.21     Books and Records. The Company has made and kept Books and Records that are true, correct and complete in all material respects and accurately reflect, in all material respects, the material activities of the

Business.   At the Closing, the Books and Records of the Company that relate to the Business will be in the possession of the Company.

3.22     No Broker. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

3.23     Product Warranties. To the Knowledge of the Company, all Business Products have been and are free from any defects in design, materials or workmanship.

3.24     Regulatory Matters.

(a)The Company has not had any product or manufacturing site subject to a Government

Entity (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other

Government Entity notice of inspectional observations, “warning letters,” “untitled letters”, enforcement action of any kind or, to the Knowledge of the Company, requests or requirements to make changes to the Business Products or labeling that would reasonably be expected to result in a material liability to the Company or any voluntary or involuntary recall of any Business Products, or similar written correspondence or written notice from the FDA or other Government Entity in respect of the Business and alleging or asserting noncompliance with any applicable Law, Permits or such requests or requirements of a Government Entity, and, to the Knowledge of the Company, neither the FDA nor any Government Entity is considering such action.

(b)       All preclinical and clinical trials being conducted by or on behalf of the Company of the Business Products are being or have been conducted in compliance in all material respects with the required experimental protocols, procedures and controls pursuant to applicable Law. The regulatory data, clinical data and other technical information, including any design history files and any data bases incorporating any such data and information, related to the Business Products (“Regulatory Data”), and required to be maintained pursuant to applicable Law, is full and complete in all material respects and, to the Knowledge of the Company, nothing in such Regulatory Data is false or misleading in any material respect. All regulatory filings, including, but not limited to, all information about any product adverse effect medical device reports, in the possession or control of the Company have been made available to the Acquiror.

(c)       The manufacture of the Business Products by or on behalf of the Company is being conducted in compliance in all material respects with all applicable Laws including the FDA’s Quality Systems Regulation at 21 CFR Part 820 for products sold in the United States, and the respective counterparts thereof promulgated by Government Entities in countries outside the United States.

(d)       The Company, and its officers and directors and, to the Knowledge of the Company, each of its distributors, agents and consultants, are, and at all times have been, in material compliance with federal or state criminal or civil Laws, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-

7(b)), Stark Law (42 U.S.C. § 1395nn), Federal False Claims (31 U.S.C. § 3729 et. seq.), the Physician Payments Sunshine Act (otherwise known as “Open Payments Act”), Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq., and any comparable state or local laws) and the regulations promulgated pursuant to such Laws, or which are cause for civil or criminal penalties or mandatory or permissive exclusion from Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) or any other state or federal health care program (each, a “Program”). The Company is not the subject of any pending or, to the Knowledge of the Company, threatened investigation in respect of the Company or the Business Products, by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September

10, 1991) and any amendments thereto. There is no proceeding or, to the Knowledge of the Company,

threatened proceeding, against the Company, that could reasonably be expected to result in its exclusion from participation in any Program or other third party payment programs in which the Company participates. In addition, and without limiting the foregoing, the Company is, and at all times has been, in compliance in all material respects with any applicable federal, state, local, foreign, criminal or civil Laws that (i) require companies to adopt or maintain a compliance program or marketing code of conduct that relates to payments made to healthcare professionals, (ii) limit the payments that may be provided to healthcare professionals, or (iii) require certain payments provided to healthcare professionals to be reported or disclosed.

3.25     No Other Representations and Warranties. Except for the representations and warranties contained in this Article III (including the related portions of the Disclosure Schedules), neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Transferred Assets furnished or made available to Acquiror and its representatives (including any management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.

Article IV

REPRESENTATIONS AND WARRANTIES OF ACQUIROR

Acquiror hereby represents and warrants to the Company, as of the Agreement Date and the Closing Date, as though made at such Closing Date, as follows as follows:

4.1       Organization and Standing. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Acquiror has the requisite corporate power to own, lease and operate its assets and properties and to carry on its business as currently conducted. Acquiror is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of its assets or properties (whether owned, leased or licensed) or the operation or nature of its business as currently conducted requires such qualification, except where the failure to be so qualified or in good standing has not been or would not reasonably be expected to (a) prevent, hinder or materially delay any of the Transactions or (b) materially impair the ability of Acquiror to perform its obligations under this Agreement and the Related Agreements.

4.2       Authority and Enforceability. Acquiror has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate (or cause the consummation of) the Transactions. The execution and delivery by Acquiror of this Agreement and any Related Agreements to which Acquiror is a party, and the consummation of the Transactions, have been duly authorized by all necessary corporate and other action on the part of Acquiror and no further corporate or other action is required on the part of the Acquiror to authorize this Agreement and any Related Agreements to which Acquiror is a party or to consummate any Transaction. This Agreement has been duly executed and delivered by Acquiror and this Agreement is, and each of the Related Agreements to which Acquiror is or will be a party when executed and delivered by Acquiror, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, will be valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with their respective terms, subject to Laws of general application relating to bankruptcy, insolvency, moratorium, the relief of debtors and enforcement of creditors’ rights in general (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.3       Conflicts. The execution and delivery by Acquiror of this Agreement and any Related Agreement to which Acquiror is a party, and the consummation of the Transactions, will not conflict with or result in any material breach, violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any right or obligation or loss of any benefit under, or require any notice, consent, waiver, or approval (a) any provision of the Charter Documents of Acquiror, as amended, or (b) any Law or Order applicable to Acquiror, except for conflicts that would not reasonably be expected to be material the Acquiror’s ability to consummate the Transactions. There is no Contract, judgment, injunction, order or decree to which Acquiror is a party which has or may have the effect of prohibiting the Transactions.

4.4       No Broker. Other than Stifel Financial Corp. and its Affiliates, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

4.5       Litigation. There is no, and, for the last three (3) years, there has not been, any (a) material Action of pending or, to the Knowledge of the Acquiror, threatened against the Acquiror, its properties and assets (tangible or intangible), or any of its officers or directors (in their capacities as such) relating to the Transactions, or (b) governmental inquiry or investigation pending or threatened against the Acquiror, its properties and assets (tangible or intangible), or any of its officers or directors (in their capacities as such) (including any inquiry as to the qualification of the Acquiror to hold or receive any license or permit) relating to the Transactions.

4.6       Governmental Approvals. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Acquiror in connection with the execution and delivery of this Agreement and any Related Agreements to which Acquiror is a party or the consummation of the Transactions, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not materially impair Acquiror’s ability to consummate the Transactions.

4.7       Sufficiency of Funds. Acquiror has and will have sufficient cash on hand or other sources of immediately available funds to pay the Closing Date Consideration as and when due under this Agreement and to consummate the Transactions.

4.8       Solvency. Immediately after giving effect to the Asset Purchase, Acquiror shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the Transaction with the intent to hinder, delay or defraud either present or future creditors of Acquiror or the Company. In connection with the Transactions, Acquiror has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

4.9       Non-Reliance. Acquiror has conducted its own independent investigation, review and analysis of the Business and the Transferred Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Acquiror for such purpose. Acquiror acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the Transactions, Acquiror, on behalf of itself and its Affiliates, has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Article III of this Agreement (including related portions of the Disclosure Schedules); and (b) neither the Company nor any other Person has made any representation or warranty as to the Company, the Transferred Assets or this Agreement, except as expressly set forth in Article III of this Agreement (including the related portions of the Disclosure Schedule).

Article V LICENSE

5.1Licenses to Acquiror. Effective as of the Closing, and subject to the terms and conditions of this

Agreement, for the respective terms set forth in Section 5.4, the Company, on behalf of itself and its applicable

Affiliates, hereby grants to Acquiror and its Affiliates a non-exclusive, worldwide, non-sublicensable, fully paid- up, royalty-free and non-transferable (except in connection with the sale of all or substantially all of the Transferred Assets) license under the Licensed Patents to develop, have developed, make, have made, import, use, offer to sell, sell, have sold and otherwise exploit (or otherwise dispose of) any Licensed Products in Japan (the “License”); provided, however, that the right and license granted in this Section 5.1 is expressly limited to Licensed Products that (i) were or are designed by Acquiror or any of its Affiliates (or, prior to the Closing, the Company or any of its Affiliates) and (ii) are sold, offered for sale, or distributed under a trademark owned or controlled by Acquiror or any of its Affiliates. Except for the rights and licenses granted by the Company under this Section 5.1, this Agreement does not grant to Acquiror or any of its Affiliates or any other Person any right, title, or interest by implication, estoppel, or otherwise. Without limiting the foregoing, nothing in this Agreement grants by implication, estoppel, or otherwise, any right, title, or interest in, to, or under any patents owned or controlled by the Company, Topcon or any of their Affiliates other than Licensed Patents. All rights, titles, and interests not specifically and expressly granted by the Company, Topcon or their Affiliates hereunder are hereby reserved. For the avoidance of doubt, the Licenses granted to Acquiror hereunder shall not be sublicensed or transferred to any Third Party without the prior written consent of Topcon, which consent shall not be unreasonably withheld with respect to sublicenses.

5.2       Disposals and Waivers. Notwithstanding anything herein to the contrary, in the event that Topcon or its Affiliates determine that any of the Licensed Patents to which the License relates are not necessary for Topcon or its Affiliates at any time after the Closing, Topcon (or any of its Affiliates) may, in its sole discretion, dispose of or waive any such Licensed Patents, and Acquiror hereby expressly agrees to such right of Topcon to dispose or waive any such Licensed Patents; provided that Topcon shall send a written notice to Acquiror to that effect not less than thirty (30) days prior to the date of disposal or waiver to the extent practicable; provided, further, that Acquiror shall have the right to request that Topcon to, but Topcon shall not be obligated to, continue maintaining any such Licensed Patents, in each case at Acquiror’s request and expense, and upon receipt of such request, the Parties shall discuss in good faith with an aim to agree on such matters.

5.3       Non-Assertion. On and after the Closing, and subject to the terms and conditions of this Agreement, the Company, on behalf of itself and its Affiliates and their respective successors and assignees (including any future successors or assignees of the Licensed IP (other than the Licensed Patents)), agrees forever and irrevocably not to assert, or to cause or direct any Third Party to assert, against Acquiror any claim or counterclaim of infringement, misappropriation or other violation of the Licensed IP (other than the Licensed Patents),   in connection with the development, use, manufacture, commercialization or other exploitation of the Licensed Products hereunder; provided, however, that this Section 5.3 shall be expressly limited to any such claims relating to Licensed Products that (i) were or are designed by Acquiror or any of its Affiliates (or, prior to the Closing, the Company or any of its Affiliates) and (ii) are sold, offered for sale, or distributed under a trademark owned or controlled by Acquiror or any of its Affiliates. All rights, titles, and interests not specifically and expressly granted by the Company, Topcon or their Affiliates hereunder are hereby reserved.

5.4       License Term. The license granted in Section 5.1 shall expire on a Patent-by-Patent basis upon the expiration of the term of the applicable Licensed Patent. The covenant not to sue set forth in Section 5.2 is, for clarity, irrevocable and perpetual.

Article VI

CONDUCT OF COMPANY BUSINESS

6.1       Conduct of Company Business. During the Pre-Closing Period, except as otherwise consented by Acquiror in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall conduct the Business in the ordinary course of business and use its commercially reasonable efforts to (i) maintain and preserve intact its current Business organization, operations, goodwill and relationships of its Business Employees, (ii) maintain the Transferred Assets and Licensed IP in good operating condition, subject to normal wear and tear, and (iii) preserve the relationships of the Business with Customers, suppliers and others having business dealings with them.

6.2       Restrictions on Company Activities. During the Pre-Closing Period, except (i) as expressly contemplated by this Agreement, (ii) with the prior consent of Acquiror (which consent will not be unreasonably withheld, conditioned or delayed), and (iii) as expressly set forth in Section 6.2 of the Disclosure Schedule, the Company shall not, without the prior written consent of Acquiror (which consent will not be unreasonably withheld, conditioned or delayed):

(a)       cause or permit any modifications, amendments or changes to their organizational documents (including, without limitation, the memorandum of association and articles of association) that would delay or impede the consummation of the Transactions.

(b)       (i) sell, divest, exclusively License or assign to any Person, or enter into any agreement to sell, divest, exclusively license or assign to any Person, any Transferred IP or Licensed IP; (ii) License any Business Products to third parties other than customer agreements in the form of the applicable Standard Form IP Contract that are entered into in the ordinary course of business consistent with past practice; or (iii) amend, modify or extend any agreement for the License, sale or other distribution of Business Products (other than amendments, extensions or modifications that are entered into in the ordinary course of business consistent with past practice and which do not change pricing under such agreements);

(c)       other than in the ordinary course of business consistent with past practice, assign, transfer, lease, sell, hypothecate, pledge or subject to any Lien not in existence as of the Agreement Date (other than any Permitted Liens) any Transferred Asset;

(d)permit any Transferred Intellectual Property Rights to lapse or enter into the public domain; (e)enter into, terminate or materially extend, amend, modify or waive any right with respect to any Material Contract or any Transferred Contract, except for (i) purchase orders or sales orders entered in the ordinary course of business, (ii) the sublicense agreement with Quantel Medical in substantially the form of the draft which has been Made Available to Acquiror and (iii) the Stanford Agreement in form and substance as Made Available to Acquiror;

(f)         settle any Action relating to the Transferred Assets, the Licensed IP or the Business, except for cash-only settlements made in the ordinary course of business consistent with past practice which would constitute Company Liabilities;

(g)       commence any Action relating to the Business, the Transferred Assets or the Licensed IP other than (A) for the routine collection of amounts owed or (B) in such cases where the failure to commence litigation could have a Material Adverse Effect;

(h)       materially increase the salary, bonus or other compensation or benefits payable to any Business Employee, or accelerate the vesting or payment or provisions thereof or agree to increase or accelerate the vesting or payment or provision thereof, whether pursuant to an Employee Plan or otherwise, other than as required by Law or a Labor Agreement or by any plans, programs or agreements existing on Agreement Date;

(i)         terminate the employment or other service, change the title, office or position (other than changes pursuant to Contracts existing as of the Agreement Date and made in the ordinary course of business consistent with past practices), or materially reduce the responsibilities of, any Business Employees under any employment or service agreement of, any Business Employee in effect as of the

Agreement Date, except to the extent such termination relates to termination “for cause,” “good reason”, “constructive dismissal” or other similar construct under any such employment agreement or service agreement;

(j)         transfer any Business Employee from working within the Business, or induce any Business Employee to resign his/her employment or other service in the Business, or agree to transfer any Business Employee from the Business, or employ, engage or transfer any person who is not a Business Employee as of the date of this Agreement to work in or for the Business;

(k)       announce, implement or effect any reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment or service of any Business Employee, except as separately agreed by the Parties;

(l)enter into any collective bargaining agreement or similar labor agreement in respect of any

Business Employees;

(m)incur or assume any liabilities or obligations that would constitute a Post-Closing Acquiror

Liability, other than in the ordinary course of business consistent with past practice;

(n)       send any written communications (including electronic communications) to Business Employees regarding this Agreement or the Transactions or make any representations or issue any communications to Business Employees that are inconsistent with this Agreement or the Transactions, including any representations regarding offers of employment or other service from Acquiror, except to the extent such communications (i) are made pursuant to instructions or request from Acquiror or its Representatives, (ii) are necessary pursuant to applicable Law, or (iii) are reasonably necessary for the Company to fulfill its obligations under this Agreement;

respect;

(o)defer payment of any accounts payable, commissions, or other Liabilities in any material

(p)       with respect to the Business, Transferred Assets or IP Licenses, enter into any Contract with, or effect any transaction with, any Interested Party or amend, modify, or otherwise alter any Contract with any Interested Party in effect as of the Agreement Date, except as expressly contemplated under this Agreement; or

(q)       take, commit, or agree in writing or otherwise to take, any of the actions described clause through of this Section 6.2, or any other action that would (i) prevent the Company from performing, or cause the Company not to perform, its covenants or agreements hereunder or (ii) cause or result in any of its representations and warranties contained herein being untrue or incorrect in any material respect.

Article VII

APPROVALS AND NON-SOLICITATION AGREEMENTS

7.1       Termination of Discussions. As of the Agreement Date, the Company shall, and shall cause its Representatives to, immediately terminate and cease and suspend any existing communication, activities, discussions or negotiations (including termination of access to the VDR) with any Person or entity (other than Acquiror or its Representatives) regarding (i) any transfer or sale of all or substantially all of the assets of the Business that would conflict with the Asset Purchase or (ii) any joint venture or other strategic transaction with or involving the Business, the Transferred Assets or the Licensed IP (each of the transactions described in the preceding clauses (i) and (ii) being referred to herein as an “Alternative Transaction”).

7.2No Solicitation. The Company shall not, and shall cause its Representatives not to, directly or indirectly, at any time during the Pre-Closing Period:

(a)initiate contact with, solicit, seek, or facilitate any inquiry from any Person or entity (other than Acquiror and its Representatives) in connection with an Alternative Transaction; or

(b)enter into any discussion or negotiation with any Person or entity (other than Acquiror and its Representatives) in connection with an Alternative Transaction.

7.3     Notice of Alternative Transaction Proposals. In the event that the Company or any of its Representatives shall receive, prior to the Closing Date or the termination of this Agreement, any written offer or proposal that would to lead to an Alternative Transaction (each, a “Solicitation”), the Company shall promptly (and in any event within three (3) days) notify Acquiror of the existence of the Solicitation to the extent permissible under confidentiality obligations owed by the Company.

Article VIII ADDITIONAL AGREEMENTS

8.1       Third Party Consents. The Company shall use its commercially reasonable efforts to obtain all necessary consents, waivers and approvals of any third parties to any Transferred Contract as are required thereunder in connection with the Transactions in order for such Contract to remain in full force and effect following the Transactions. Such consents, modifications, waivers and approvals shall be in a form acceptable to Acquiror (acting reasonably). In the event that any of the Transactions do not close for any reason, none of the Parties nor any of their Affiliates or any of their Representatives shall have any liability to each other Party or any other Person for any costs, claims, liabilities or damages resulting from the Company seeking to obtain such consents, modifications, waivers and approvals.

8.2       Commercially Reasonable Efforts to Close. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use reasonable best efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions as promptly as practicable, including by using commercially reasonable efforts to take all action necessary to satisfy all of the conditions to the obligations of the other party or parties hereto to effect the Transactions.

8.3Ellex Dispute.

(a)Subject to the terms and conditions of this Agreement, including without limitation Section

8.3(b) below, the Parties acknowledge and agree that, as of the Agreement Date, the Company has entered into a settlement with Ellex Medical Lasers Limited and/or one or more of its Affiliates (“Ellex”) with respect to a dispute pursuant to which the Company has brought an Action against Ellex alleging patent infringement in respect of one or more of the patents licensed to the Company from Stanford pursuant to the Stanford Agreement, among others (such Action, the “Ellex Dispute” and such settlement, the “Ellex

Settlement”). In connection with the foregoing, the Parties agree that (A) the Company and/or its Affiliates shall be entitled to, and Acquiror and its Affiliate shall not interfere in any respect with the Company and/or its Affiliates’ right to, receive any proceed, compensation or any other payment made by Ellex in connection with the Ellex Settlement, including settlement payment, and (B) Acquiror shall reasonably cooperate with the Company and its Affiliates (at the Company’s expense) in connection with the Ellex Settlement, at the request and expense of the Company; provided, in each case (A)-(B), that the Company has complied with,

and hereby agrees to comply with, all terms and conditions of the Stanford Agreement applicable to

“OptiMedica”, mutatis mutandis, including by obtaining Stanford’s consent or agreement as required and paying to Stanford portions of all proceeds, compensation or other payments made by Ellex that are or become payable to Stanford in accordance with the Stanford Agreement.

(b)         The Company confirms that the Ellex Settlement includes a dismissal of all of Ellex’s counterclaims against the Company with prejudice, with such release precluding any claim against Acquiror.

8.4Employee Matters.

(a)       Proprietary Information and Inventions Assignment Agreements.   The Company shall, prior to the Closing, reasonably cooperate with Acquiror to assist Acquiror to cause each Business Employee of the Company enter into and execute an employee proprietary information agreement or a consultant proprietary information agreement, as applicable, provided that (i) forms of such agreements shall be reasonable and customary, and (ii) Acquiror shall provide opportunities for the Company to review such agreements in advance. For clarity, Acquiror shall bear any and all costs and expenses to be incurred in connection with Employee Proprietary Information Agreement and/or Consultant Proprietary Information Agreement.

(b)Intentionally Omitted.

(c)Transferring Employees.

(i)         Acquiror shall, or shall cause an Affiliate of Acquiror to, offer employment effective on the Closing Date, to certain Business Employees identified by Acquiror, including all such Business Employees who are absent due to vacation, family leave, short-term disability or other approved leave of absence (the Business Employees who accept such employment and commence employment on the Closing Date, the “Transferred Employees”).

(ii)       For a period of twelve (12) months following the Closing Date, Acquiror shall, or shall cause its Affiliates to, (i) not reduce or cause to be reduced, the base salary, base wage or target bonus opportunities (excluding equity-based compensation) of each Transferred Employee from the level in effect for such Transferred Employees from base salary, wages or bonus opportunities provided by the Company immediately prior to the Closing, (ii) provide the Transferred Employees with employee benefits, including retirement and welfare benefits (“Acquiror Plans”) that are no less favorable in the aggregate than those provided by the Company immediately prior to the Closing, and (iii) provide the Transferred Employees with severance benefits that are no less favorable in the aggregate than the practice, plan or policy in effect for such Transferred Employee immediately prior to the Closing. With respect to any such Acquiror Plans for the benefit of any Transferred Employee, effective as of the Closing, Acquiror shall, or shall cause its Affiliate to, recognize all service of the Transferred Employees with the Company, as if such service were with Acquiror, for vesting, eligibility and accrual purposes; provided, however, such service shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits or (y) such service was not recognized under the corresponding Acquiror Plan. For purposes of determining eligibility to participate, vesting and entitlement to benefits where length of service is relevant under an Acquiror Plan, to the extent permitted by applicable Law, and subject to any applicable break-in-service or similar rule, Acquiror will use commercially reasonable efforts to provide or cause to be provided service credit under the Acquiror Plan to each Transferred Employee for his or her period of service with the Company prior to the Closing, except where doing so would cause a duplication of benefits.

(iii)     Acquiror will use commercially reasonable efforts to cause any pre-existing condition, actively-at-work, or similar limitations, eligibility waiting periods, and evidence of insurability requirements under any Acquiror Plan that is a group health plan to be waived with respect to Transferred Employees and their eligible dependents in accordance with applicable Law and to provide credit for any co-payments, deductibles, out-of-pocket expenses, and offsets (or similar payments) made during the plan year of such Acquiror Plan in which the Closing occurs (to the extent the Closing occurs other than on the last day of the plan year) for purposes of satisfying any applicable co-pay, deductible, out-of-pocket, offset or similar requirements under the Acquiror Plan under which Transferred Employee is eligible to participate after the Closing.

(d)       Cooperation with Acquiror. The Company shall, on or prior to the Closing, use its commercially reasonable efforts to cooperate with Acquiror with respect to communication of offers of employment to the Business Employees, including by giving Acquiror and its Representatives reasonable access to such Business Employees, to the extent permitted by applicable Law. Further, without the prior written consent of Acquiror, the Company shall not (i) solicit or transfer any Business Employee to Topcon or its Affiliates other than the Company, or (ii) pay any severance or other termination payment (except as owed pursuant to any Contract in effect on or prior to the Agreement Date) to any Business Employee prior to the Closing. The Company shall be responsible for ninety percent (90%) of severance costs owed pursuant to existing Contracts for all Business Employees employed at the Facility and not retained by Acquiror immediately after the Closing, and Acquiror shall be responsible for the remaining ten percent (10%) of such costs.

(e)       Termination of Employee Plan. Effective as of the Closing, the Parties acknowledge and agree that the Transferred Employees shall cease active participation in the Employee Plan. The Company shall remain liable for all eligible claims for benefits under the Employee Plan that are incurred by the Transferred Employees prior to the Closing. For purposes of this Agreement, the following claims shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment, short-term disability, and workers’ compensation insurance benefits, on the event giving rise to such benefits; (ii) medical, vision, dental, and prescription drug benefits, on the date the applicable services, materials or supplies were provided; and (iii) long-term disability benefits, on the eligibility date determined by the long-term disability insurance carrier for the plan in which the applicable Transferred Employee participates.

(f)       No Employment Commitment or Plan Amendments. Unless expressly stated in this Agreement, no provision of this Agreement is intended, or shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind or nature whatsoever in any Business Employee or other employee, consultant, contractor or any other Person, including any rights of employment or other service for any specified period and/or any employee benefits, in favor of any Person, union, association, Business Employee, or other employee, consultant or contractor or any other Person, other than Acquiror and the Company and their respective successors and permitted assigns, and all provisions of this Agreement will be personal solely among such parties. In addition, no provision of this Agreement is intended, or shall be interpreted, to establish, amend or modify any term or condition of any employee related plan, program or policy of the Company.

(g)       Legal Compliance. Acquiror shall, and shall cause its Affiliates to, comply with all applicable Laws in connection with its solicitation, hiring or retention of any Employees or Business Employees. Acquiror acknowledges and agrees that any Loss arising from the retention, solicitation or hiring of the Transferred Employees shall be solely the responsibility of Acquiror, and under no circumstances shall the Company or any of its Affiliates be responsible for any such matters.

8.5COBRA Continuation Coverage. The Company shall be solely responsible for providing continuation coverage under COBRA to those individuals who are M&A qualified beneficiaries (as defined in

Treasury Regulations Section 54.4980B-9, Q&A-4(a)) with respect to the transactions contemplated by this Agreement (collectively, the “M&A Qualified Beneficiaries”). The Company shall indemnify, defend and hold harmless Acquiror and its Affiliates for, from and against any and all claims, liabilities, losses, costs and expenses (including attorney’s fees) relating to, arising out of, or resulting from any and all COBRA obligations, liabilities and claims related to M&A Qualified Beneficiaries and all other qualified beneficiaries (as defined in Code Section 4980B(g)(1)) with respect to the Company’s group health plans.   The Company further agrees and acknowledges that in the event that the Company ceases to provide any group health plan to any employee prior to the expiration of the continuation coverage period for all M&A Qualified Beneficiaries (pursuant to Treasury Regulations Section 54.4980B-9, Q&A-8(c)), then the Company shall provide Acquiror with (a) written notice of such cessation as far in advance of such cessation as is reasonably practicable (and, in any event, at least thirty (30) days prior to such cessation), and (b) all information necessary or appropriate for Acquiror to offer continuation coverage to such M&A Qualified Beneficiaries.

8.6       Tax Matters. Except as set forth in this Section 8.6, the Company will be responsible for the preparation and timely filing of all Tax Returns of the Company and shall have the authority to make any election available and collect any tax refund with respect to such Tax Returns. Such Tax Returns shall be true, complete and correct and prepared in accordance with applicable Law. The Company will be responsible for and will pay when due all Taxes reflected on such Tax Returns. In the case of any real or personal property Taxes or similar ad valorem Taxes relating or attributable to Transferred Assets that are reported on a Tax Return covering a period commencing on or before the Closing Date and ending after the Closing Date (“Straddle Period Taxes”), any such Straddle Period Taxes shall be prorated between Acquiror, on the one hand, and the Company, on the other, on a per diem basis. The party required by applicable Law to pay any such Straddle Period Taxes (the “Paying Party”) shall prepare and timely file the Tax Returns with respect thereto in the time and manner required by Law and shall timely pay all Taxes reflected on such Tax Returns. To the extent such payment exceeds the obligation of the Paying Party hereunder, the Paying Party shall be entitled to be reimbursed by the other party (the “Non-Paying Party”) for the Non-Paying Party’s share of such Straddle Period Taxes within ten (10) Business Days of receipt of reasonably satisfactory evidence of the amount of such Straddle Period Taxes.

8.7       Expenses. Whether or not the Transactions are consummated, except as specifically provided in this Agreement or any Related Agreement, each party shall be responsible for its own expenses and costs that it incurs (whether paid prior to, at or after any Closing) with respect to the negotiation, execution, delivery and performance of this Agreement and the Related Agreements.

8.8       Release of Liens. The Company shall, at or prior to the Closing, file or cause to be filed all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Acquiror, that are necessary to effect the release of all Liens on the Transferred Assets, if any.

8.9       Access to Information. From the Agreement Date until the Closing, the Company shall afford Acquiror and its Representatives reasonable access to, upon reasonable notice and during normal business hours and in such manner so as not to interfere with the conduct of the Business, (i) the assets, properties, Books and Records and Contracts of the Company relating to the Transferred Assets and the Business, including all Transferred IP and Licensed IP, (ii) all Business Employees as identified by Acquiror and consented to by the Company in writing, and (iii) all other information relating to the Transferred Assets, Business Employees, Licensed IP and the Business (subject to restrictions imposed by applicable Law) of the Company as Acquiror may reasonably request; provided, however, that the Company shall not be required to disclose any information or allow access to any such assets, properties, Books and Records, Contracts, Transferred IP, Licensed IP or information to the extent that the Company reasonably determines such information constitutes information (i) that any applicable Law or Order requires the Company to restrict or prohibit access to such information, (ii) access to which may jeopardize the Company’s preservation of attorney-client privilege, work product, or other applicable privilege applicable to such documents or information (provided, that the parties shall use commercially reasonable efforts to take such reasonable measures as will permit the compliance with such obligations in a manner that avoids any such harm or consequence), (iii) that relates to a threatened or filed Action involving the Company, on the one hand, and Acquiror, on the other hand, or (iv) access to which may contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the Agreement Date. Notwithstanding anything herein to the contrary, neither Acquiror nor any of its Representatives shall, without the prior written consent of the Company, make inquiries of Persons having business relationships with the Company (including suppliers and customers) regarding the Company or such business relationships.

8.10Notification of Certain Matters.

(a)       The Company shall give prompt notice to Acquiror of: (i) the occurrence or non-occurrence of any event that causes any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date, (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) the occurrence of a Material Adverse Effect on or prior to the Closing; provided, however, that the delivery of any notice pursuant to this Section 8.10(a) shall not (a) limit or otherwise affect any remedies available Acquiror or (b) constitute an acknowledgment or admission of a breach of this Agreement.

(b)       Acquiror shall give prompt notice to the Company of: (i) the occurrence or non-occurrence of any event that causes any representation or warranty of Acquiror contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date, and (ii) any failure of Acquiror to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.10(b) shall not (a) limit or otherwise affect any remedies available to the Company or (b) constitute an acknowledgment or admission of a breach of this Agreement.

8.11     Post-Closing Manufacturing Cooperation. The parties acknowledge that the Company is currently leasing the Facility from Michael L. Sanders and Michelle Sheehan-Sanders (the “Livermore Lessor”) pursuant to the Standard Industrial/Commercial Single-Tenant Lease – Net between the Company and the Livermore Lessor dated April 4, 2016 (as amended), and the Company plans to sublease the Facility to Acquiror pursuant to the terms and conditions set forth in a sublease agreement to be entered into between the Parties on or around the date hereof and in substantially the form of Exhibit C hereto (“Livermore Sublease”), such sublease to become effective upon the Closing. Company shall permit Acquiror to manufacture the Business Products at the Facility for a period of one (1) year following the Closing pursuant to and subject to the terms of the Livermore Sublease; provided, that Topcon or its Affiliate, on the one hand, and Acquiror, on the other hand, shall each bear fifty percent (50%) of all leasing costs for the Facility during such period. Acquiror shall pay to Topcon (or its designee) a lump-sum, upfront payment in an amount equal to fifty percent (50%) of the cost of lease for the Facility for such one (1) year term, and provided, further, that the actual timing and method of payment for such costs shall be discussed and agreed by the parties separately in good faith. Company shall cease use of its manufacturing facility at 2526 Qume Drive, Suite 16, San Jose, California, and shall bear all costs associated with termination, including but not limited to any severance payments for Non-Retained Employees at such facility. The timing and method of payment for such costs shall be discussed and agreed by the Parties separately in good faith.

8.12     Post-Signing Contract. If the Company or any of its Affiliates enters into, between the Agreement Date and the Closing Date, any material Contract that is (or will be) used in, held for us in, or relates to, the Business, the Transferred Assets or the Business Employees (a “Post-Signing Business Contract”), the Company shall promptly deliver a notice to Acquiror that the Company has entered into such Post-Signing Business Contract, which notice shall include a copy of such Contract and indicate whether or not such Contract is (or will be) used in, held for us in, or relates to, the Business, the Transferred Assets or the Business Employees and (ii) with respect to any Post-Signing Business Contract that is (or will be) used in, held for us in, or relates to, the Business, the Transferred Assets or the Business Employees, Acquiror shall be entitled to designate (by written notice delivered to the Company), whether such Post-Signing Business Contract will constitute a “Transferred Contract” (any such contract so designated by Acquiror, an “Additional Transferred Contract”).

8.13     Parts. For a period of seven (7) years following the Closing, Acquiror agrees to continue to provide, on a substantially similar basis, the services currently provided by the Company with respect to the supply of spare parts and manufacturer repair services for the Business Product (including with respect to any such products already delivered to users). The obligation of Acquiror under this Section 8.15 shall survive the termination of this Agreement.

8.14     Post-Closing Sales. Notwithstanding anything herein to the contrary, during the period starting from the Closing Date and ending on the date on which the Exclusive Distribution Rights becomes effective, the Company and its Affiliates shall have the right to continue to sell and distribute products manufactured by the Company (including the Business Product), and under no circumstances shall Acquiror or its Affiliates take any action to interfere with or otherwise hinder such rights of the Company and its Affiliates under this Section 8.14. Notwithstanding the foregoing, the Company and its Affiliates shall be permitted to, and nothing shall prohibit or restrict the Company’s and its Affiliate’s ability to, sell and distribute for a period of (i) three (3) months following the Closing Date, or (ii) if longer, until such time that Acquiror obtains the approval of the relevant Governmental Entity to sell and market the Business Product in the United States the products manufactured by the Company in accordance with any Contract in effect as of the Closing Date.

8.15Non-Solicitation and Non-Competition.

(a)       Noncompetition. For a period of three (3) years after the Closing Date, each of Topcon and the Company will not, directly or indirectly, engage in any business directly in competition with the Business as operated as of the Closing Date (collectively, a “Competing Business”), provided, however, that nothing herein shall prohibit or restrict Topcon or any of its Affiliates from purchasing or otherwise acquiring up to five percent (5%) of any class of the securities of any Person if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. For clarification, the restrictions in this Section 8.15 shall not apply to the activities of Topcon or its Affiliates to the extent such activities are required or authorized to be performed in connection with the Manufacturing Services Agreement, the Distribution Agreement or in connection with the operations of the Company (other than the Business) as of the Agreement Date. For further clarification, this Section 8.15(a) is not intended to restrict or limit, and shall not be deemed to restrict or limit, any of the obligations of Topcon or its Affiliates (or any of the rights of Acquiror) under Section 2.4 of the Distribution Agreement.

(b)       Nonsolicitation and Nonhire. For a period of two (2) years after the Closing Date, each of Topcon and the Company will not, directly or indirectly solicit or seek to hire any Person who was an employee of the Company who was directly engaged in the Business immediately prior to the Closing (each an “Excluded Employee”), provided that nothing herein shall restrict Topcon or its Affiliates from hiring any such Excluded Employee who (x) has terminated its employment relationship with Acquiror or the Company without any direct or indirect encouragement or solicitation by Topcon or any of its Affiliates to terminate its employment or (y) responds to a bona fide job advertisement of general circulation made by Topcon or any of its Affiliates (whether posted on the internet or in a newspaper, magazine or other publication).

(c)       Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in this Section 8.15 is invalid or unenforceable, then the Parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 8.15 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Each of Topcon and the Company acknowledges this Section 8.15 is reasonable and necessary to protect and preserve the Acquiror’s and its Affiliates’ legitimate business interests.

Article IX

POST-CLOSING INDEMNIFICATION

9.1       Survival.

(a)       Company Representations and Warranties. The representations and warranties of the Company set forth in this Agreement or in any certificate or other instrument delivered by or on behalf of the Company in connection herewith shall survive until 11:59 p.m. (Prevailing Pacific Time) on the date that is eighteen (18) months following the Closing Date (the date of expiration of such period, the “Expiration Date”); provided, however, (A) that the representations and warranties of the Company set forth in Section 3.11 (Intellectual Property) and Section 3.24 (Regulatory Matters) (the “Company Specified Representations”) shall survive until 11:59 p.m. (Prevailing Pacific Time) on the date that is twenty-four (24) months following the Closing Date, and (B) that the representations and warranties of the Company set forth in (i) Section 3.1 (Organization and Good Standing), (ii) Section 3.2 (Authority and Enforceability) (iii) Section 3.3 (Title and Condition of Transferred Assets and (iv) Section 3.22 (No Brokers), in each case, as applicable (collectively, the “Company Fundamental Representations”)”) shall survive until the later of (i) 11:59 p.m. (Prevailing Pacific Time) on the date that is five (5) years following the Expiration Date, and (ii) 11:59 p.m. (Prevailing Pacific Time) on the date that is thirty (30) days after the expiration of the longest statute of limitations applicable to the subject matter of such representation or warranty (after giving effect to any waiver, mitigation, tolling or extension thereof); provided, further, that in the event of Fraud with respect to a representation or warranty of the Company, such representation or warranty shall survive indefinitely solely for the purpose of any claims arising out of such Fraud; provided, further, that any claims asserted in accordance with the procedures set forth in this Article IX prior to the Expiration Date or other applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty, and such claims shall survive until finally resolved.

(b)       Acquiror Representations and Warranties. The representations and warranties of Acquiror set forth in this Agreement or in any certificate or other instrument delivered by or on behalf of Acquiror in connection herewith shall survive until 11:59 p.m. (Prevailing Pacific Time) on the Expiration Date; provided, however, that (A) that the representations and warranties of Acquiror set forth in (i) Section 4.1 (Organization and Standing), (ii) Section 4.2 (Authority and Enforceability) and (iii) Section 4.4 (No Brokers), in each case, as applicable shall survive until the later of (i) 11:59 p.m. (Prevailing Pacific Time) on the date that is five (5) years following the Expiration Date, and (ii) 11:59 p.m. (Prevailing Pacific Time) on the date that is thirty (30) days after the expiration of the longest statute of limitations applicable to the subject matter of such representation or warranty (after giving effect to any waiver, mitigation, tolling or extension thereof); provided further, that in the event of Fraud with respect to a representation or warranty of Acquiror, such representation or warranty shall survive indefinitely; provided, further, that any claims asserted in accordance with the procedures set forth in this Article IX prior to the Expiration Date or other applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty, and such claims shall survive until finally resolved.

(c)       Covenants. The covenants of the parties to be performed prior to the Closing shall survive until the Expiration Date, and the covenants of the parties to be performed at or after the Closing shall survive until performed or otherwise in accordance with their terms; provided, further, that all such covenants of the parties to be performed at or after the Closing shall survive beyond the Expiration Date or other survival periods specified above with respect to any breach thereof if a claim is made hereunder prior to the expiration of the survival period for such covenant, in which case such covenant shall survive as to such claim until such claim has been finally resolved.

(d)       For the avoidance of doubt and notwithstanding anything to the contrary set forth herein, it is the intention of the parties hereto that the respective survival periods and termination dates set forth in this Section 9.1 supersede any applicable statutes of limitations that would otherwise apply to such representations, warranties and certifications.

9.2Indemnification Rights.

(a)       From and after and by virtue of the Closing, the Company (the “Company Indemnifying Party”) shall, and hereby agrees to, indemnify and hold harmless Acquiror and its Affiliates (the “Acquiror Indemnified Parties”) from and against all Losses paid, incurred, suffered or sustained by the Acquiror Indemnified Parties, or any of them (regardless of whether or not such Losses relate to any Third Party Claims), directly or indirectly resulting from, arising out of, or relating to any of the following:

(i)         (x) any breach of, or inaccuracy in, as of the execution and delivery of this Agreement or as of the Closing Date, any representation or warranty of the Company contained in this Agreement (other than the Company Specified Representations or Company Fundamental Representations), or any breach of, or inaccuracy in, any representation, warranty or certification in any certificate or other instrument delivered by, or on behalf of, the Company pursuant to this Agreement at the time that such certificate or other instrument is so delivered (other than to the extent such breach, inaccuracy or certification relates to a Company Specified Representation or Company Fundamental Representation) or (y) any Action, including the investigation, defense, prosecution or settlement thereof, if an adverse judgment in connection with such Action could give the Acquiror Indemnified Parties a claim for indemnification under clause (x) of this Section

9.2(a)(i);

(ii)       (x) any breach of, or inaccuracy in, as of the execution and delivery of this Agreement or as of the Closing Date, any Company Specified Representation, or any breach of, or inaccuracy in, any representation, warranty or certification in any certificate or other instrument delivered by, or on behalf of, the Company pursuant to this Agreement at the time that such certificate or other instrument is so delivered (to the extent such breach, inaccuracy or certification relates to a Company Specified Representation), or (y) any Action, including the investigation, defense, prosecution, or settlement thereof, if an adverse judgment in connection with such Action could give the Acquiror Indemnified Parties a claim for indemnification under clause (x) of this Section 9.2(a)(ii);

(iii)     (x) any breach of, or inaccuracy in, as of the execution and delivery of this Agreement or as of the Closing Date, any Company Fundamental Representation, or any breach of, or inaccuracy in, any representation, warranty or certification in any certificate or other instrument delivered by, or on behalf of, the Company pursuant to this Agreement at the time that such certificate or other instrument is so delivered (to the extent such breach, inaccuracy or certification relates to a Company Fundamental Representation), or (y) any Action, including the investigation, defense, prosecution, or settlement thereof, if an adverse judgment in connection with such Action could give the Acquiror Indemnified Parties a claim for indemnification under clause (x) of this Section 9.2(a)(iii);

(iv)       any breach, default in performance, or failure to perform or comply by the Company of any of its covenants or agreements set forth in this Agreement or any of the Related Agreements;

(v)any Fraud on the part of the Company or any of its Representatives; and

(vi)any Company Liability.

(b)       From and after and by virtue of the Closing, Acquiror (the “Acquiror Indemnifying Party”, and together with the Company Indemnifying Party, the “Indemnifying Parties”) shall, and hereby agrees to, indemnify and hold harmless the Company and its Affiliates (the “Company Indemnified Parties”, and together with the Acquiror Indemnified Parties, the “Indemnified Parties”) from and against all Losses paid, incurred, suffered or sustained by the Company Indemnified Parties, or any of them (regardless of whether or not such Losses relate to any Third Party Claims), directly or indirectly resulting from, arising out of, or relating to any of the following:

(i)         (x) any breach of, or inaccuracy in, as of the execution and delivery of this Agreement or as of the Closing Date, any representation or warranty of Acquiror contained in this Agreement (other than the Fundamental Representations), or any breach of, or inaccuracy in, any representation, warranty or certification in any certificate or other instrument delivered by, or on behalf of, Acquiror pursuant to this Agreement at the time that such certificate or other instrument is so delivered, or (y) any Action, including the investigation, defense, prosecution or settlement thereof, if an adverse judgment in connection with such Action could give the Company Indemnified Parties a claim for indemnification under clause (x) of this Section 9.2(b)(i);

(ii)       any breach, default in performance, or failure to perform or comply by Acquiror of any of its covenants or agreements set forth in this Agreement or any of the Related Agreements;

(iii)any Fraud on the part of Acquiror or any of its Representatives; and

(iv)any Post-Closing Acquiror Liability.

(c)       This Article IX shall be the sole and exclusive remedy of the Indemnified Parties and their respective Representatives from and after the Closing for any and all claims or other matters arising under, out of, relating to, or in connection with this Agreement and the Transactions, including claims of any inaccuracy in or breach of any representation, warranty or covenant in this Agreement; provided, however, that (i) this Section 9.2(c) shall not be deemed a waiver by any party of any right to specific performance or injunctive relief, and (ii) nothing in this Agreement, including this Section 9.2(c), shall limit any claim or recourse of the Indemnified Parties against any Person under or in connection with Section 8.15 (Non- Competition and Non-Solicitation).

9.3General Indemnification Provisions.

(a)       Any payments made to an Indemnified Party pursuant to any indemnification obligations under this will be treated as adjustments to the Total Consideration for Tax purposes and such agreed treatment will govern for purposes of this Agreement, unless otherwise required by applicable Laws.

(b)       For purposes of this Article IX only, when determining the amount of Losses suffered by an Indemnified Party as a result of any breach or inaccuracy of a representation or warranty or any failure to perform or comply with any covenant or agreement applicable that is qualified or limited in scope as to materiality or Material Adverse Effect, such representation, warranty, covenant or agreement shall be deemed to be made without such qualification or limitation.

(c)       In the event that an Indemnified Party has suffered a Loss that would give rise to a right to be indemnified under more than one of the subclauses of Section 9.2(a), such Indemnified Party shall be entitled to make a claim for such Losses under any and all such subclauses; provided that, for the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, in no event shall any Indemnified Party be entitled to any double recovery with respect to any particular Loss or claim or recovery with respect to any events or series of events arising from the same or substantially the same facts more than once. For the avoidance of doubt, nothing in this Agreement shall require any Indemnified Party to make any claim under this and, subject to the survival periods set forth in Section 9.1, no such claim shall be waived or otherwise prejudiced as a result of any delay in making such claim.

(d)       The amount of any Loss payable under this Article IX by an Indemnifying Party shall be net of any amounts actually recovered by the Indemnified Party from insurance policies.

(e)       Notwithstanding anything herein to the contrary, (i) nothing in this Article IX shall limit the liability of any party hereto for any breach of any representation, warranty, covenant or agreement contained in this Agreement, any Related Agreement or any certificates or other instruments executed and delivered by any party in connection with the Transaction if the Transaction does not close, and (ii) nothing in this Agreement shall limit the liability of any Person in connection with any claim of fraud or willful misconduct.

9.4Limitations on Indemnification. The indemnification provided for in Section 9.2 shall be subject to the following limitations:

(a)       The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 9.2(a) or Section 9.2(b), as the case may be, until the aggregate amount of all Losses in respect of indemnification under Section 9.2(a) or Section 9.2(b) exceeds $250,000 (the “Basket”), in which event the Indemnifying Party shall be required to pay or be liable for Losses from the first dollar. With respect to any claim as to which the Indemnified Party may be entitled to indemnification under Section

9.2(a) or Section 9.2(b), as the case may be, the Indemnifying Party shall not be liable for any individual or series of related Losses which do not exceed $50,000 (which Losses shall be counted toward the Basket).

(b)       The cumulative indemnification obligation of Company Indemnifying Party for any inaccuracy or breach of any of the representations or warranties under this Agreement shall in no event exceed $6,700,000 (the “Cap”). Without limiting the foregoing, and subject to Section 9.3, the cumulative amount of Losses for which the Company Indemnifying Party shall be liable in respect of (i) breach of Company Fundamental Representations under Section 9.2 shall not exceed the Cap in the aggregate; (ii) breach of Company Specified Representations under Section 9.2 shall not exceed $2,000,000 in the aggregate; and (iii) breach of any other representations or warranties hereunder,   shall not exceed

$1,340,000 in the aggregate; provided, that any amount of Losses indemnified under (i), (ii) or (iii) shall be counted toward the Cap. Notwithstanding the foregoing, any Losses arising from Fraud shall not be subject to the Cap.

9.5Claim Procedures.

(a)       Subject to the limitations set forth in Section 9.4, if an Indemnified Party wishes to make a claim under this Article IX, such Indemnified Party shall deliver a written notice (an “Claim Notice”) to the Indemnifying Party (i) stating that an Indemnified Party has paid, incurred, suffered or sustained, or reasonably anticipates that it may pay, incur, suffer or sustain Losses, and (ii) to the extent reasonably available, specifying such Losses in reasonable detail, the date that each such Loss was paid, incurred, suffered or sustained, or the basis for such anticipated Losses, and, if applicable, the nature of the misrepresentation, breach of warranty or covenant or other indemnifiable matter. The Indemnified Party may update a Claim Notice from time to time to reflect any change in circumstances following the date thereof. A failure by an Indemnified Party to give complete, accurate, or, subject to the survival periods set forth in Section 9.1, timely notice of a Claim Notice will not affect the rights or obligations of any party hereunder. If a claim under this Article IX may be brought under different or multiple sections, clauses or sub-clauses of Section 9.2(a) or Section 9.2(b), as applicable (or with respect to different or multiple representations, warrants or covenants), then the Indemnified Parties shall have the right to bring such claim under any or each such section, clause, subclauses, representation, warranty or covenant (each a “Subject Provision”) that it chooses and the Indemnified Parties will not be precluded from seeking indemnification under any Subject Provision by virtue of the Indemnified Parties not being entitled to seek indemnification under any other Subject Provision.

(b)       If the Indemnifying Party shall not object in writing within thirty (30) days of delivery of a Claim Notice by delivery of a written notice of objection containing a reasonably detailed description of the facts and circumstances supporting an objection to the applicable claim (an “Claim Objection Notice”), such failure to so object shall be an irrevocable acknowledgment by the Indemnifying Party that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Claim Notice (an “Unobjected Claim”), and the Indemnifying Party shall, within ten (10) Business Days following the date of such failure to so object, pay to the Indemnified Party the full amount of the Unobjected Claim.

(c)       In the event that the Indemnifying Party shall deliver a Claim Objection Notice in accordance with Section 9.5(b), the Indemnifying Party and Indemnified Party shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Indemnifying Party and Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties (a “Resolution Memorandum”), and the Indemnifying Party shall, within ten (10) Business Days following the date of execution of such Resolution Memorandum, pay to the Indemnified Party the agreed amount set forth in the Resolution Memorandum.

(d)       If the Indemnifying Party and Indemnified Party are unable to resolve an indemnification claim in accordance with the terms of this Section 9.5, then either the Company or Acquiror may elect for such Indemnification Claim to be finally settled by binding arbitration pursuant as provided in Section

9.5(e).

(e)       Binding arbitration between the parties shall be held in San Francisco, California (unless the Company and Acquiror agree otherwise) in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having personal jurisdiction over the judgment debtor. Such arbitration shall be conducted by a single arbitrator chosen by mutual agreement of Acquiror and the Company. Alternatively, at the request of either Acquiror or the Company, before the commencement of arbitration, the arbitration shall be conducted by three independent arbitrators, none of whom shall have any competitive interests with or prior relationship with Acquiror or the Company. Acquiror and the Company shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator none of whom shall have any prior relationship with the Indemnified Party or the Indemnifying Party. The arbitrator or majority of the three arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions for discovery abuses (but not attorneys’ fees and costs), to the same extent as a competent court of law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The arbitrator shall only have the authority to submit a ruling on the matters relating to the Indemnification Claim in dispute. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, shall be final, binding, and conclusive upon the Indemnified Parties and the

Indemnifying Parties, respectively, and Acquiror or Company (on behalf of the Indemnifying Parties, as applicable) shall pay to the Company or Acquiror (on behalf of the Indemnified Parties, as applicable), within ten (10) Business Days thereafter, the full amount pursuant to which the Indemnified Party is entitled pursuant to such decision, if any. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or Order awarded by the arbitrator(s); provided, however, that the arbitrator shall not be permitted to award attorneys’ and experts fees and costs to the prevailing party (irrespective of whether such fees and costs are reasonably incurred). For the avoidance of doubt, each party shall bear its own costs and expenses (including attorneys’ and experts’ fees and costs) incurred in connection with any arbitration proceeding conducted pursuant to this Section 9.5(e). The fees and costs of the arbitrator(s) shall be borne as follows: 50% shall be borne by Acquiror and 50% shall be borne by the Company. Any meetings of the parties required in connection with the resolution of any dispute shall take place in San Francisco, California, unless the Company and Acquiror agree otherwise.

9.6       Third Party Claims.

(a)       In the event that an Indemnified Party or Indemnifying Party becomes aware of a third- party claim that constitutes a matter for which either (a) an Indemnified Party is entitled to indemnification, compensation or reimbursement under Section 9.2(a) or Section 9.2(b) if determined adversely to the Indemnified Party, or (b) would provide a basis for a claim under any of the matters indemnifiable under Section 9.2(a) or Section 9.2(b) (each, a “Third Party Claim”), the Indemnified Party shall (if it is the Person that becomes aware of such Third Party Claim) and the Indemnifying Party shall (if it is the Person that becomes aware of such Third Party Claim) promptly provide the other party with written notice regarding such Third Party Claim.

(b)       The Indemnifying Party shall, by written notice to the Indemnified Party delivered within thirty (30) days of receipt of notice of such Third Party Claim from the Indemnified Party, have the right to assume or conduct the defense and control of (including the right to prosecution and to settle or resolve), any Third Party Claim at its own expense and with counsel of its choice (the party that conducts the defense and prosecution of any such Third Party Claim, the “Controlling Party”, and the other party, the “Non- Controlling Party”). The Controlling Party shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Non-Controlling Party. The Parties shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 11.3 (Confidentiality)) to each other Party copies of all information, pleadings, notices and communications with respect to any Third Party Claim to the extent that receipt of such documents does not affect any privilege relating to the disclosing Party, subject to Section 11.3 (Confidentiality), and shall be entitled to participate in (at its expense), but not to determine or conduct, any defense or prosecution of the Third Party Claim or settlement negotiations with respect to the Third Party Claim, it being understood that the Controlling Party shall control such defense.

(c)       Except with the consent of the Non-Controlling Party, which shall not be unreasonably withheld, conditioned or delayed, and which shall be deemed to have been given unless the Non-Controlling Party shall have objected within ten (10) days after a written request for such consent by the Controlling Party after reasonably sufficient consultation between the Parties, the Controlling Party may not agree to any settlement with respect to the Third Party Claim. Notwithstanding the foregoing, if a firm offer is made to settle a Third Party Claim without leading to Loss or the creation of a financial or other obligation on the part of the Indemnified Party, and such settlement provides, in customary form, for the unconditional release of the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim (which form, to the extent practicable, shall be provided to the Indemnified Party in advance for its review and confirmation, which review and confirmation shall not be unduly withheld, conditioned or delayed), and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim.

9.7       General Release for Claims Relating to Retention, Solicitation or Hiring. Acquiror (a) acknowledges and agrees that any Loss arising from Acquiror or any of its Representatives’ retention, solicitation or hiring of any Employee or Business Employee in connection with the Transactions shall be solely the responsibility of Acquiror, including any hiring procedures or practices undertaken in connection with its consideration of the Transactions and accordingly, (b) on its own behalf, and on behalf of its Representatives, hereby fully and unconditionally releases and discharges the Company, Guarantor and their respective Affiliates and Representatives of and from any and all Losses arising from, related to, or in connection with, such matters.

Article X

PRE-CLOSING TERMINATION

10.1Termination of this Agreement. Except as provided in Section 10.2, this Agreement may be terminated and the Transactions abandoned at any time prior to the Closing:

(a)by mutual written agreement of the Company and Acquiror;

(b)       by Acquiror or the Company if the Closing Date shall not have occurred by the date that is forty-five (45) days after the Agreement Date (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

(c)       by Acquiror or the Company if any Law or Order shall be in effect which has the effect of making the Transactions illegal or otherwise prohibits prevents consummation of the Transactions;

(d)       by Acquiror if it is not in material breach of its obligations under this Agreement and there has been a breach of or inaccuracy in any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Sections 2.1(b)(ii)A and B would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within twenty (20) calendar days after written notice thereof to the Company; provided, however, that no cure period shall be required (A) for a breach or inaccuracy that by its nature cannot be cured or (B) if any of the conditions to the Closing in Section 2.1(b) for the benefit of Acquiror are incapable of being satisfied on or before the End Date; or

(e)       by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of or inaccuracy in any representation, warranty, covenant or agreement of Acquiror contained in this Agreement such that the conditions set forth in Sections 2.1(b)(iii)A and B would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within twenty (20) calendar days after written notice thereof to Acquiror; provided, however, that no cure period shall be required (i) for a breach or inaccuracy that by its nature cannot be cured or (ii) if any of the conditions to closing in Section 2.1(b) for the benefit of the Company are incapable of being satisfied on or before the End Date.

10.2     Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or the Company, or their respective Affiliates or Representatives or shareholders, if applicable; provided, however, that each party hereto and each Person shall remain liable for any Willful Breaches of this Agreement, Related Agreements or any certificate or other instruments delivered pursuant to this Agreement prior to its termination; and provided further, however, that, the provisions of Sections 8.7 (Expenses), 11.3 (Confidentiality), 11.4 (Public Disclosure), Article XI (General Provisions) and this Section 10.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article X. For purposes of this Agreement, “Willful Breach” means with respect to any representation, warranty, agreement, or covenant, any intentional or deliberate action or omission that constitutes a breach of such representation, warranty, agreement or covenant and that the breaching party actually knows or should reasonably be expected to know at the time is or would constitute a breach of such representation, warranty, agreement or covenant.

Article XI GENERAL PROVISIONS

11.1     Certain Interpretations; Definitions. When a reference is made in this Agreement to an Appendix, Exhibit or Schedule, such reference shall be to an Appendix, Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” is used in the inclusive sense of “and/or.” The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation as amended or supplemented from time to time, including through the promulgation of applicable rules or regulations. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any Contract listed on any Schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate Schedule. References to any Person include the successors and permitted assignees of that Person. References from or through any date mean, unless otherwise specified, from but not including or through and including, respectively. References to one gender include all genders. When used herein, references to “$” or “dollar” shall be deemed to be references to dollars of the United States of America. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.   The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to such terms in Annex A.

11.2     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, mailed by registered or certified mail (return receipt requested) or sent via electronic mail (with acknowledgment of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice or, if specifically provided for elsewhere in this Agreement, by email); provided, however, that notices sent by mail will not be deemed given until received:

(a)if to Acquiror, to:

IRIDEX Corporation

1212 Terra Bella Avenue

Mountain View, CA 94043

Attention: Chief Executive Officer

Email: dbruce@iridex.com

with a copy (which shall not constitute notice) to: Wilson Sonsini Goodrich & Rosati P.C.

650 Page Mill Road

Palo Alto, California 94304

Attention: Philip Oettinger and Douglas Schnell

Email: poettinger@wsgr.com and dschnell@wsgr.com

(	b)if to the Company or Guarantor, to: Topcon America Corporation

111 Bauer Drive Oakland, NJ 07436. United States

Attention: Randy Samuels, Executive Vice President & General Counsel

E-mail: rsamuels@topcon.com

with a copy (which shall not constitute notice) to: Topcon Corporation

75-1 Hasunuma-cho, Itabashi-ku, Tokyo 174-8580, Japan

Attention: Kanako Koizumi

Senior Manager, Legal & Export Control Dept. General Administration & Legal Div.

Email: kkoizumi@topcon.com

with a copy (which shall not constitute notice) to: Nagashima Ohno & Tsunematsu

JP Tower, 2-7-2 Marunouchi, Chiyoda-ku, Tokyo 100-7036, Japan

Attention: Yutaka Kuroda

E-mail: yutaka_kuroda@noandt.com

All such notices and other communications shall be deemed to have been duly given or sent (i) one (1) Business Day following the date mailed if sent by overnight commercial messenger or courier service or five (5) Business Days following the date mailed if sent by other mail service, or (ii) on the date on which delivered personally or by electronic mail transmission, as the case may be, and addressed as aforesaid.

11.3Confidentiality.Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 8.9 or any information obtained pursuant to the notice requirements of Section

8.10, or otherwise pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Non-Disclosure Agreement entered into as of December

5, 2019 (the “Non-Disclosure Agreement”) between the Company and Acquiror. In addition, each of the parties hereto acknowledge that by reason of the Company’s ownership the Businesses and Transferred Assets prior to the

Closing, and information provided to or learned by the Company in connection with the transactions contemplated hereby, the Company has acquired and will acquire confidential or non-public information of Acquiror (all such information, “Acquiror Confidential Information”), the disclosure of which could cause Acquiror substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, and without limiting the foregoing, the Company covenants and agrees that the Company shall maintain the confidentiality of, and shall not disclose or use, any Acquiror Confidential Information except as permitted under the exceptions (which includes, without limitation, disclosures required pursuant to applicable Law and rules of stock exchange) under the Non-Disclosure Agreement. Upon the request of Acquiror at any time, the Company will either return or destroy, in its discretion, all copies of Acquiror Confidential Information in the Company’s possession or control, and upon request by Acquiror, will deliver written confirmation of such return or destruction to Acquiror; provided, that nothing shall require the deletion of any Confidential Information required to be maintained by the Company pursuant to applicable Law, cannot be readily removed pursuant to automatic back-up systems, or bona fide internal record-keeping policies (provided, that any Confidential Information so maintained by the Company shall be kept in confidence in accordance with the terms of the Non-Disclosure Agreement).

11.4     Public Disclosure. Acquiror and the Company shall not, and they shall cause their respective Affiliates and Representatives not to, issue any press release or make any public statement with respect to the subject matter of this Agreement or the Transactions without the prior written consent of the other party, except for any press releases or public statements that are required by applicable Law (including the rules and regulations of a stock exchange on which the shares of any party or its Affiliates are listed) or Order. If disclosure is required by applicable Law or Order: (a) it should not contain any reference to Acquiror or any of its Affiliates without Acquiror’s written consent; (b) it should not contain any reference to the Company or any of its Affiliates without the Company’s written consent; (c) it will otherwise contain only such information specifically required by applicable Law or Order; (d) the Company will use reasonable efforts to consult with Acquiror in advance prior to making such disclosure; and (e) Acquiror will use reasonable efforts to consult with the Company in advance prior to making such disclosure. Notwithstanding any provision of this Section 11.4, after the Closing, (i) the Company or its Affiliate may issue a press release in language appropriate for the region in which they operate that presents the Transactions as a strategic alliance with an objective to expand their respective businesses, provided that Acquiror and the Company shall discuss in good faith and agree as to the timing and contents of any such press release in advance, and (ii) Acquiror may make any announcement concerning the Business or the Transferred Assets, provided that Acquiror and Topcon shall discuss in good faith and agree as to the timing and contents of such announcement in advance; provided, however, that in no event shall Acquiror make any public statement with respect to the terms of this Agreement, any Related Agreement or the Transactions unless required by applicable Law or Order.

11.5     Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought.

11.6     Extension and Waiver. At any time prior to any Closing, Acquiror, on the one hand, and the Company, on the other hand, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

11.7     Assignment. This Agreement shall not be assigned by operation of law or otherwise except with the other party’s prior written consent.

11.8     Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.9     Specific Performance and Other Remedies. The Parties to this Agreement agree that, in the event of any breach or threatened breach by any other party hereto, of any covenant, obligation or other agreement set forth in this Agreement, (i) each party shall be entitled to seek, at its own costs and expenses, a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach, and (ii) no party hereto shall be required to provide or post any bond or other security or collateral in connection with any such decree, order or injunction or in connection with any related action or legal proceeding. Any and all remedies expressly conferred herein upon a party hereto shall be deemed to be cumulative with, and not exclusive of, any other remedy conferred hereby or by law or in equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

11.10   Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule.

11.11   Dispute Resolution. Any dispute, claim or controversy arising out of or relating to this Agreement or the other agreements and documents contemplated hereby or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in San Francisco, California, before one (1) arbitrator who shall be mutually appointed by the Parties. The arbitration shall be administered by JAMS (or any like organization successor thereto) pursuant to its JAMS International Arbitration Rules and Procedures. The arbitrator shall follow any applicable federal law and California state law in rendering an award. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The Parties further understand and agree that the arbitrator’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. No discovery will be permitted in connection with the arbitration, unless it is expressly authorized by the arbitrator upon showing of substantial need by a Party seeking discovery.

11.12 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.12.

11.13   Entire Agreement. This Agreement, Annex A hereto, the Exhibits and Schedules hereto, the Disclosure Schedule, the Related Agreements, the Non-Disclosure Agreement and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and are not intended to confer upon any other person any rights or remedies hereunder; provided, however, that, notwithstanding anything herein to the contrary, Article IX is intended to benefit the Indemnified Parties, each of whom is an express third party beneficiary thereof.

11.14   Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

11.15   Guarantee by Guarantor.

(a)Guarantor represents and warrants to the Company as follows:

(i)         Guarantor is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. Guarantor has all requisite power to own, lease and operate its properties and to carry on its business as currently conducted.

(ii)       Guarantor has the requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Section 11.15. The execution and delivery by Guarantor of this Agreement and the performance by Guarantor of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of Guarantor, and no other corporate proceedings on the part of Guarantor are necessary to authorize the execution and delivery by Guarantor of this Agreement or the performance by Guarantor of its obligations under this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by Guarantor and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms except as such enforceability may be subject to (A) the Laws of general application relation to bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) general principles of equity.

(iii)       Guarantor has sufficient assets to perform its obligations under this Section 11.15. (b)       Guarantor unconditionally guarantees timely and complete performance by the Company of all of its duties and obligations contained in this Agreement, and the due and punctual payment by

Company of any amount that may become due and payable by it under this Agreement, if and when, and limited to the extent that, the Company defaults under such obligations, provided that any performance obligations of Guarantor as a result of its guarantee to Acquiror hereunder shall solely be provided in the form of financial payments. Guarantor waives any right to require that any resort be had by Acquiror to the assets or properties of the Company. The Acquiror shall provide to Guarantor (i) notice of the extent to which the Company has defaulted under such obligations and (ii) a demand for payment by Guarantor of the amount of such obligations, less the amount in respect thereof that the Company has paid in accordance with this Agreement through and including the date of such demand. Guarantor shall, within 30 Business Days of receipt of demand for payment from the Acquiror, pay such remaining amount by wire transfer of immediately available funds in accordance with this Agreement. Notwithstanding anything herein to the contrary, Guarantor reserves the right to assert defenses that the Company may have to payment or performance of any obligations guaranteed hereunder. The foregoing guarantee is a continuing guarantee and shall remain in full force and effect for so long as any such payments may become due and payable. The guarantee contemplated by this Section 11.15 shall apply regardless of any amendments, variations, alterations, waivers or extensions to this Agreement agreed to in writing by the Company whether or not Guarantor received notice of the same, and Guarantor hereby waives all need for notice of the same. Except as required by this Section 11.15, Guarantor waives any obligation of diligence, presentment, demand of performance or protest pursuant to this Section 11.15, other than any defenses that are available to the Company under this Agreement, including such limitations on indemnification provided under Article IX.

(c)Guarantor agrees to the terms set forth in Section 11.11 (Dispute Resolution) as if it was a

Party, solely with respect to any disputes arising from this Section 11.15.

(d)       Acquiror acknowledges and agrees that it shall not institute, and shall cause each of its Affiliates and their respective representatives not to institute, directly or indirectly, any Action or bring any other claim arising under, or in connection with, this Section 11.15, the Agreement, the Related Agreements or the Transactions, against Guarantor or its Affiliates, except for claims against Guarantor under and to the extent provided in this Section 11.16 and subject to the terms and conditions set forth herein. Recourse against the Guarantor solely with respect to the matters described in this Section 11.15(d) shall be the sole and exclusive remedy of Acquiror and all of its Affiliates against Guarantor in respect of any liabilities or obligations arising under, or in connection with, this Agreement or any of the other agreements contemplated hereby, or the Transactions, and such recourse shall be subject to the limitations described herein.

[Remainder of Page Intentionally Left Blank]

above.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written

IRIDEX CORPORATION

By:

/s/ David Bruce

Name: David Bruce

Title:Chief Executive Officer

[ASSET PURCHASE AGREEMENT]

above.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written

TOPCON MEDICAL LASER SYSTEMS, INC.

By:

/s/ Ray Vallejo

Name: Ray Vallejo

Title: President

[ASSET PURCHASE AGREEMENT]

above.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written

TOPCON AMERICA CORPORATION

By:

/s/ David A. Mudrick

Name: David A. Mudrick

Title: President

[ASSET PURCHASE AGREEMENT]

ANNEX A CERTAIN DEFINED TERMS

“Action” means any action, demand letter, suit, claim, cause of action, complaint, litigation, investigation, audit, proceeding, arbitration, mediation or other similar dispute.

“Affiliate” of any Person means another Person that directly or indirectly through one of more intermediaries controls, is controlled by or is under common control with, such first Person.

“Assets” shall mean any and all properties, items, rights, Contracts, interests and assets of every kind, nature and description (wherever located), real, personal or mixed, tangible and intangible (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), in electronic form or otherwise, including all cash, inventory, receivables, prepaid rentals, deposits, advances and other prepaid expenses, equipment, fixtures, furniture, improvements, machinery, vehicles, instruments, computers, tools, parts, supplies and other personal property, data, records, files, manuals, blueprints and other documentation (including sales promotion materials, creative materials, art work, photographs, public relations and advertising material, studies, reports, correspondence and other similar documents and records and all client and customer lists, telephone and/or facsimile numbers, electronic mail addresses with respect to past, present or prospective clients and customers, other directory listings and customer information, web properties data, sales and credit records, catalogs and brochures, purchasing records and records relating to suppliers and copies of all personnel records), Software, Technology, Intellectual Property Rights, and all rights and claims (whether contingent or absolute, matured or unmatured and whether in tort, contract or otherwise) against any Person.

“Assignment and Assumption Agreement and Bill of Sale” means an Assignment and Assumption

Agreement and Bill of Sale substantially in the form attached hereto as Exhibit D.

“Behavioral Data” means data collected from an IP address, web beacon, pixel tag, ad tag, cookie, JavaScript, local storage, software, or by any other means, or from a particular computer, Web browser, mobile telephone, machine, or other device or application, where such data is or may be used to identify or contact an individual, device, account, household, or application (including by means of an advertisement or other content), to develop a profile or record of the activities of an individual, device, account, household, or application across multiple websites or online services, to predict or infer the preferences, interests, or other characteristics of an individual, device, or application, or a user thereof, or to target advertisements or other content to an individual, device, account, household, or application.

“Books and Records” means business records, books of account, ledgers, financial and accounting books and records, sales accounting records, tax records, employment and other human resources-related books and records, machinery and equipment maintenance files, customer and user lists and records, customer and user data, lead contact data, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer and user complaints and inquiry files, technical information, support logs and histories, research and development files, records, logs, and data (including all correspondence with any Governmental Entity or other third Persons), sales material and records (including pricing history, sales history, sales pipeline, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys and other materials, research materials and files, and related work papers.

“Business” means the operations and activities of the Company related to or otherwise concerning the development, manufacturing and commercialization of the Business Products and related parts and software.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions located in San Francisco, California or Tokyo, Japan are authorized or obligated by law or executive order to close.

“Business Employee” means each Employee who performs services in connection with the Business as of the Agreement Date, or who is otherwise mutually agreed upon by the Company and Acquiror in writing between the Agreement Date and the Closing.

“Business Privacy Policy” means each external or internal, past or present policy, statement, or notice applicable to the Business, Transferred Assets or Licensed IP relating to: (i) the privacy of users of any Business Product or Business Site; or (ii) the collection, use, storage, retention, hosting, disclosure, security, transmission, interception, transfer, disposal, or other processing of any Private Data.

“Business Products” means PASCAL laser therapy solutions as developed, manufactured and commercialized by or on behalf of the Company as of the Agreement Date.

“Business Product Data” means (i) all data and content uploaded or otherwise provided by or for Customers or users (or any of their respective Customers or users) of the Business or Business Products to, or stored by or for Customers or users (or any of their respective Customers or users) of the Business or the Business Products; (ii) all data and content created, compiled, inferred, derived, or otherwise collected or obtained by or for Business Products or by or for the Business or the Company in connection with the provision, sale, use, or operation of such Business Products or operation of the Business; and (iii) data and content compiled, inferred, or derived directly or indirectly from any of the data and content described in subclauses (i) and (ii) above.

“Business Sites” means any and all Internet websites and mobile applications owned, maintained, or operated by or for the Company that are used in, held for use in, necessary for or related to the conduct or operation of the Business (including Business Products), Transferred Assets or Licensed IP.

“Charter Documents” means, with respect to the Company, the Memorandum of Association, Articles of Association, Certificate of Incorporation, or similar constating document of the Company, as amended to date, and bylaws or similar constating document of the Company, as amended to date, each validly adopted and approved and in full force and effect on the Agreement Date.

“Closing Date Consideration” means [***].

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.

“Code” means the Internal Revenue Code of 1986.

“Confidential Information” shall have the meaning ascribed to such term in the Non-Disclosure Agreement, and shall include this Agreement and the Related Agreements and the matters described herein and therein.

“Contract” means any agreement, contract, mortgage, indenture, lease, license, covenant, plan, insurance policy, instrument, arrangement, understanding or commitment, permit, concession, franchise or license, in each case, whether oral or written.

“Customer” means any customer of the Business in existence as of the Agreement Date, which shall mean Topcon and its Affiliates who distribute the PASCAL products manufactured by the Company as of the Agreement Date to end-users and other customers.

“Customer Contracts” means any Contract with any customer of the Business.

“Distribution Agreement” means a Distribution Agreement in the form attached hereto as Exhibit

A.

“Ellex   Claims”   means   all   claims,   rights,   settlement   amounts,   and   other monetary   or equitable remedies and/or recoveries resulting from and/or otherwise relating to the pending dispute against Ellex relating to the Ellex Dispute, as embodied in the action currently pending in the Tokyo District Court, as well as the counterclaims filed by Ellex in such action.

“Employee” means any current employee, officer or director of the Company.

“Employee Compensation Expenses” means all Business Employee compensation expenses and other Liabilities, including vacation and/or paid time off that has been accrued but unused by any Business Employee, all salary, wages, commissions, bonuses, incentive payments and other accrued but unpaid benefits of any Business Employee.

“Employee Liabilities” means any and all claims, debts, Liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever or however arising, including all costs and expenses relating thereto arising under any Law, Action, Order, permit, or any award of any arbitrator of any kind relating to any Employee Plan, any Contract with an Employee or otherwise relating to an Employee and his or her employment or service with the Company or ERISA Affiliate, including any and all Employee Compensation Expenses.

“Employee Plan” means all employee benefit plans (as defined in Section 3(3) of ERISA, whether or not such plans are subject to ERISA) and all compensation, bonus, commission, stock option, stock purchase, restricted stock, equity, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, gratuity, termination indemnity or other benefit plans, programs, policies, practices, contracts, agreements or arrangements, and all employment, consulting, termination, severance, savings plans, profit sharing or other contracts or agreements with or covering (including eligibility to participate), to which any Business Employee and either the Company are parties or which are maintained, contributed to or sponsored by the Company for the benefit of any Business Employee (or the dependent or beneficiary thereof eligible or participating on account of such Business Employee), or with respect to which the Company has or may have any material Liability or obligation with respect to any Business Employee (or the dependent or beneficiary thereof eligible or participating on account of such Business Employee).

“Environmental Law” means any Law or Order relating to pollution, protection of the environment or natural resources, protection of public or occupational health and safety, or to Hazardous Materials, including the manufacture, processing, distribution, use, treatment, storage, disposal, collection, recycling, labeling, packaging, sale, transport or handling of Hazardous Materials or products containing Hazardous Materials.

“Equity Interests” means, with respect to any Person, (i) any share of capital stock of, or other ownership, membership, partnership, joint venture or equity interest in, such Person, (ii) any indebtedness, securities, options, warrants, call, subscription or other rights of, or granted by, such Person or any of its

Affiliates that are convertible into, or are exercisable or exchangeable for, or giving any Person any right to acquire any such share of capital stock or other ownership, partnership, joint venture or equity interest, in all cases, whether vested or unvested, (iii) any stock appreciation right, phantom stock, interest in the ownership or earnings of such Person or other equity equivalent or equity-based award or right, or (iv) any Indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which any holder of securities of such Person may vote.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person, trade or business, whether or not incorporated, under common control with the Company or any of its Affiliates and that, together with the Company or any of its Affiliates, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Excluded Assets” means (i) all Assets of the Company other than the Transferred Assets, that are not used in, held for use in, necessary for, or related to the conduct or operation of the Business, , and (ii) (A) the Company’s cash, cash equivalents, bank deposits, or similar cash items, (B) all Excluded Contracts, (C) Equity Interests (including joint venture interests) held by the Company in any Person, (D) the Excluded Books and Records, (E) the Excluded Acquisition Rights, (F) the Excluded Action Rights, (G) the Excluded Insurance Benefits, (H) the Excluded Enforcement Rights, (I) the rights that will accrue to the Company under this Agreement or any Related Agreement, (J) any interests in Real Property, and (K) the Employee Plans.

“Excluded Books and Records” means corporate seals, organizational documents, minute books, stock books, or other similar records solely related to the corporate organization or governance of the Company.

“Excluded Contracts” means all Contracts other than the Transferred Contracts.

“Facility” means the TMLS manufacturing facility located at 606 and 628 Enterprise Court, Livermore, CA, 94550.

“FDA” shall mean the U.S. Food & Drug Administration, or any successor agency thereto. “Fraud” means an actual and intentional misrepresentation of fact with respect to the making of the representations and warranties set forth in this Agreement, with the specific intent to deceive or mislead the Indemnified Party, or with the intent that the Indemnified Party rely on such representation or warranty. For the avoidance of doubt, “Fraud” shall not include constructive fraud or negligent misrepresentation.

“GAAP” means United States generally accepted accounting principles consistently applied. “Governmental Entity” means any United States federal, state or local, or other non-U.S.

governmental, or supra-national or public international organization (e.g., the World Bank, the Red Cross,

etc.), or any regulatory or administrative authority, agency, legislative body or committee, division, instrumentality or commission, educational agency, political party, royal family, government-owned or controlled enterprise, organization, or body, or judicial or arbitral body thereof.

“Hazardous Material” means any material, substance, emission or waste for which liability or standards of conduct may be imposed, or that has been designated by any Governmental Entity or by applicable Law to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws.

“Inbound License Agreement” means any Contract pursuant to which a third party has granted or agreed to grant to the Company or its Affiliates any right to use or otherwise practice or exploit Technology or Intellectual Property Rights (including any license, covenant, release, immunity, authorization or other right), which right is or has been practiced in the Business, including any Contract pursuant to which any third-party Technology or Intellectual Property Rights are incorporated into or embodied in any Business Product.

“Indebtedness” of any Person means, as of a specified date, without duplication: (i) all liabilities of such Person for borrowed money, whether current or funded, secured or unsecured, all obligations evidenced by bonds, debentures, notes or similar instruments, and all liabilities in respect of mandatorily redeemable or purchasable share capital or securities convertible into share capital; (ii) all liabilities of such Person for the deferred purchase price of property or services, which are required to be classified and accounted for under GAAP as liabilities; (iii) all liabilities of such Person in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which are, and to the extent, required to be classified and accounted for under GAAP as capital leases; (iv) all liabilities of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction securing obligations of a type described in clauses (i), (ii) or (iii) above to the extent of the obligation secured; (v) all guarantees by such Person of any liabilities of a third party of a nature similar to the types of liabilities described in clauses (i), (ii), (iii) or (iv) above, to the extent of the obligation guaranteed; (vi) the aggregate amount of all accrued interest payable with respect to any of the items described in clauses (i) through (v) above; and (vii) the aggregate amount of all prepayment premiums, penalties, breakage costs, “make whole amounts,” costs, expenses and other payment obligations that would arise if any or all of the items described in clauses (i) through (vi) above were prepaid, extinguished, unwound and settled in full as of such specified date.

“Intellectual Property Rights” means all intellectual property rights and related priority rights, whether protected, created, or arising under the laws of the United States or any other jurisdiction or under any international convention, including rights relating to, arising from, or associated with (a) Patents; (b) Marks; (c) copyrights, rights in works of authorship, mask works, rights in databases and data collections, moral rights, and all registrations, applications, renewals, extensions and reversions of any of the foregoing, including moral and economic rights, however denominated (“Copyrights”); (c) industrial design rights and registrations thereof and application therefor; (d) trade secret rights and other rights in confidential proprietary information, including rights in non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions, compositions, processes, techniques, technical data and information, procedures, semiconductor device structures, drawings, specifications, databases, data collections or compilation, and other collected or compiled information, such as customer lists, customer data, supplier lists, pricing and cost information, and business and marketing plans and proposals (“Trade Secrets”); (e) publicity and privacy rights, including all rights with respect to use of a Person’s name, signature, likeness, image, photograph, voice, identity, personality, and biographical and personal information and materials; (f) any rights equivalent or similar to any of the foregoing; and (g) rights to sue with respect to and collect damages for past and future infringements of any of the foregoing.

“Investment Agreement” means an Investment Agreement in the form attached hereto as Exhibit

B.

“IRS” means the United States Internal Revenue Service.

“Knowledge” or “Known” means (i) in the case of the Company, actual knowledge of each of Ray Vallejo, Yoshikuni Ito and David Mudrick, after reasonable due inquiry, and (ii) in the case of Acquiror, actual knowledge of each of David Bruce, Fuad Ahmad and Patrick Mercer, after reasonable due inquiry.

“Law” means any applicable U.S. or non-U.S. national, federal, state, provincial, local or other constitution, law, statute, ordinance, rule, regulation, directive, published administrative position, policy or principle of common law issued, enacted, adopted, promulgated, implemented or otherwise put into legal effect by or under the authority of any Governmental Entity.

“Liability” means any liability, indebtedness, duty, expense, charge, cost, fee, claim, deficiency, commitment, loss, damage, guaranty, endorsement or other obligation of any type, whether known or unknown, asserted or unasserted, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, incurred or consequential, determined, determinable or otherwise, due or to become due, on- or off-balance sheet, including those arising under any Contract, applicable Law or Action, accounts payable, royalties payable, reserves, Employee Compensation Expenses, and liabilities for Taxes.

“Licensed Back Patents” means the (i) the Transferred Patents practiced by any businesses of the Company (other than the Business) as of the Agreement Date, and (ii) any Patents claiming priority to or issuing from the foregoing.

“Licensed IP” means (i) the Licensed Patents, and (ii) any other Intellectual Property Rights (other than Patents, internet properties, Trademarks, and Transferred Intellectual Property Rights) owned by the Company or any of its Affiliates as of the Closing and embodied in the Business Products, or otherwise are used in, held for use in, necessary for or related to the conduct or operation of the Business or the Business Products.

“Licensed Patents” means all Patents, other than Transferred Patents, that are owned or licensable by the Company or any of its Affiliates as of the Closing Date, and are necessary to the Business, as currently conducted or as currently proposed to be conducted, including any Business Products or operations of the Business, which consists of the patents listed in Section 3.1(b) of the Disclosure Schedule.

“Licensed Products” means the Business Products, any derivative of, or improvement to, such products, but only to the extent such derived or improved products are ophthalmic laser therapy device that have ophthalmic laser therapy functions, made by or on behalf of Acquiror or any of its Affiliates (as permitted under this Agreement) following the Closing. For clarification, in the event that any derivative of, or improvement to, the Business Products made by Acquiror or any of its Affiliates (as permitted under this Agreement) hereunder has multi-functions, including any function other than ophthalmic laser therapy function, such as diagnostic function, the “Licensed Products” hereunder shall mean only the portion of such product that consist of ophthalmic laser therapy function (and therefore constitute ophthalmic laser therapy device), and the portion that relates to diagnostic function shall not be deemed as the “Licensed Products”.

“Lien” means any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any kind or character whatsoever, other than the Permitted Liens.

“Losses” means any and all claims, losses, liabilities, damages, deficiencies, Taxes, costs, interest, awards, judgments, settlements, penalties and expenses, including reasonable attorneys’, consultants’, experts’ and other professionals’ fees and expenses (including in connection with investigation, defending against, prosecuting, or settling any of the foregoing) and court or arbitration costs.

“Made Available” means that the Company or its Representatives has posted such materials to the Virtual Data Room or otherwise made available to Acquiror and its Representatives by e-mail during the negotiation of this Agreement, but only if so posted and made available on or prior to the date that is one (1) Business Day prior to the Agreement Date or such other date as specifically agreed between the Parties.

“Manufacturing Services Agreement” means a Transition and Manufacturing Services Agreement to be entered into between Topcon and Acquiror on or prior to the Closing reflecting the material terms set forth on Exhibit G.

“Marks” means business names, corporate names, trade names, logos, slogans, trade dress, fictitious and other business names, registered and unregistered trademarks and service marks, Internet domain names, social media handles, other indicators of source or origin, product and technology designations (e.g., product code names, feature names, technology names, functionality names, model numbers, SKU numbers, electronic labels, and identification numbers), registration of and applications for any of the foregoing, and all goodwill associated with any of the foregoing.

“Material Adverse Effect” means any change, event, violation, inaccuracy, circumstance or effect (any such item, an “Effect”), individually or in aggregate, that is or is reasonably likely to be materially adverse to (a) the Transferred Assets or the results of operations or financial condition of the Business, taken as a whole, or (b) the ability of the Company to consummate the Transaction; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (vi) any natural or man-made disaster or acts of God; (vii) any epidemics, pandemics, disease outbreaks, or other public health emergencies, including Covid-19 outbreak; (viii) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Acquiror; (ix) the announcement, pendency or completion of the Transaction, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company and the Business; (x) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) not be excluded); or (xi) any matter of which Acquiror had Knowledge as of Agreement Date.

“Nidek Patents” means (i) Japanese patent, Serial Number 4970068, registered on April 13, 2012, and (ii) US patent, Serial Number US8066696, registered on November 29, 2011.

“Nidek-Topcon Patent License Agreement” means that certain patent license agreement (Tokkyo

Jisshi Kyodaku Keiyaku) entered into by and between Nidek and Topcon on March 24, 2015.

“Nidek-TMLS Sublicense Agreement” means that certain Sublicense Agreement by and between the Company and Nidek, dated as of February 28, 2015.

“Non-Retained Employees” means the Business Employees do not accept an offer to continue their employment with Acquiror following the Closing Date.

“Open Source License” means any license that (a) is considered an open source software license by the Open Source Initiative or a free Software license by the Free Software Foundation, or any license substantially similar to any of the foregoing, including any version of any software licensed pursuant to any version of the GNU General Public License, GNU Lesser/Library General Public License, Apache Software License, Mozilla Public License, BSD License, MIT License, Common Public License, or any derivative of any of the foregoing licenses; or (b) requires, as a condition of use, modification or distribution of Software subject to such license, that (i) such Software or other Software combined or distributed with such software be disclosed or distributed in Source Code form, or (ii) such Software or other software combined or distributed with such Software or any associated Technology be made available by any member seller without cost (including for the purpose of making additional copies or derivative works).

“Open Source Software” means any Software made available under or otherwise subject to any

Open Source License.

“Order” means any order, judgment, injunction, ruling, edict, or other decree, whether non-final, final, temporary, preliminary or permanent, enacted, issued, promulgated, enforced or entered by any Governmental Entity.

“Outbound License Agreement” means any Contract pursuant to which the Company has granted or agreed to grant to any third party any right to use or otherwise practice or exploit, or has otherwise granted or agreed to grant any license, covenant, release, immunity, authorization or other right with respect to any Business Product or Transferred IP.

“Patents” means patents and patent applications, utility models and applications for utility models, inventor’s certificates and applications for inventor’s certificates, and invention disclosure statements, including all continuations, divisionals, continuations-in-part, provisionals, reissues, reexaminations, substitutions, revalidations, renewals, extensions, and foreign counterparts of, patents issuing on, and applications for, any of the foregoing.

“Patent Assignment Agreement” means a Patent Assignment Agreement substantially in the form attached hereto as Exhibit E.

“Permit” means any licenses, permits, franchises, approvals, authorizations, certificates, registrations, exemptions, rights, Orders or consents obtained or required to be obtained from any Governmental Entity.

“Permitted Liens” means the following Liens: (i) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) statutory Liens of landlords, lessors or renters for amounts not yet due or payable or that are being contested in good faith; (iii) Liens of carriers, warehousemen, mechanics, materialmen, laborers, workmen, repairmen, other Liens, in each case, imposed by applicable Law and other similar Liens arising or occurring in the ordinary course of business (x) for amounts not yet overdue or (y) for amounts that are overdue and that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security; (v) all applicable zoning, entitlement, conservation restrictions, land use restrictions and other governmental rules and regulations; and (vi) Liens approved in writing by Acquiror.

“Person” means any individual or entity, including a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

“Personal Data” means: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number, biometric identifiers or biometric information or any other piece of information that alone or in combination with other information directly or indirectly allows the identification of or contact with a natural person, household, or device (and for greater certainty includes all such information with respect to Business Employees), (ii) any other information defined as “personal data”, “personally identifiable information”, “customer proprietary network information,” “individually identifiable health information,” “personal information,” or any similar term under any applicable Law; and (iii) any information associated, directly or indirectly, to any of the foregoing..

“Pre-Closing Period” means the period from the Agreement Date and continuing until the earlier of the termination this Agreement and the Closing.

“Privacy Law” means any Law (including the EU General Data Protection Regulation (GDPR), Privacy and Electronic Communications Directive 2002/58/EC, Personal Information Protection and Electronic Documents Act, the CAN-SPAM Act, and the California Consumer Privacy Act), any applicable rule, principle, or other requirement of a self-regulatory organization, including the EU-U.S. and Swiss- U.S. Privacy Shield programs, as applicable, and any applicable published industry best practice or other standard (including the PCI Data Security Standard, as applicable) or contractual requirement, as in each case amended from time to time, relating to (i) privacy, data protection, systems or information security, or restrictions or obligations related to the collection, use, disclosure, transfer, transmission, storage, security, hosting, disposal, retention, interception or other processing of Private Data or (ii) direct marketing to consumers, the initiation, transmission, interception, receipt, or other processing of communications, or consumer protection.

“Private Data” means, collectively, Behavioral Data, Business Product Data, and Personal Data.

“Real Property” means real property together with all easements, licenses, interests and all of the rights arising out of the ownership thereof or appurtenant thereto and together with all buildings, structures, facilities, fixtures and other improvements thereon.

“Registered Transferred IP” means any Transferred IP that is registered, applied, recorded, or filed with a Governmental Entity.

“Related Agreements” means the Non-Disclosure Agreement, the Employment Agreements, the Assignment and Assumption Agreement and Bill of Sale, the Patent Assignment Agreement, the Trademark Assignment Agreement, Distribution Agreement, and Investment Agreement.

“Representatives” means, with respect to a Person, such Person’s Affiliates and the directors, managers, members, stockholders, officers, employees, advisors, counsel, accountants, agents or other representatives of such Person and its Affiliates.

“Software” means all: (i) computer programs and other software, including firmware, microcode, and drivers, and including software implementations of algorithms, models, and methodologies, whether in Source Code or other form, including libraries, subroutines and other components thereof; (ii) computerized databases and other computerized compilations and collections of data or information, including all data and information included in such databases, compilations or collections that are Transferred Assets.

“Source Code” means computer programming code in human readable form that is not suitable for machine execution without the intervening steps of interpretation or compilation.

“Standard Form IP Contract” means each standard form Contract used in the Business at any time, including each standard form of: (i) customer or end user agreement for a Business Product(s); (ii) agreement for receipt of development services; (iii) employee agreement containing any assignment or license of Technology or Intellectual Property Rights or any confidentiality provision; (iv) consulting or independent contractor agreement containing any assignment or license of Technology or Intellectual Property Rights or any confidentiality provision; and (v) confidentiality or nondisclosure agreement.

“Subsidiary” means, with respect to any Person, each corporation, exempted company, limited liability company, partnership, association, joint venture or other business entity of which such Person owns or has owned, directly or indirectly, any of the stock or other Equity Interest entitled to vote on the election of the members of the board of directors or similar governing body.

“Supply Agreement” means a Supply Agreement to be entered into between Acquiror and Topcon on or around the Closing Date.

“Tangible Assets” means all machinery, tools, furniture, office appliances, fixtures, test fixtures, work stations, assembly, test and calibration equipment (and related software), equipment necessary for the Business and research and development of the GenM series of Business Product and all other tangible property of any kind or nature.

“Tax” means (i) any income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), escheat or unclaimed property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary, aggregate or similar group for any taxable period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person, including by operation of Law.

“Tax Allocation” means an allocation of the Closing Date Consideration, together with any assumed liabilities to the extent properly taken into account, among the Transferred Assets prepared by Acquiror in accordance with Section 1060 of the Code and the regulations thereunder.

“Tax Incentive” means any Tax exemption, Tax holiday or other Tax reduction Contract or Order. “Tax Return” means each return (including any information return), report, statement, declaration,

estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax, including any amendment thereof or attachment thereto.

“Technology” means all proprietary technology, techniques, processes, designs, design rules, design tools, inventions (whether or not patented or patentable), works, plans, discoveries, ideas, innovations, concepts, know-how, methods, specifications of the Company that constitute Transferred Assets.

“Third Party Expenses” means all fees and expenses incurred by or on behalf of the Company prior to the Closing in connection with this Agreement and the Transactions, including all legal, accounting, financial advisory, consulting, finders’ and all other fees and expenses of third parties incurred by or on behalf of the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement, the Related Agreements and the Transactions.

“Total Consideration” means the total amount of consideration paid under this Agreement, comprised of the Closing Date Consideration as adjusted by any Tax Allocations.

“Trade Laws” means, with respect to the Company, all applicable import/export and trade sanctions laws and regulations, including those under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700-799; Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199; State (Directorate of Defense Trade Controls) codified at 22

CFR, Parts 103, 120- 130; and Treasury (Office of Foreign Assets Control) codified at 31 CFR, Parts 500-

599) and all comparable applicable export and import Laws outside the United States.

“Trademark Assignment Agreement” means a Trademark Assignment Agreement substantially in the form attached hereto as Exhibit F.

“Transactions” means each and every transaction contemplated by this Agreement or the Related

Agreements.

“Transfer Taxes” means all sales, use, transfer, value added, goods and services, gross receipts, excise, conveyance, documentary, stamp, recording, registration and similar Taxes and fees incurred in connection with the Asset Sale.

“Transferred Contracts” means (i) all contracts set forth on Section 3.12(a)(i) of the Disclosure Schedules, (ii) all contracts set forth on Section 3.11(o) of the Disclosure Schedule, (iii) all contracts set forth on Section 3.11(p) of the Disclosure Schedule, and (iv) all Additional Transferred Contracts.

“Transferred Copyrights” means the Copyrights of the Company in (i) the Business Products, and (ii) the Software or other works of authorship used in, held for use in, necessary for or related to the conduct or operation of the Business.

“Transferred Inventory” means all raw materials and finished goods inventory controlled by the Company or the Company that are used in, held for use in, necessary for or related to the conduct or operation of the Business. For clarity, Transferred Inventory shall include twelve (12) units of the Business Products owned by the Company immediately prior to the Closing.

“Transferred IP” means (i) the Transferred Patents, (ii) the Transferred Trademarks, (iii) the Transferred Copyrights, (iv) the Transferred Trade Secrets, (v) all other Intellectual Property Rights that are owned by the Company that are used in, held for use in, necessary for or related to the conduct or operation of the Business or the Business Products or that are incorporated into or embodied in the Business Products, and (vi) all rights corresponding to any of the foregoing throughout the world, including the right to claim priority from any of the foregoing, the right to register, prosecute and maintain any of the foregoing, and the right to enforce, sue, claim remedies and recover damages for past, present and future infringement or other violation or impairment of any of the foregoing.

“Transferred IP / Technology-Related Documentation” means each of the following in paper, digital, or other forms: (i) the physical and electronic patent prosecution files and dockets relating to any of the Transferred IP (including all original prosecution files held by prosecuting attorneys); (ii) invention disclosures in respect of Transferred IP; (iii) RAND / FRAND and other statements, assurances, declarations, agreements, or undertakings made to standards-setting organizations with respect to the Transferred IP; (iv) litigation files to the extent relating to Actions brought for infringement of the Transferred IP; (v) ribbon copies of all of Transferred IP that are Patents; (vi) infringement claim charts for the Transferred IP prepared by or for the Company; (vii) all books, records, files, ledgers or similar documents stored in the Company’s document management systems used to track, organize or maintain Transferred IP; (viii) copies of acquisition agreements relating to stand-alone acquisitions of Intellectual Property Rights by the Company to the extent related to the Transferred IP; and (ix) assignment agreements to the extent related to the Transferred IP.

“Transferred Patents” means (i) the Patents set forth on Section 3.11(a) of the Disclosure Schedule; and (ii) all foreign counterparts, reissues, divisionals, renewals, extensions, continuations or continuations- in-part with respect to any of the foregoing, and all Patents issuing from, claiming priority to, sharing common priority with, or linked by terminal disclaimer to any of the foregoing, or from which any of the foregoing claim priority.

“Transferred Tangible Assets” means (i) all Tangible Assets used in, held for use in, necessary for, or related to the conduct of or operation of the Business or the operation or activities of the Business Employees in connection with the Business, and (ii) the Transferred Inventory.

“Transferred Trademarks” means all Marks used in, held for use in, necessary for or related to the conduct or operation of Business, the Business Products or the use or operation of any Transferred Assets, including the Marks set forth on Section 3.11(a) of the Disclosure Schedule, but excluding the Company Marks.

“Transferred Trade Secrets” means the Acquiror Confidential Information, and all Trade Secrets and Confidential Information of the the Company (i) embodied in or used in the development, manufacture, distribution, or support of the Business Products, or (ii) known to the Transferred Employees with respect to the Business.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Virtual Data Room” means that certain virtual data room hosted at the following address:

https://services.intralinks.com/web/index.html#workspace/10279835/documents.

“WARN Act” means the Worker Adjustment Retraining Notification Act of 1988, as amended.

Exhibit A

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (this “Agreement”) is entered into as of March [ ],

2021 by and between IRIDEX CORPORATION, a Delaware corporation with its principal place of business at 1212 Terra Bella Avenue, Mountain View, California 94043, United States (“Iridex”), and TOPCON CORPORATION, a corporation organized under the laws of Japan with its principal place of business at 75-1 Hasunuma-cho, Itabashi-ku, Tokyo, Japan, 174-8580 (“Topcon”). Iridex and Topcon may be referred to herein by name or, individually, as a “Party” and, collectively, as the “Parties”.

BACKGROUND

WHEREAS, the Parties (directly or through one or more affiliates) are entering into a series of strategic transactions pursuant to which (i) Iridex will purchase from Topcon Medical Laser Systems, Inc. (“TMLS”) substantially all assets of TMLS relating to the development, manufacturing and commercialization of TMLS PASCAL (as defined below) pursuant to an Asset Purchase Agreement dated on or around the date hereof among TMLS, Iridex and Topcon America Corporation (solely for the purpose of Section 11.15 therein; such agreement, the “APA”), (ii) Topcon America Corporation will acquire certain equity interests in Iridex pursuant to an Investment Agreement between Topcon America Corporation and Iridex dated on or around the date hereof, and (iii) TMLS and Iridex will enter into a certain transition and manufacturing services agreement effective as of the Effective Date (as defined below; such agreement, the “MSA”) regarding transition of regulatory authorizations relating to, and manufacturing and supply of, TMLS PASCAL for a certain transition period after the Effective Date; and

WHEREAS, in connection with such strategic transactions, Topcon and its affiliates desire to be granted exclusive rights to Distribute, and appointed as an exclusive authorized distributor of, the Products in the Territory (each, as defined below), and Iridex desires to so grant, and appoint, Topcon and its affiliates, all on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATION

As used in this Agreement, the following initially capitalized terms below shall have the respective meanings set forth in this Article 1:

1.1“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person.

1.2       “Applicable Law(s)” means all laws, ordinances, rules and regulations of any governmental entity or Regulatory Agency that apply to the Distribution of Products in the Territory and the activities contemplated under this Agreement, including without limitation (i) all applicable federal, state and local laws, rules and regulations; (ii) the U.S. Federal Food, Drug and Cosmetic Act; (iii) regulations and guidelines of the U.S. Food and Drug Administration (“FDA”) and other Regulatory Agencies; and (iv) applicable foreign equivalents of any of the foregoing.

1.3       “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions located in San Francisco, California or Tokyo, Japan are authorized or obligated by law or executive order to close.

1.4       “Change of Control” means a change of Control of a Person, including the occurrence of any of the following events, by means of any transaction or series of related transactions: (i) the sale of all or substantially all of the assets of such Person to a Third Party; (ii) a sale or other transfer resulting in more than fifty (50%) percent of the voting securities of such Person being held by an unaffiliated Third Party; or (iii) a merger, consolidation, recapitalization or reorganization of such Person with or into a Third Party resulting in change of Control of such Person.

1.5     “Control” means, as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, contracts or otherwise. “Controlled” has the correlative meaning.

1.6     “Customer(s)” means, individually and collectively, Persons to whom Topcon, its Affiliates and/or Subdistributors sell the Products within the Territory, including any end users and/or other purchasers who are resellers located in the Territory who purchases the Products for resale to end users in the Territory.

1.7       “Defective” or “Defect” means not conforming to, or non-conformity with respect to, the warranties provided by Iridex in Section 9.1.

1.8       “Distribute” means to sell, distribute, market, promote, solicit orders for, import and otherwise commercialize, and provide services in connection with the foregoing with respect to, the Products. “Distributed”, “Distributing” and “Distribution” have correlative meanings.

1.9     “Existing Distributor Agreements” means the distributor agreements between Iridex and its existing distributors in effect as of the Effective Date.

1.10     “Iridex PASCAL” means any PASCAL designed and manufactured under the name of Iridex.

1.11     “MAA” means a 510(k) application filed with the FDA as more fully defined in 21 C.F.R. Section 807.81 et. seq., or similar application or submission filed with or

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submitted to any Regulatory Agency (such as a CE mark certification in Europe) to obtain permission to commence marketing and sales of Products in the Territory.

1.12     “MAA Approval” means, with respect to a country or regulatory jurisdiction within the Territory for a particular Product, approval of the MAA filed in such country or regulatory jurisdiction by the Regulatory Agency therein. For clarity, MAA Approval shall also include all such approved MAA for Product in the Territory held by or under authority of Iridex prior to the Effective Date.

1.13     “Nonconforming Product” means any products received by Topcon or its Affiliates from Iridex under an Order that (a) is not a Product; (b) does not conform to the make or model number listed in the applicable Order; or (c) on visual inspection, Topcon or its Affiliates reasonably determines are otherwise Defective.

1.14     “Order” means Topcon’s then-current standard form purchase order, which contains a written description of the Products that Topcon desires to purchase that conforms to the requirements of this Agreement and is sent to Iridex by mail, email or similar means.

1.15     “PASCAL” means any product, including Iridex PASCAL and/or TMLS PASCAL, manufactured as laser therapy solutions under or including the name “PASCAL”.

1.16   “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or any other form of entity or organization, including a government or political subdivision, department or agency of a government.

1.17   “Products” means the Iridex products set forth on Exhibit A and any Successor Products. For the avoidance of doubt, “Products” (i) shall not include TMLS PASCAL, and (ii) shall include Iridex PASCAL.

1.18     “Regulatory Agencies” means, with respect to a particular country or other regulatory jurisdiction, the regulatory agency, department, bureau or other governmental entity involved in regulating any aspect of the conduct, development, manufacture, market approval, sale, Distribution, packaging or use of the Products, including without limitation the FDA and any foreign equivalent thereof in the Territory.

1.19“Subdistributor” means a Third Party subdistributor or dealer to whom

Topcon or its Affiliate has granted the right to Distribute Products under Section 2.2.

1.20   “Successor Products” means any ophthalmic laser products that are introduced by Iridex during the Term that provide the same fundamental functionality or purpose as a Product set forth on Exhibit A, whether as successor to such Product or otherwise.

1.21     “Term Year” means each one (1) year period commencing from the first day of the calendar month immediately after the Effective Date.

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1.22“Territory” means the countries and regions set forth on Exhibit B.

1.23   “Third Party” means any Person other than Iridex, Topcon or their respective Affiliates.

1.24     “TMLS PASCAL” means any PASCAL designed and manufactured under the name of TMLS.

1.25   Interpretation.   The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “will” shall be construed in the imperative having the same meaning as the word “shall”; (c) the word “day” or “year” means a calendar day or year; (d) the word “notice” requires notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (e) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); (f) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or”; (g) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter or otherwise; (h) words of any gender include the other gender; (i) words using the singular or plural number also include the plural or singular number, respectively; (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; and (k) neither Party nor its Affiliates shall be deemed to be acting “on behalf of” or “under authority of” the other Party hereunder.

ARTICLE 2

APPOINTMENT AND ACCEPTANCE

2.1Grant of Distribution Rights.

2.1.1   Subject to the terms of this Agreement, Iridex hereby grants Topcon and its Affiliates, and Topcon hereby accepts from Iridex on behalf of itself and its Affiliates, an appointment and right to Distribute the Products to Customers in the Territory (such rights granted under this Agreement, the “Exclusive Distribution Rights”). Such appointment and right shall, subject to the terms and conditions of this Agreement, be on an exclusive basis with respect to all Products in all countries and regions throughout the Territory; provided, however, that such appointment and right (a) in the United Kingdom expressly excludes the right to Distribute any of Iridex’s glaucoma Products set forth on Exhibit C; and (b) shall not apply to Distribution for study purposes in the United Kingdom and Ireland at those sites where the diabetic macular oedema and diode subthreshold micropulse laser (DIAMOND) study is being conducted by Iridex as of the Effective Date, but only to the extent as set forth on Exhibit D; provided, further, that Exhibit D shall include Iridex’s best estimate of (x) the quantity of Products to be sold at each such

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DIAMOND study site and (y) the time required to complete the sale of such Products. For the avoidance of doubt, Topcon shall have exclusive rights with respect to Distribution of any retina Products to Customers in the Territory that are not for DIAMOND study purposes, regardless of whether such study sites are listed on Exhibit D or not.

2.1.2   Notwithstanding the foregoing or anything to the contrary herein, (i) Iridex confirms to Topcon that it has, as of the Effective Date, entered into the Existing Distributor Agreements granting Third Parties non-exclusive Distribution rights with respect to the Products in certain countries or regions in the Territory, and (ii) in reliance of the foregoing, and provided that Iridex shall make available to Topcon promptly after the Effective Date a complete and accurate copy of the Existing Distributor Agreement with its existing distributor in Japan, Topcon confirms that the existence of such Existing Distributor Agreements as of the Effective Date does not constitute a breach of this Agreement.

2.1.3   For clarity, Topcon, its Affiliates and existing Subdistributors shall be entitled to Distribute TMLS PASCAL owned or Controlled, as inventory or for the purpose of exhibition or demonstration, by Topcon, its Affiliates or Subdistributors as of the Effective Date, within or outside the Territory, at any point of time, including prior to the Exclusive Distribution Rights Start Date (as defined below) (the “Existing TMLS Inventory”).

2.2       Subdistributors. Topcon and its Affiliates may appoint Subdistributors to make sales of Products within the Territory, in each case as Topcon or its Affiliates determines appropriate for the effective Distribution of the Products under this Agreement, provided that Topcon notifies Iridex in writing of the name and address of each appointed Subdistributor in advance of such appointment.

2.3No Distribution Outside Territory.

2.3.1   Notwithstanding the rights granted to Topcon and its Affiliates to Distribute the Products in Section 2.1 above, to the extent in accordance with Applicable Law, Topcon shall not, and shall use its commercially reasonable efforts to cause its Affiliates and Subdistributor not to:

(a) Distribute any Products outside the Territory or actively approach individual customers for the Products outside the Territory including, but not limited to, by direct mail or visits, or establish warehouses or distribution outlets outside the Territory for the sole purpose of Distributing the Products, nor shall it authorize any Third Party to Distribute Products outside the Territory unless agreed in writing by the Parties.   For clarity, nothing herein shall restrict Topcon and its Affiliates and Subdistributors from actively approaching any customers for, or Distributing to such customers, any products other than the Products in any country or region;

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(b) Distribute any Product to any Party if Topcon knows that such Distribution will result in the Distribution of any Product outside of the Territory, unless agreed in writing by the Parties.

2.3.2   To the extent in accordance with Applicable Law, and subject to limitations as expressly provided in Sections 2.1.1 and 2.5.3, Iridex shall not, and shall use its commercially reasonable efforts to cause its Affiliates and Subdistributors not to allow any Person other than Topcon or its Affiliates and/or designated Subdistributors to:

(a) Distribute any Products inside the Territory or actively approach individual customers for the Products inside the Territory including, but not limited to, by direct mail or visits, or establish warehouses or distribution outlets outside the Territory for the sole purpose of Distributing the Products, nor shall it authorize any Third Party to distribute or import Products inside the Territory unless agreed in writing by the Parties; or

(b) Distribute any Product to any Person if Iridex knows that such Distribution will result in the Distribution of any Product inside the Territory, unless agreed in writing by the Parties in advance.

2.4       No Conflicts. Promptly after the Effective Date, the Parties shall discuss in good faith and use their commercially reasonable efforts to agree on or before March 31, 2021 on a list and/or a reasonably detailed description of products that are competitive with the Products as of the Effective Date (such products, the “Competing Products”). Topcon agrees that, during the Term and to the extent permitted under Applicable Law, it will not, and will cause its Affiliates not to, Distribute any Competing Products in the Territory except as agreed in writing by Iridex in advance, and will use its commercially reasonable efforts to promptly notify Iridex in writing in the event that, to Topcon’s knowledge, a Subdistributor is Distributing any Competing Product in any country or region in the Territory. If Topcon or any of its Affiliates Distributes products in any country or region in the Territory that constitute Competing Products, Iridex shall have the option, exercisable upon delivery of thirty (30) days’ prior written notice to Topcon (unless Topcon ceases or causes to cease such Distribution, and provides competent written evidence of such cessation, within such thirty (30) day period), to convert the appointment in Section 2.1 above in such country or region to a non-exclusive arrangement or to terminate the appointment in Section

2.1 above in such country or region; provided that if Iridex elects to terminate Topcon’s appointment in any country or region in accordance with this Section 2.4, Iridex will promptly make a payment to Topcon for an amount equal to (i) the gross sales earned by Iridex for supply of such Products under this Agreement in the four (4) consecutive calendar quarter period immediately preceding the date of such written notice, multiplied by (ii) 1.2, multiplied by (iii) the number of calendar months remaining in the Term as of the termination effective date, and divided by (iv) 120; provided that the fee will be calculated on region-by-region basis and payable within forty-five (45) days from the delivery of written notice by Iridex to that effect; provided, further, that the foregoing shall be the exclusive remedies of Iridex with respect to any and all claims arising in connection with Topcon’s or its Affiliates’ Distribution of Competing Products under this Section 2.4, except with respect to any claims arising in connection with any fraud, gross

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negligence, willful misconduct or known violation of Applicable Law by Topcon or its Affiliates. If either Party becomes aware that any Subdistributor is Distributing any Products in any country or region in the Territory that constitute Competing Products, the Party shall inform the other Party, and the Parties will discuss the matter in good faith.

2.5       Existing Distributor Agreements. Iridex confirms to Topcon that, as of the Effective Date, (i) Iridex is a party to the Existing Distributor Agreements, pursuant to which Iridex has granted Third Parties rights to Distribute certain Products in certain countries in the Territory and (ii) each of the Existing Distributor Agreement is in full force and effect.

2.5.1   Iridex shall, from and after the Effective Date for the applicable periods as set forth in this Section 2.5, use its commercially reasonable efforts to (a) promptly negotiate and enter into a written termination of each Existing Distributor Agreement (and/or to effectuate a transfer of any license or authorization necessary to Distribute Products held by such Third Parties) so as to effectuate the exclusive appointment and right granted in Section 2.1 prior to the Exclusive Distribution Rights Start Date (each such termination, the “Termination”), (b) provide a copy of each such Termination upon execution to Topcon for its records, and (c) solely to the extent permitted under Applicable Laws, obtain, from the existing distributor under each Existing Distributor Agreement, relevant customer information (including a list of customers containing each customer’s name, address and other relevant information) for the Products and all other information reasonably requested by Topcon to ensure smooth and appropriate transition of the distribution channel and/or the existing business and operations, and provide such information to Topcon upon its reasonable request. Notwithstanding anything to the contrary herein, Iridex shall not be deemed to have effectuated the exclusive appointment and right pursuant to this Section 2.5.1(a) above until such time that the relevant MAA Approval has been obtained in the relevant Territory.

2.5.2   Iridex shall keep Topcon informed of its status of negotiation with each counterparty to an Existing Distributor Agreement on a regular basis and respond to any reasonable inquiry by Topcon regarding such status.

2.5.3   Without limiting any of the foregoing, if Iridex fails to (x) enter into such Termination before the Exclusive Distribution Rights Start Date with respect to any Existing Distributor Agreement or (y) obtain and submit such customer information, in each case pursuant to Section 2.5.1, Iridex shall promptly inform Topcon in writing, such writing to include names of the applicable counterparty(ies) and Existing Distributor Agreement(s) and the status of negotiation or obtaining of customer information, and the Parties shall discuss and agree on the next course of action with respect to each applicable Existing Distributor Agreement; provided, that, to the extent any Existing Distributor Agreement has not been terminated in accordance with Section 2.5.1 above prior to the Exclusive Distribution Rights Start Date, Iridex shall continue to use its commercially reasonable efforts to (A) enter into such termination and (B) obtain and submit such customer information, in each case pursuant to Section 2.5.1, until (i) the date that is nine (9) months after the Exclusive Distribution Rights Start Date, at which time the Parties shall discuss the next course of action and take such actions as described in Section 4.1 or (ii) such earlier time that Topcon agrees in writing to waive the requirements under this Section 2.5 with respect to the applicable Existing Distributor Agreement; provided, that (i) shall not apply to any

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Delay beyond nine (9) months due to failure to obtain the relevant MAA Approval in the Territory in question (which, for the avoidance of doubt, shall not excuse Iridex from its obligations to continue to use its commercially reasonable efforts to enter into such termination under this Section 2.5.3). For clarity, Iridex may continue to sell Products (including, subject to Section 2.5.5 and the MSA, TMLS PASCAL) to Third Parties under any Existing Distributor Agreements until such time that the exclusive appointment and right granted in Section 2.1 has been effectuated with respect to the applicable country or region, solely to the extent such sales are permitted under the relevant Existing Distributor Agreement.

2.5.4[Intentionally left blank].

2.5.5   Subject to the MSA and Section 2.5.3, and to the extent permitted under Applicable Law, Iridex has the right to Distribute TMLS PASCAL to Third Parties outside the Territory, and Topcon hereby agrees to use its commercially reasonable efforts to make any appointments and grant any rights, to the extent such appointments and rights are (i) readily available and practically possible for Topcon to grant to Iridex and (ii) necessary for Iridex to exercise its right to Distribute TMLS PASCAL pursuant to the above; provided, that Iridex shall not, directly or indirectly, sell any TMLS PASCAL to Third Parties in the Territory (other than, for clarity, through Topcon and its Affiliates in accordance with this Agreement). Nothing in this Agreement shall limit Topcon’s rights to continue to Distribute TMLS’s products after the Closing pursuant to Section 8.14 of the APA. Upon obtaining the relevant MAA Approval in a country in accordance with Section 6.1 and the MSA, Iridex shall use its commercially reasonable efforts to promptly transition manufacture and supply, and Topcon shall use its commercially reasonable efforts to promptly transition Distribution, from TMLS PASCAL to Iridex PASCAL, in each case in accordance with the terms of this Agreement and the MSA. Each Party shall reasonably cooperate with the other Party in connection therewith.

ARTICLE 3

PRODUCT SUPPLY; DISTRIBUTION

3.1Supply and Distribution.

3.1.1   Subject to the terms and conditions of this Agreement, Iridex shall use commercially reasonable efforts to make available, manufacture and supply (or have manufactured and supplied) the Products to Topcon and its Affiliates and Subdistributors in each Territory.

3.1.2   Subject to Sections 2.1 and 2.5, during the Term, Iridex shall not, directly or indirectly, supply Products to any Third Party for Distribution in the Territory other than through Topcon and its Affiliates and Subdistributors pursuant to this Agreement.

3.1.3   Iridex shall, at Topcon’s reasonable request, provide Topcon with a written report summarizing Iridex’s plans for development and commercialization of its ophthalmology laser products, including updates and improvements, and successor to the Products to be developed, commercialized, marketed, launched or otherwise Distributed within the one-year period following such date, and any other information reasonably requested by Topcon, and upon

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provision of such report, respond to any reasonable inquiries from Topcon with respect to matters described in such report, upon Topcon’s request.

3.2Forecasts.

3.2.1   At least forty five (45) days prior to the start of each calendar quarter (“Q1”), Topcon shall provide Iridex with its reasonable forecast, in a mutually agreed form, of the quantities of each Product estimated to be required in each region in the Territory during Q1 and for each of the following one (1) calendar quarter (the “Forecast”); provided that the Parties will discuss in good faith and agree to the forecast for the six (6) month period commencing on the first full calendar month following the Effective Date. Topcon shall use commercially reasonable efforts to ensure that its Forecasts are good faith estimates of Topcon’s demands for each calendar quarter which approximates, as nearly as reasonably foreseeable, based on information available at the time to Topcon. Subject to Section 3.2.2 and Section 15.3 below, for each Forecast, unless otherwise agreed to by Iridex in writing Topcon shall use its commercially reasonable efforts to ensure that the amounts of Product forecasted by Topcon for Q1 shall not vary by greater than twenty-five percent (25%) from the amounts of such Product forecasted (on an aggregate basis, based on such amounts for all countries and regions in the Territory taken together) for the calendar quarter immediately following Q1 in the Forecast provided three (3) months prior (which shall be zero if there is no such Forecast). Topcon may, as it deems necessary, have its Affiliates provide the Forecast for the relevant country or region on behalf of Topcon, and Iridex shall directly communicate with each Affiliate of Topcon if so requested by Topcon. All Forecasts are for information purposes only and shall not be binding on any Party.

3.2.2   Subject to the third sentence in Section 3.2.1 above, the Parties acknowledge that the Forecasts are non-binding in nature, and Topcon makes no representation or warranty as to the quantity of Products that it will purchase, if any. For clarity, nothing shall prohibit Topcon from making or submitting additional orders (for purposes of special requests or bids) through Orders, contexts of which may deviate from any Forecast.

3.3       Orders. Topcon shall place an Order with Iridex in written form, and Iridex shall confirm to Topcon the receipt of each such Order issued hereunder (each, a “Confirmation”) within seven (7) Business Days following Iridex’s receipt thereof by notice via email. Each Confirmation shall reference Topcon’s Order number, confirm acceptance of the Order or advise Topcon of Iridex’s rejection of such Order, the date of acceptance of rejection, and the basis for rejection, if applicable. If Iridex fails to issue a Confirmation within the time set forth in the second sentence in this Section 3.3, Iridex will be deemed to have accepted the Order. Topcon may withdraw any Order prior to Iridex’s acceptance (or deemed acceptance) thereof.

3.3.1   Acceptance, Suspension and Cancellation. Subject to the terms and conditions of this Agreement, once accepted by Iridex by issuance of a Confirmation pursuant to Section 3.3, Topcon may cancel or reschedule Orders for Products only with Iridex’s prior written approval.   If any Order is terminated under this Agreement, in accordance with Topcon’s reasonable written direction, Iridex shall cease work and purchasing materials relating to fulfilling the Order as soon as practicable.

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3.3.2   Order Terms. Topcon may use its standard purchase order form to order Products. However, the terms and conditions of this Agreement shall supersede any different, conflicting, or additional terms on Topcon’s Orders, and Iridex hereby reserves the right to reject any terms in any Order that are different from, in conflict with or in addition to the terms and conditions hereof. Without limitation of anything contained in this Article 3, any additional, contrary, or different terms contained in any Confirmation, invoices, or other communications, and any other attempt by Iridex to modify, supersede, supplement, or otherwise alter this Agreement, are deemed rejected by Topcon and will not modify this Agreement or be binding on the Parties unless such terms have been fully approved in a signed writing by authorized representatives of both Parties.

3.4Shipping, Packing and Delivery; Title and Risk of Loss.

3.4.1   Iridex shall use commercially reasonable efforts to assemble, pack, mark, and ship the Products in the quantities, by the methods, to the delivery locations (the “Delivery Location”) and by the delivery dates set forth in the applicable accepted Order (subject to mutually agreed lead times, if any). All Products delivered pursuant to this Agreement shall be suitably packed for shipment in Iridex’s standard shipping cartons (with each Product wrapped in double packing and fixed with foamed packaging), marked for shipment, and delivered Ex Works (Incoterms 2020) Iridex’s or its designee’s facility. At Topcon’s reasonable request and expense, Iridex shall provide Topcon, its Affiliates or Subdistributors, as applicable, with all documents reasonably available to Iridex to the extent necessary for custom clearance and export, including fumigation certificate and certification of origin; provided, that in the event that Iridex incurs any fees in connection with provision of such documents necessary for custom clearance and export, Iridex shall promptly submit a written invoice to Topcon for reimbursement of such expenses, and Topcon shall reimburse Iridex for such fees to the extent reasonable and documented without undue delay. Unless otherwise expressly agreed to by the Parties in writing, Iridex may not make partial shipments of the Products to Topcon.

3.4.2   Iridex shall provide Topcon with shipment documentation showing the Order number, Iridex’s identification number for the subject Products, the quantity of pieces in shipment, the number of cartons or containers in shipment, Iridex’s name, the bill of lading number, and the country of origin.

3.4.3   Title and risk of loss to the Products shipped under any Order shall pass to Topcon upon receipt and acceptance by Topcon or its designee at the Delivery Location. Unless otherwise instructed in writing by Topcon, Topcon shall select the carrier. All freight, insurance and other shipping expenses shall be paid by Topcon.

3.4.4   Iridex will promptly notify Topcon in writing in the event that Iridex is unable or anticipates that it will be unable to deliver compliant Products in accordance with the requirements of this Agreement in the quantities and within the Delivery Time Period (as defined below) (a “Failure to Supply”).

3.4.5   In the event of a Failure to Supply, in addition to any other rights and remedies available to Topcon, Topcon may take any measures available to it to mitigate any

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of its resulting losses during the period affected by such Failure to Supply. Topcon shall also have the right to cancel Orders for any quantities of Product affected by such Failure to Supply effective upon notice to Iridex, and Topcon shall have no further obligations to purchase any such cancelled quantities of Product.

3.4.6   Iridex shall use commercially reasonable efforts to make deliveries of Product(s) to the delivery destination(s) specified by Topcon no more than fifteen (15) days after the delivery dates specified by Topcon in the relevant Order (the “Delivery Time Period”).

3.5Acceptance and Rejection of the Product.

3.5.1   Product Testing and Inspections. All Products supplied by Iridex shall meet the Product specifications as provided in the Order or as separately agreed in writing by Topcon (“Product Specifications”) and shall be manufactured, stored and handled in accordance with Applicable Law and the Quality and Regulatory Agreement (as defined below). Prior to each shipment of Product hereunder, Iridex shall perform quality control procedures to ensure that Products to be shipped conform with the applicable Product Specifications.

3.5.2   Rejection of Non-Conforming Goods. Topcon or its designee shall have a period of thirty (30) days (the “Acceptance Period”) from the date of delivery of each shipment of Products to inspect such shipment of Products to determine whether (a) such shipment conforms to the amounts and models under the applicable Order and (b) there is any apparent irregularities with respect to the cartons. For clarity, the inspection rights under this Section 3.5.2 is limited to visual inspection, and Topcon or its designee is not required to open the cartons or inspect whether each shipment conforms with the warranties given by Iridex in Section 9.1. During the Acceptance Period, if Topcon or its designee determines, in its sole discretion, that a Product is a Nonconforming Product, or the delivered Products exceed the amount of Products as requested for in the applicable Order (“Excess Products”), it shall notify Iridex, and Iridex may, at its option, upon reasonable prior notice to and in consultation with Topcon (including with respect to any charges below for which Topcon may seek reimbursement from Iridex), (x) if such Products are Nonconforming Products, either (i) accept return of the Nonconforming Products for a refund plus any reasonable inspection, test, shipping, handling and transportation charges actually paid by Topcon in accordance with this Agreement, (ii) promptly correct or replace such Products, or (y) Topcon may, at its option, if such Products are Excess Products, (1) return such Excess Products for a refund, plus any reasonable inspection, test, shipping, handling and transportation charges actually paid by Topcon in accordance with this Agreement, or (2) retain such Products. In each case the exercise by Topcon of any other rights available to Topcon or its Affiliates under this Agreement or pursuant to Applicable Law shall not be limited. Any failure to notify Iridex of the non-conformity within such thirty (30) day period specified above will be deemed for purposes of this Agreement to constitute acceptance of such shipment; provided, however, that such acceptance shall be subject to the right to reject Product for latent Defects discovered by Topcon or its designee pursuant to Section 3.5.3 below.

3.5.3   Rejection of Latent Defects. Without limiting any of the foregoing, Topcon or its designee shall have the right to reject and demand replacement of the Products that were discovered to be, or become, Defective within sixty (60) days from the date of installation of

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the relevant Product at the Customer’s designated location prior to the expiration of the applicable shelf-life therefor, consistent with Iridex’s product warranties in effect from time to time consistently applied, which warranties shall not be materially different from the product warranties in effect as of the Effective Date; provided, that Iridex hereby represents and warrants to Topcon that, to Iridex’s knowledge as of the Effective Date, the warranties offered to customers by Iridex or its applicable distributors with respect to the Products are as of the Effective Date, and have been, consistent in all material respects with Applicable Laws in each country or region in the Territory; provided, further, that Topcon or its designee shall have the further right to reject, at any time prior to expiration of the shelf-life of the relevant Product, such quantities of Product accepted pursuant to Section 3.5.2 above on the grounds that such Products fail to conform to the applicable Product Specifications or otherwise fails to conform to the warranties given by Iridex in Section

9.1 by providing notice thereof to Iridex within fifteen (15) days of discovery; in each case, to the extent such non-conformance could not have reasonably been determined by a visual inspection.

3.5.4   Disputes Regarding Conformance to Specifications. If Iridex does not agree with Topcon or its designee’s determination that a Product is a Nonconforming Product, Iridex shall respond in writing to a rejection notice from Topcon or its designee within fifteen (15) days from the date of receipt of such rejection notice, and then Iridex and Topcon shall discuss in good faith and each use its commercially reasonable efforts to resolve such disagreement as promptly as possible. Without limiting the foregoing, Iridex and Topcon shall discuss in good faith mutually acceptable testing procedures pursuant to which both Iridex and Topcon will re-test a sample of the disputed Product to determine whether such Product complies with the warranties set forth in Section 9.1, at the Parties’ shared cost (i.e., 50/50); provided, that if, as a result of such re-test, such Product was determined (a) to be a Nonconforming Product, Iridex shall bear the full amount of such re-test, or (b) not to be a Nonconforming Product, Topcon shall bear the full amount of such re-test. Notwithstanding the foregoing, in the event Iridex and Topcon are unable to resolve such disagreement within sixty (60) days of the date of the applicable rejection notice, either Party may submit a sample of the allegedly non-conforming Product for tests and a determination as to whether or not such Product conforms to the warranties given by Iridex in Section 9.1 to an independent testing organization, or to a consultant of recognized repute within the United States or Japanese medical device industry, in either case agreed in writing by the Parties, such agreement not to be unreasonably withheld or delayed by either Party.   The determination of such organization or consultant with respect to all or part of any shipment of Product shall be final and binding upon the Parties. The fees and expenses of such organization or consultant making such determination shall be borne by the Party in error.

3.5.5   Return and Replacement of Non-Conforming Goods. In the event of a final determination that delivered Product is a Nonconforming Product, such Product shall be returned to Iridex or destroyed, as agreed by the Parties, and Iridex will, at Topcon’s discretion, replace such Product or cancel the Order for such non-conforming Products. If Topcon directs Iridex to replace such non-conforming Products, then Iridex shall promptly replace all such non- conforming quantities of Product at Iridex’s cost.

3.5.6   Existing TMLS Inventory.   For clarity, this Section 3.5 shall not apply to any Existing TMLS Inventory.

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3.6     Inventory. Iridex shall use commercially reasonable efforts to maintain sufficient Product inventory to permit it to fill Topcon’s Orders as requested herein. If any Product is known by Iridex to be subject to limited availability at any time that would reasonably be expected to cause Iridex not to fulfill any pending Orders for such Product, then Iridex shall notify Topcon before filling any Order for such Product, and Topcon has the right, in its sole discretion and without liability or penalty, to cancel any existing Order for such Product. Topcon shall use commercially reasonable efforts to maintain an adequate inventory of all Products to satisfy commercially reasonable demand for such Products throughout the Territory so as to avoid any backorder to a Customer.

3.7       Quality and Regulatory Agreement. Promptly after the Effective Date, but not later than by March 31, 2021, the Parties shall negotiate in good faith and enter into a mutually acceptable quality and regulatory agreement (“Quality and Regulatory Agreement”) in accordance with Topcon’s and Iridex standard operating procedures and in conformity with any Regulatory Agency requirements and Applicable Law. The Quality and Regulatory Agreement shall provide for the roles and responsibilities of the Parties and other reasonable details relating to the quality assurance and regulatory matters set forth in Article 6 hereof. To the extent that any inconsistencies or conflicts exist between (i) any term of the Quality and Regulatory Agreement and (ii) any term of this Agreement, the quality provisions in the Quality and Regulatory Agreement shall prevail.

ARTICLE 4

CONSIDERATION

4.1Exclusive Distribution Fee.

4.1.1 In partial consideration of the rights granted and obligations undertaken under this Agreement (and under the other strategic transactions contemplated hereby), Topcon will pay to Iridex a one-time exclusive distribution fee in the amount of [***] for the Exclusive Distribution Rights (the “Consideration”); provided, that of the full Consideration amount, (i) [***] shall be payable on or around the Effective Date or such other date as agreed to by the Parties in writing and (ii) [***] shall be payable on April 1, 2021 or such other date as agreed to by the Parties in writing (such date, the “Exclusive Distribution Rights Start Date”); provided, that with respect to subsection (ii), such amount shall be paid only if, as of the Exclusive Distribution Rights Start Date, Iridex has (A) begun the process of transferring to Topcon the Exclusive Distribution Right in Japan, which process shall be evidenced by a copy of a written notice or letter sent by Iridex to the existing distributor in Japan under which Iridex has exercised its right of termination or non-renewal in accordance with the terms of the applicable Existing Distributor Agreement and (B) used its commercially reasonable efforts to obtain a written acknowledgement by such existing distributor to assign and transfer all supporting documents in such existing distributor’s possession that are necessary for Topcon to effectuate the transfer of exclusive distribution rights to Topcon in Japan. Notwithstanding anything to the contrary herein, in the event that Iridex is not able to convey, or has not conveyed, to Topcon the Exclusive Distribution Right with respect to any Product in Japan or any other country or region in the Territory within nine (9) months of the Effective Date in accordance with this Agreement for any reason (any such delay, a “Delay”), including due to delays in negotiating the Termination, Iridex

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shall promptly notify Topcon, and Topcon shall have the right to determine whether to (a) exclude such country or region from the Territory, or (b) continue negotiation for the Termination to the Existing Distributor Agreement in question, and Iridex shall cooperate with Topcon with respect to, and use commercially reasonable efforts to take all necessary actions to effectuate, any such reasonable determinations made by Topcon; provided that, except as expressly provided in Section

4.1.2 or 4.1.3 below, the foregoing shall be the exclusive remedies of Topcon with respect to any and all claims arising in connection with a Delay under this Section 4.1.1, except with respect to any claims arising in connection with any fraud, gross negligence, willful misconduct or known violation of Applicable Law by Iridex or its Affiliates.

4.1.2   If Topcon determines to exclude the relevant country or region in accordance with Section 4.1.1, Iridex shall promptly pay to Topcon an exclusivity termination fee in connection with such country or region within thirty (30) days from the date on which Topcon makes such determination, such exclusivity termination fee to be calculated [***] (such amount, the “Exclusivity Termination Fee”). [***].

4.1.3   If, after the termination of the Existing Distribution Agreement in any country or region in the Territory but during the Term applicable to such country or region, Iridex grants any right to Distribute any Product in such country or region to any Person other than Topcon, Topcon shall have the right to exclude the relevant country or region in accordance with Section 4.1.1, in which event Iridex shall promptly pay to Topcon the Exclusivity Termination Fee, amount of which shall be prorated by the ratio of (i) the number of days remaining in the Term as of the termination date against (ii) the number of days in the entire Term of ten (10) years, in accordance with the calculation and payment procedures set forth in Section 4.1.2; provided, that this Section 4.1.3 shall not apply to Iridex’s grant of any rights to Distribute the Products to any Person following its exercise of option to convert the appointment of Topcon to a non- exclusive arrangement or to terminate Topcon’s appointment as the exclusive distributor in any country or region in the Territory pursuant to Section 2.4.

4.1.4   If Topcon determines to continue negotiation for the termination of the Existing Distributor Agreement in question in accordance with Section 4.1.1, Iridex shall continue its negotiations in accordance with (i) Section 4.1.1 and (ii) reasonable instructions of Topcon; provided, that Topcon shall have the right to determine whether to (a) exclude such country or region from the Territory, or (b) continue the negotiation; provided, that if the negotiation has not been concluded within six (6) months from the date on which Topcon makes such determination of whether to proceed with (a) or (b) in accordance with the foregoing sentence, such delay shall constitute a “Delay” as set forth in Section 4.1.1, and Sections 4.1.1, 4.1.2 and

4.1.4 shall apply mutatis mutandis (and the same applies for every six (6)-month period thereafter); provided that, except as expressly provided in Section 4.1.1 or 4.1.2 above, the foregoing shall be the exclusive remedies of Topcon with respect to any and all claims arising in connection with a Delay under this Section 4.1.3, except with respect to any claims arising in connection with any fraud, gross negligence, willful misconduct or known violation of Applicable Law by Iridex or its Affiliates.

4.2Transfer Price.

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4.2.1   As soon as practicable, but in any event within ninety (90) days after the Effective Date, the Parties shall discuss in good faith the transfer price for each Product under this Agreement, and agree to such transfer price in writing (each a “Transfer Price”); provided that, subject to Section 4.2.3, the Transfer Price for a Product may be amended or changed from time to time thereafter by Iridex upon not less than ninety (90) days’ prior written notice to Topcon. For clarity, all Transfer Prices are in U.S. Dollars.

4.2.2   For clarity, Topcon shall have sole discretion to establish the prices and terms on which Topcon sells the Products in the Territory.

4.2.3   Iridex shall ensure that the Transfer Price charged by Iridex for each Product from and after the Effective Date will be at least as low as the price charged by Iridex to its other distributors for such Product, considering all relevant factors and circumstances (including without limitation the applicable countries and quantities).

4.3       Invoice. Iridex shall issue a monthly invoice to Topcon for all Products ordered in the previous month. Each invoice for the Products must set forth in reasonable detail the amounts payable by Topcon under this Agreement and contain the following information, as applicable: a reference to this Agreement; Order number, amendment number, and line-item number; Iridex’s name; Iridex’s identification number; carrier name; ship-to address; weight of shipment; quantity of Products shipped; number of cartons or containers in shipment; bill of lading number; country of origin, and any other information necessary for identification and control of the Products. Topcon reserves the right to return and withhold payment for any invoices or related documents that are inaccurate or incorrectly submitted to Topcon. Topcon shall notify Iridex of any dispute regarding an invoice within ten (10) Business Days from Topcon’s receipt of such invoice. The Parties shall seek to resolve all such disputes expeditiously and in good faith. Notwithstanding anything to the contrary, Iridex shall continue performing its obligations under this Agreement during any such dispute.

4.4Performance Metrics.

4.4.1 Iridex and Topcon have agreed to certain performance metrics (“Sales Target Baseline”), including minimum annual purchases and sales of both retina and glaucoma Products by region, as set forth in Exhibit E; provided that such Sales Target Baseline shall not apply to any decline in such purchases and sales to the extent attributable to Iridex (which shall include, but shall not be limited to, issues concerning rejection of Orders, product quality, Transfer Prices increases, issues or concerns raised by Regulatory Agency, and manufacturing issues impacting Distribution of the Products) or any cause beyond the reasonable control of Topcon and its Affiliates, including the occurrence of any force majeure event in accordance with Section 15.3; provided, further, that the Parties shall negotiate in good faith an appropriate adjustment to such Sales Target Baseline(s) in the event of such decline or occurrence. Notwithstanding anything herein to the contrary, if (i) there is any changes to the initial Transfer Price with respect to any country or region in the Territory as discussed by the Parties pursuant to Section 4.2.1 and/or (ii) there is a Delay of more than nine (9) months after the Effective Date in any country or region in the Territory, the Sales Target Baseline in Exhibit E shall not apply to such country or region, and the Parties shall discuss and amend the Sales Target Baseline

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applicable to the Territory experiencing such changes in Transfer Price or Delay in good faith.

4.4.2   In the event that Topcon fails to meet any such Sales Target Baseline during any applicable Term Year beginning after the first anniversary of the Effective Date with respect to retina or glaucoma Products in any region and does not cure such failure within the Term Year immediately thereafter, Iridex shall have the right, in its sole discretion and upon delivery of written notice to Topcon, to terminate Topcon’s appointment with respect to such Products in such region of the Territory; provided that the foregoing (i) shall be subject to Section 4.4.3 and (ii) shall be the exclusive remedy of Iridex with respect to any and all claims arising in connection with this Section 4.4.

4.4.3   In the event that Iridex elects to terminate Topcon’s appointment pursuant to this Section 4.4 with respect to Products in a region or country, Iridex shall pay Topcon an amount equal to [***].

4.5Payment Terms.

4.5.1   All payments shall be made in U.S. dollars in immediately available funds to wire instructions provided by Iridex reasonably in advance. Except for any amounts disputed by Topcon in good faith, Topcon shall pay Iridex the amount due under each invoice within sixty (60) days following Topcon’s receipt of Products. Payment of invoices will not be deemed acceptance of the Products or waive Topcon’s right to inspect such Products.

4.5.2   A monthly interest rate of one percent (1.0%), or the maximum rate permitted by Applicable Law, whichever is lower, shall be applied to all outstanding balances not paid within the applicable period by either Party under this Agreement. All payments to be made by either Party under this Agreement shall be net of bank charges and exchange commission.

4.6Taxes.

4.6.1   Prices are exclusive of all applicable taxes. Topcon agrees to pay all sales, use, excise, value-added and similar taxes and all customs duties associated with the marketing, Distribution and delivery of the Products ordered. Upon Topcon’s request, Iridex shall promptly submit to Topcon tax receipts or other documents as reasonably requested by Topcon to evidence the payment for the taxes so as to enable Topcon or its Affiliates to make a claim for any tax credit it may be entitled to or otherwise available to it. Topcon and Iridex will each be entitled to deduct and withhold from any amounts payable pursuant to this Agreement any withholding taxes or other amounts that are required to be deducted and withheld pursuant to any applicable tax law of any jurisdiction. To the extent that any such amounts are so deducted or withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

4.6.2   Upon reasonable request by Iridex, Topcon shall use commercially reasonable efforts to apply for an exemption or reduction of the withholding taxes in accordance with applicable tax convention, as long as Topcon is qualified for such exemption or reduction under such convention and Iridex submits all necessary forms as reasonably requested by Topcon

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to be qualified for the same before the relevant payment becomes due and payable.

4.6.3   Without prejudice to any of the foregoing, all other taxes that are not provided in Sections 4.6.1 or 4.6.2 above but imposed as a result of the existence of this Agreement or the performance hereunder shall be paid by the Party required to make such payments under applicable law.

ARTICLE 5

MARKETING AND PROMOTION

5.1     Sales Efforts. Topcon shall use its commercially reasonable efforts to promote and sell all Products in each country and region within the Territory. Without limiting the foregoing, Topcon will use its commercially reasonable efforts to allocate necessary personnel, to meet annual sales plans, to maintain and enhance the reputation and acceptance of the Products and reasonably cooperate with Iridex in promoting the sale of the Products in the Territory, in each case subject to and in accordance with Topcon’s standard internal procedures and policies. Iridex shall cooperate with Topcon in advertising and promoting the Products in the Territory. Upon Iridex’s reasonable written request, Topcon shall provide Iridex opportunities to participate in Topcon’s national or regional sales meetings at no charge, provided Iridex shall pay its own incidental costs, including costs related to travel and lodging, with respect thereto. Any and all costs associated with advertising, sales promotion, workshops, seminars, conventions, exhibits or other selling costs shall be the responsibility of Topcon; provided, that to the extent any such fees relate to joint advertising and commercialization efforts of Topcon and Iridex, the Parties shall discuss and agree on cost allocation procedures and methods with respect to such fees in good faith.

5.2       Materials. Iridex will furnish Iridex’s brochures, clinical data, advertising and selling information and promotional literature, and any other information within Iridex’s possession and control that is reasonably requested by Topcon, to Topcon at no charge, to the extent reasonably necessary to support the sales of Products in the Territory. Topcon, at its own costs, may arrange to translate any materials provided by Iridex into any language other than English. Notwithstanding the foregoing, and subject to Article 6, it will be the responsibility of Iridex to arrange translations of instruction manual or guidelines, training material, or other similar material into language other than English, as reasonably requested by Topcon, to the extent such translations are reasonably required to Distribute the Products in each country or region in the Territory.   For clarity, nothing in this Section 5.2 shall prevent Topcon, its Affiliate or Subdistributors from preparing promotional materials in each country or region without any prior consent or review by Iridex.

5.3       Marketing Plans. Iridex and Topcon shall prepare and agree upon an annual sales plan by October 31 for each subsequent year of the Agreement. Each annual sales plan shall include purchase and sales projections by quarter.   Such annual sales plan shall include a reasonable, non-binding forecast of the number of Products to be placed each year, preparation(s) for the Territory’s proposed sales goals, promotions, prospecting activities and telemarketing activities, among other information as reasonably discussed by the Parties in good faith.

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5.4Iridex Obligations.During the Term, Iridex shall, upon Topcon’s reasonable request and at no cost to Topcon:

5.4.1   provide any necessary information or material in Iridex’s possession and control, and customary support (including consulting with Topcon regarding inventory levels, advising on effective promotional efforts, and helping to coordinate promotional activities and resolve Customer disputes), regarding the marketing, advertising, promotion, and sale of Products and shall notify Topcon promptly in the event of any material changes in such information;

5.4.2   no later than sixty (60) days after the Effective Date, have trained Topcon’s personnel regarding the marketing, sale, and support of the Products, as agreed in good faith by Topcon and Iridex;

5.4.3   provide Topcon such marketing, advertising, promotional, sales, and technical literature of Products in Iridex’s possession and control as reasonably necessary to assist with the promotion of the Products;

5.4.4   provide   customary   technical   support   to   Customers   and,   as reasonably requested by Topcon, provide support contact information, escalation procedures, and other support-related information to Topcon for all Products and related licenses; and

5.4.5   allow Topcon to participate in its marketing, advertising, promotion, and sales programs or events;

provided, in each case, that each Party shall be solely responsible for all expenses incurred by such Party or its personnel associated with such support, training, assistance and participation, including travel, lodging, local transportation, meal costs and other incidental costs.

ARTICLE 6

REGULATORY AND QUALITY ASSURANCE

6.1MAA Approval.

6.1.1   As between the Parties, subject to the terms and conditions of the this Agreement, including without limitation Section 6.1.2 and the Quality and Regulatory Agreement, and Applicable Laws, (a) Iridex shall be responsible to prepare and file all MAA and secure all MAA Approvals for Products from all Regulatory Agencies necessary to market Products in (A) the Territory, except for Japan, (B) the United States and (C) outside the Territory, and (b) Topcon shall be responsible to prepare and file all MAA and secure all MAA Approvals for Products from all Regulatory Agencies necessary to market Products in Japan; provided, that, with respect to all countries and regions in the Territory other than Japan and the United States, the responsibilities shall be allocated based on good faith discussion among the Parties and reflected in the Quality and Regulatory Agreement (Iridex, with respect to all countries and regions in the Territory other than Japan, and Topcon, with respect to Japan, shall be referred to as “MAA Responsible Party”). Iridex shall own all right, title and interest in and to any and all MAA and MAA Approvals for Products in the Territory other than Japan, and Topcon shall own all right,

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title and interest in and to any and all MAA and MAA Approvals for Products in Japan. For clarity, and notwithstanding anything to the contrary herein, Iridex shall own all right, title and interest in and to any and all MAA and MAA Approvals for Products outside the Territory.

6.1.2   Iridex shall be responsible to prepare certain documents necessary to submit an MAA (such materials, “MAA Documents”) in Japan and other countries and regions in the Territory, including Third Party supporting certifications and materials (including translations), at its sole cost to the extent provided in the Quality and Regulatory Agreement or otherwise agreed in writing by the Parties. For clarity, all other costs and expenses of preparing and filing all MAA and securing all MAA Approvals in Japan will be borne by Topcon (or its Affiliates or Subdistributors).

6.1.3   The Parties shall discuss in good faith and agree in the Quality and Regulatory Agreement on (i) the actual roles and responsibilities of each Party and (ii) the responsibility and procedures relating to quality control and assurance and safety control of Products necessary under Applicable Law in each country or region in accordance with Section

3.7.

6.2Registration Materials.

6.2.1   To the extent permitted under Applicable Law, MAA Responsible Party, at its sole cost, shall be responsible for filing and obtaining all government and other approvals necessary to Distribute the Product in the Territory, including permits, registrations, licenses, exemptions, exceptions and other permissions, etc., in each case to the extent necessary for the lawful Distribution and use of the Products in the Territory, including without limitation any import and export licenses and permits (“Registration Materials”), unless otherwise agreed in writing by the Parties. For the avoidance of doubt, Iridex shall be responsible for filing and obtaining all Registration Materials necessary to Distribute the Product in the United States and other countries and regions outside the Territory.

6.2.2   Iridex shall provide Topcon with any materials within its possession and control that are necessary to obtain and maintain import licenses and product registrations for the Products in Japan including but not limited to technical descriptions, data, drawings, services manuals, quality control audits, and facility inspection reports, and any other information as reasonably requested by Topcon. In addition, to the extent permitted by Applicable Law and the terms of any applicable Existing Distributor Agreements, Iridex shall use commercially reasonable efforts to take, or cause its existing distributors for the Products in Japan to take, appropriate measures in respect of any changes to any MAA, MAA Approval and/or Registration Materials to the extent required to market Products in Japan in accordance with this Agreement.

6.3Regulatory. MAA Responsible Party shall comply fully with Applicable

Law of the Territory as relating to Products.

6.4     Quality Assurance.   Each Party will maintain a quality system in its organization in accordance with Applicable Laws, and in particular will use its commercially reasonable efforts to ensure that: (i) such Party will be in compliance with any product

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management, manufacturing or quality control standards or requirements applicable to such Party under any Applicable Law, (ii) such Party will be able to proceed to recall specific Products without significant delay (provided that such Party shall use commercially reasonable efforts to provide reasonable advance written notice to the other Party, including any details reasonably requested by the other Party, with respect to any such recall); and (iii) such Party, upon reasonable request by the other Party, collects and provides to the other Party reasonably necessary information regarding the locations and conditions of the Products.   Topcon will use its commercially reasonable efforts to ensure that its personnel performing any obligation on its behalf with respect to Distribution of Product in the Territory in any material capacity under this Agreement have appropriate technical skills, training, and expertise with respect to the Products, provided that Iridex provides sufficient training to such Topcon personnel with respect to the Products so as to enable Topcon to perform its responsibilities set forth herein.

6.5Alterations.

6.5.1 Any alterations to any Product shall only be made subject to reasonable prior written notice to Topcon to the extent such alterations are made pursuant to orders from any Regulatory Agency, provided that (i) in the event that Topcon reasonably determines that an application for amendment to any MAA Approval in Japan may be necessary with respect to the particular Product in question, Iridex shall not export or deliver to Japan any Products reflecting or incorporating such alterations unless and until such time that Topcon notifies Iridex in writing that such amendment to the MAA Approval under the Applicable Law has been completed, and (ii) if such amendment to the MAA Approval in Japan is required under the Applicable Law, the Parties shall discuss in good faith regarding whether to continue the Distribution of the former Products (before such alterations are implemented) in Japan during such period of time.

6.5.2   Without limiting the foregoing, in the event that Iridex desires to make any alterations to any Product, before making any such alterations, Iridex shall promptly send a written notice to Topcon to that effect, specifying the details regarding the nature of such alterations, proposed timeline for making such alterations, the reasons for making such alterations, information concerning the manufacturing site/factory in respect of the Product subject to the alterations, and any other information as reasonably requested by Topcon, and the Parties shall discuss in good faith whether Topcon has any material concerns with making such alterations to the applicable Product.

6.5.3     Upon making any change in specifications or designs, including a change of manufacturing site, in accordance with this Section 6.5, the Parties shall discuss in good faith whether Iridex shall replace or make such changes on any of the Products previously shipped to Topcon. For the avoidance of doubt, in the event that any MAA or MAA Approval is required with respect to the alterations, until such time that the required MAA or MAA Approval is completed, Iridex shall not Distribute the altered Product to Topcon for the purpose of Distribution in Japan.

6.5.4 Topcon shall not make any alterations to any Product unless specifically authorized in writing by Iridex, and Iridex shall be under no obligation to make any

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alterations that may be requested by Topcon unless such alterations are sought to correct any Defect herein, in which case Topcon shall comply with Iridex’s reasonable instructions, provided that all fees and expenses related thereto shall be borne by Iridex.

6.6       Records and Reports.   Topcon shall provide Iridex with monthly sales tracing reports for all Products sold in the Territory. Topcon will include, on a country-by-country and Product-by-Product basis, the quantity of Products sold by Topcon in each such Territory, to the extent such information is reasonably available to Topcon and subject to Applicable Laws and confidentiality obligations owed by Topcon to any Third Party.

ARTICLE 7. COOPERATION; AUDIT AND INSPECTION

7.1       Cooperation. The Parties shall cooperate with each other in good faith (i) in the performance of the Parties’ respective obligations under this Agreement; and (ii) to facilitate an orderly and efficient transition of services, processes and functions as contemplated in this Agreement, and in each case, in a manner consistent with the intent of this Agreement. Without limiting the foregoing, Iridex agrees to use commercially reasonable efforts to cooperate with Topcon, upon its reasonable request, to provide Topcon with relevant MAA Documents necessary to obtain MAA Approvals or respond to any requests or queries from Regulatory Agencies for the Products, in each case, for obtaining or maintaining MAA Approvals for the Products in any Territory, at Iridex’s expense solely to the extent such information is reasonably available to Iridex; provided, that allocation with respect to any other expense relating to MAA Documents shall be discussed by the Parties in good faith and reflected in the Quality and Regulatory Agreement.

7.2       Audit and Inspection. Each Party, at its own expense, reserves the right for it or its representatives to inspect the other Party’s facilities during its normal business hours and with reasonable advance notice to confirm compliance with the obligations of this Agreement, to the extent reasonably necessary by the requesting Party to comply with Applicable Law. Each Party shall cooperate with the other Party in the event of any request for audit, investigation or inspection as conducted by any Regulatory Agency.

ARTICLE 8

INTELLECTUAL PROPERTY

8.1     Products. Topcon agrees that other than as expressly set forth in this Agreement, no license or other rights in Iridex’s intellectual property rights are granted to Topcon, and all such rights are hereby expressly reserved by Iridex. Topcon shall not (i) modify, copy, or otherwise reproduce any Product or documentation Iridex provides to Topcon in connection with this Agreement without the prior written approval of Iridex or (ii) reverse engineer, decompile, or disassemble any Product, or encourage or assist any Third Party in doing so, unless in each case (i) or (ii) otherwise explicitly permitted under this Agreement.

8.2       Trademarks. During the Term of this Agreement, Topcon and its Affiliates, authorized independent sales representatives, Subdistributors, successors and assigns shall have the right to indicate to the public that it is an authorized distributor of the Products and to advertise

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within the Territory the Products under the trademarks, marks, and trade names that Iridex may adopt from time to time (“Iridex Trademarks”). Iridex Trademarks shall at all times remain the exclusive property of Iridex and all use of Iridex Trademarks shall inure to the exclusive benefit of Iridex.

8.3     Trademark Restrictions. All representations of Iridex Trademarks that Topcon intends to use shall be, in all material aspects, reasonably exact copies of those used by Iridex or shall first be submitted to Iridex for approval (which shall not be unreasonably delayed or withheld) of design, color and other details. Topcon shall not engage in any activity in connection with the use of the Iridex Trademarks that would adversely affect the name, reputation or goodwill of Iridex or the Products. In addition, Topcon shall fully comply with all reasonable guidelines, if any, communicated by Iridex concerning the use of Iridex Trademarks. In no event may Topcon use or authorize any use of any of Iridex Trademarks in any domain name whether registered, owned, or operated by or on behalf of Topcon. Topcon shall not challenge or assist others to challenge Iridex Trademarks (except to the extent such restriction is expressly prohibited by Applicable Law) or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Iridex. Any violation of the foregoing shall be deemed a material breach of this Agreement that is incapable of cure, entitling Iridex to terminate this Agreement immediately upon notice to Topcon.   Except as set forth in this Article 8, nothing contained in this Agreement shall grant or shall be deemed to grant to Topcon any right, title or interest in or to Iridex Trademarks. Upon termination of this Agreement, Topcon shall cease to use any and all of Iridex Trademarks as soon as reasonably practicable.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1Limited Product Warranty.

9.1.1   Subject to this Section 9.1.1 and Section 9.2 below, to the extent permitted under Applicable Law, for the duration of the applicable Iridex warranty period, provided that details regarding such warranty period and detailed terms related to warranty shall be discussed and separately agreed (taking into consideration any holding periods relating to the Products) in writing by the Parties as soon as practicable after the Effective Date but in any event before March 31, 2021, Iridex warrants to Topcon that (i) the Products are free from defects in workmanship and materials and conform to Iridex’s specifications under normal use and care; (ii) the Products are free of defects in design; and (iii) upon initial delivery (and without limiting Topcon’s payment obligations hereunder), Topcon will receive good and valid title to the Products, free and clear of all security interests or liens of any kind. In the event that Iridex offers any additional extended warranty with respect to the Products without charge, Iridex shall provide such additional extended warranty available for the Products sold hereunder by Topcon.

9.1.2   Subject to the terms and conditions of this Agreement, Iridex shall be responsible for all costs and expenses relating to transporting, loading and unloading, customs, taxes, tariffs and duties, insurance, and any other similar financial contributions or obligations relating to any repairs, replacement parts or replacement Products carried out within the applicable warranty period.

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9.1.3   Topcon (or its Affiliates or Subdistributors) may at its (or their) own expense provide a warranty to Customers and handle Customer warranty claims and returns for allegedly non-conforming Products in accordance with its own policies. If a Customer contacts Iridex with a warranty claim, Iridex shall refer such Customer to Topcon.

9.1.4   All Topcon warranty claims shall be made in accordance with Section 3.5 above. Subject to the foregoing and to Section 9.2 below, upon Topcon’s confirmation of Defects, Iridex will, at its option, and upon reasonable prior written notice to and in consultation with Topcon (including with respect to any charges below for which Topcon may seek reimbursement from Iridex), either (A) repair or replace the Product (and/or any part or component thereof) at the cost of Iridex, including any reasonable applicable transportation and custom clearance charges actually paid by Topcon in accordance with this Agreement, or (B) credit Topcon’s account for the Product purchase price paid therefor plus any reasonable inspection, test and transportation and custom clearance charges actually incurred by Topcon as a result of such Defects in accordance with this Agreement.

For clarity, this Section 9.1 shall not apply to any Existing TMLS Inventory.

9.2       Limitations. To the extent permitted under Applicable Law, the warranties in Section 9.1 shall not apply to Products that have been modified or altered in any manner by anyone other than Iridex or authorized Topcon personnel who receive training in accordance with Section 10.1 hereof (“Authorized Personnel”), to Products where the original packaging of which has been damaged or tampered by any Person other than Iridex, or to Defects or other failures of Products to meet specifications caused (i) through no fault of Iridex during shipment to or from Topcon; (ii) by the use other than as permitted by this Agreement; or (iii) by storage, usage or handling in any manner inconsistent with the Product label as agreed by the Parties in advance. Iridex shall not be liable for misbranding with respect to any Product labeling or package insert text provided or used by Topcon, or any translation thereof and Iridex shall not be liable for any adulteration or failure to meet the Product Specifications due to handling or packaging of the Product by Topcon, its Authorized Personnel, its Subdistributors or its agents.

9.3       General Representations and Warranties.   Each Party represents and warrants that: (a) it has full power to enter into this Agreement and to grant to the other Party the rights granted to such other Party under this Agreement, (b) it has obtained all necessary corporate approvals to enter into and execute the Agreement, (c) its execution of this Agreement and performance of the terms set forth herein will not cause be in conflict with or constitute a breach of any agreement or understanding with any Third Party, and (d) it is in compliance with all Applicable Laws. Without limiting the foregoing, Iridex represents and warrants that, subject to the terms and conditions of this Agreement, including without limitation Section 2.1.2, it (i) has, and shall during the Term maintain, the right to grant the rights and licenses granted to Topcon under this Agreement, (ii) has obtained any consents and executed any amendments necessary to grant such rights and licenses, and (iii) has not, and will not during the Term, grant any rights to any Third Party that conflict with the rights and licenses granted to Topcon hereunder.

9.4     FCPA Compliance. Each Party warrants that in the performance of its obligations under this Agreement, it will not act in any fashion or take any action which will render

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the other Party liable for a violation of the U.S. Foreign Corrupt Practices Act (the “FCPA”), which prohibits the offering, giving or promising to offer or give, directly or indirectly, money or anything of value to any official of a government, political party or instrumentality thereof in order to assist Topcon or Iridex in obtaining or retaining business. Each Party shall have the right to immediately terminate this Agreement should the other Party make any payment which would violate the FCPA.

9.5       Disclaimer. SUBJECT TO IRIDEX’S WARRANTIES TO TOPCON AS DESCRIBED IN SECTION 9.1, AND TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, IRIDEX DOES NOT MAKE ANY OTHER WARRANTY TO TOPCON, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO PRODUCTS, SPECIFICATIONS, SUPPORT, SERVICE OR ANY OTHER MATERIALS AND IRIDEX SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.

9.6     Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT FOR LIABILITY FOR INDEMNIFICATION, LIABILITY FOR BREACH OF CONFIDENTIALITY, OR LIABILITY FOR INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS, NEITHER PARTY NOR ITS REPRESENTATIVES IS LIABLE FOR CONSEQUENTIAL (INCLUDING LOST PROFITS), INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, OR ENHANCED DAMAGES, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT, WHETHER OR NOT THE POSSIBILITY OF SUCH DAMAGES HAS BEEN DISCLOSED IN ADVANCE BY THE OTHER PARTY OR COULD HAVE BEEN REASONABLY FORESEEN BY TOPCON, REGARDLESS OF THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT, OR OTHERWISE) UPON WHICH THE CLAIM IS BASED, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, TO THE EXTENT PERMITTED BY LAW, EXCEPT FOR LIABILITY FOR INDEMNIFICATION (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY WITH RESPECT TO PRODUCT LIABILITY), LIABILITY FOR FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, AND WITHOUT LIMITING IRIDEX’S OBLIGATIONS UNDER THE QUALITY AND REGULATORY AGREEMENT WITH RESPECT TO PRODUCT RECALLS OR WITHDRAWALS, THE TOTAL AGGREGATE LIABILITY OF EITHER PARTY ARISING UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED TWICE THE AMOUNT PAID BY TOPCON TO IRIDEX PURSUANT TO THIS AGREEMENT WITH RESPECT TO THE UNIT OR UNITS OF PRODUCTS INVOLVED IN THE INCIDENT GIVING RISE TO SUCH LIABILITY.

ARTICLE 10

TRAINING AND SUPPORT

10.1     Training. To assist Topcon with the Distribution and support of Products, Iridex shall provide reasonable support and training as requested by Topcon in connection with

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the Distribution of the Products, provided that the expenses for (i) any such training that relate to commercialization of the Products shall be borne by the incurring Party and (ii) training relating to repairs, after-sales support, and quality control shall be separately discussed by the Parties in good faith and provided in the Quality and Regulatory Agreement.   Topcon shall use its commercially reasonable efforts to cause its personnel to attend training on the operation and use of Products provided by Iridex upon Iridex’s reasonable request, which will be made available at times reasonably convenient to the concerned personnel of both Topcon and Iridex at a location mutually acceptable to the Parties. Topcon shall be solely responsible for travel, lodging, local transportation and meal costs associated with such training, to the extent such expenses have been incurred by Topcon.

10.2     Support. After the Effective Date, the Parties shall discuss in good faith and agree separately in writing on the terms and conditions for provision of support to Customers by March 31, 2021 or such other date as agreed by the Parties in writing.

ARTICLE 11

CONFIDENTIAL INFORMATION

11.1     General. Except as otherwise expressly provided in this Agreement, during the Term and for five (5) years thereafter, each Party shall hold in confidence and not use or disclose to any Third Party any product, technical, marketing, financial, business or other proprietary information (“Confidential Information”) disclosed to such Party by the other in connection with this Agreement. Without limiting the foregoing, the terms of this Agreement shall be considered each Party’s Confidential Information.

11.2     Exceptions. Notwithstanding the foregoing, Confidential Information shall not include information that: (i) was publicly known or made generally available without a duty of confidentiality prior to the time of disclosure by the disclosing Party to the receiving Party; (ii) becomes publicly known or made generally available without a duty of confidentiality after disclosure by the disclosing Party to the receiving Party; (iii) is in the rightful possession of the receiving Party without confidentiality obligations at the time of disclosure by the disclosing Party to the receiving Party as shown by the receiving Party’s then-contemporaneous written files and records kept in the ordinary course of business; or (iv) is obtained by the receiving Party from a Third Party without an accompanying duty of confidentiality without a breach of such Third Party’s obligations of confidentiality.

11.3   Authorized Use and Disclosure. Each Party may use and disclose Confidential Information of the other Party as follows: (a) under appropriate confidentiality provisions substantially equivalent to those in this Agreement in connection with the performance of its obligations or exercise of rights granted to such Party in this Agreement; (b) to the extent such disclosure is reasonably necessary for complying with the terms of agreements with Third Parties subject to appropriate confidentiality provisions consistent with those in this Agreement, prosecuting or defending litigation or otherwise required by Applicable Law or the rules of any stock exchange on which a Parties shares are listed from time-to-time, provided, however, that if a Party is required by Applicable Law (or the rules of any stock exchange) to make any such disclosure of the other Party’s Confidential Information it will, except where impracticable for

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necessary disclosures (for example, in the event of medical emergency), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; (c) in communication with existing and potential contractors, investors, acquirers, consultants, advisors (including financial advisors, lawyers and accountants) and others on a need to know basis, in each case, under appropriate confidentiality provisions and a written agreement substantially equivalent to those of this Agreement; or (d) to the extent mutually agreed to by the Parties in writing.

11.4   Equitable Relief.   Each Party acknowledges that any breach of its confidentiality or non-use obligations under this Agreement may cause irreparable harm to the other Party which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, each Party agrees that the other will be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to seek preliminary and permanent injunctive and other equitable relief without having to prove the inadequacy of any other remedy it may have at law or in equity and without being required to post bond or other security relating to any actual or threatened breach of the obligations relating to the other Party’s Confidential Information set forth in this Article 11. Iridex acknowledges that its breach of any provisions relating to exclusivity (including with respect to grant of Exclusive Distribution Rights to Topcon) under Article II of this Agreement may cause irreparable harm to Topcon and its Affiliates which cannot be reasonably or adequately compensated in damages in action at law. Accordingly, Iridex that Topcon will be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to seek preliminary and permanent injunctive and other equitable relief without having to prove the inadequacy of any other remedy it may have at law or in equity and without being required to post bond or other security relating to any actual or threatened breach of Iridex’s obligations relating to exclusivity set forth in this Article 11.

ARTICLE 12

INDEMNIFICATION; INSURANCE

12.1     Indemnity By Topcon. Subject to Section 12.3, Topcon shall indemnify, defend and hold Iridex and its Affiliates and their respective officers, directors, employees and representatives harmless from and against any claims, suits, losses, damages, liabilities, costs and expenses (including reasonable attorney’s fees, collectively, “Losses”) arising from any claim, action or proceeding brought by Third Parties, including any Customers, arising from: (a) any material breach by Topcon of this Agreement; (b) any gross negligence or intentional misconduct of Topcon in connection with the performance of its obligations under this Agreement; (c) any failure by Topcon or its representatives or Affiliates to comply with any Applicable Laws; or (d) any allegation that the Distribution of PASCAL outside the Territory by Iridex or any of its Affiliates (or any Person acting under its or their authority) in accordance with this Agreement constitutes a breach or other violation of the terms of any distribution agreement with respect to PASCAL that is in effect as of the Effective Date by or between Topcon or any of its Affiliates, on the one hand, and a Third Party, on the other hand; except, in each case (a)-(d), to the extent Iridex is responsible for such Losses pursuant to Section 12.2.

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12.2     Indemnity By Iridex.   Subject to Section 12.3, Iridex shall indemnify, defend and hold Topcon and its Affiliates and their respective officers, directors, employees and representatives harmless from and against any Losses arising from any claim, action or proceeding brought by Third Parties, including any Customers, arising from: (a) any material breach by Iridex of this Agreement (including with respect to any Distribution of TMLS PASCAL by Iridex), (b) the gross negligence or intentional misconduct of Iridex, including with respect to any negligent manufacturing of the Products, (c) any failure by Iridex or its representatives or Affiliates to comply with any Applicable Laws, (d) any allegation that the Distribution of the Products (other than any Existing TMLS Inventory) in any country in the Territory in accordance with this Agreement infringes the intellectual property rights of any Third Party, provided that Iridex assumes no liability for (i) any combination of Products with other products not provided by Iridex which infringement would not arise from such Products standing alone, or (ii) the modification of such Products by Topcon or any Third Party where such infringement would not have occurred but for such modifications, or (e) any Existing Distributor Agreement; except, in each case (a)-(e), to the extent Topcon is responsible for such Losses pursuant to Section 12.1. Notwithstanding the foregoing or anything to the contrary herein, if it is adjudicatively determined that any Product infringes, or in Iridex’s good faith judgment, may infringe the intellectual property rights of any Third Party in any country, then Iridex may, at its option and expense, either: (i) replace the Products in such country with non-infringing functionally equivalent products; (ii) modify the Products in such country to make them non-infringing functionally equivalent products; or (iii) take a license under such Third Party intellectual property rights sufficient for Topcon to continue Distributing such Product in such country.

12.3     Indemnification Procedure. Any Party seeking indemnification under this Article 12   (the   “Indemnitee”)   shall:   (a) promptly   notify   the   indemnifying   Party   (the “Indemnitor”) in writing of the claim; (b) provide the Indemnitor sole control over the defense and/or settlement of such claim, at Indemnitor’s expense and with Indemnitor’s choice of counsel; and (c) at the Indemnitor’s request and expense, provide full information and reasonable assistance to Indemnitor with respect to such claim. Indemnitee may join in defense of a claim with counsel of its choice at its expense.

12.4   Insurance. Each Party shall obtain and maintain reasonable insurance, including commercial general liability insurance, worker’s compensation insurance and product liability insurance, at levels and for durations consistent with industry standards based upon such Party’s activities hereunder and indemnification obligations hereunder. Each Party shall furnish to the other Party on request certificates issued by the insurance company setting forth the amount of the liability insurance.

ARTICLE 13

TERM AND TERMINATION

13.1     Term. This Agreement shall become effective upon the Closing under the APA (the date on which this Agreement becomes effective, the “Effective Date”) and, unless terminated earlier in accordance with the terms and conditions of this Agreement or extended later by mutual written agreement of the Parties, continue in full force and effect on a country-by- country basis for a period of ten (10) years (the “Term”). Notwithstanding the foregoing, if on or

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by the Exclusive Distribution Rights Start Date, Iridex is unable to convey an exclusive appointment and right to Distribute any Product in any country in the Territory on account of any Existing Distributor Agreement due to a Delay, then the Term with respect to such Product in such country shall continue until the ten (10) year anniversary of the first date upon which Iridex conveys to Topcon such an exclusive appointment with respect to such Product in such country (whether through termination of such Existing Distributor Agreement or otherwise).

13.2     Termination by Either Party. Either Party may terminate this Agreement upon sixty (60) days’ prior written notice if: (a) the other Party breaches any material term (including any payment terms) of this Agreement and the breaching Party has not cured the breach within such sixty (60) day period; or (b) a Party is the subject of a liquidation or insolvency, or the filing of bankruptcy, or similar proceeding(s) (provided that in the case of involuntary proceedings, such proceedings are not dismissed within sixty (60) days of filing).

13.3     Change of Control. If Iridex undergoes a Change of Control, Iridex shall promptly notify Topcon, and Iridex (or its acquiror or successor, as applicable) shall have the right to terminate this Agreement upon delivery of written notice to Topcon (the “CoC Notice”) and payment of the Change of Control Fee in full, in each case within ninety (90) days of the closing of the applicable transaction; provided, that Iridex shall not (i) have actively solicited such Change of Control transaction during the twelve (12) month period beginning on the Effective Date or at any time thereafter during the Term, directly or indirectly, for the primary purpose of exercising its right pursuant to this Section 13.3 or (ii) enter into such Change of Control transaction for the primary purpose of exercising its right to purchase the Exclusive Distribution Rights for the remaining period of the Term. For purposes of this Agreement, “Change of Control Fee” means: [***].

13.4Effect of Termination.

13.4.1 To the extent permitted under Applicable Law, in the event of any termination or expiration of this Agreement, Topcon shall use its commercially reasonable efforts to provide copies of all Registration Materials applicable to the Products, at Iridex’s cost; provided, that (i) the Parties shall discuss in good faith regarding transfer of rights under the Registration Materials to Iridex on a case-by-case basis and (ii) Topcon shall not be obligated to transfer any such Registration Materials relating to Japan, to the extent such Registration Materials are required to be possessed by Topcon as the MAA Approval in Japan.

13.4.2 Upon expiration or termination of this Agreement, in its entirety or on a country-by-country or region-by-region basis, Topcon shall submit to Iridex within thirty (30) days a list of all Products in Topcon’s and its Affiliates’ inventory as of the effective date of expiration or termination in the Territory or such country or region, as applicable. Except in the event of termination by Iridex pursuant to Section 2.4, 12.2, 13.2 or 13.3, and unless otherwise agreed in writing by the Parties, Topcon and its Affiliates shall have one (1) year following the expiration or termination of this Agreement, in its entirety or on a country-by-country or region- by-region basis, to continue to Distribute any Products in Topcon’s or its Affiliates’ inventory as of the effective date of expiration or termination in the Territory or such country or region, as applicable.   Iridex may also elect to repurchase unused (brand new) Products that have been

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purchased by Topcon within sixty (60) days of notification of termination or of expiration at the Transfer Price paid by Topcon less a reasonable restocking fee. Except as otherwise permitted in this Section 13.4.2 and subject to Section 13.5, all rights and licenses of Topcon and its Affiliates and Subdistributors hereunder shall automatically be terminated.

13.4.3 Each Party shall, within thirty (30) days of the effective date of termination or expiration, either (a) return to the other Party all of the other Party’s Confidential Information then in a Party’s possession, custody or control or (b) certify to the other Party in writing that all copies of such Confidential Information have been destroyed, except to the extent any such Confidential Information (i) relates to any information necessary for obtaining MAA Approval in a Territory, including but not limited to any specifications or testing reports for the Products, or (ii) needs to be retained pursuant to Applicable Law or bona fide internal document retention policies of the Party (in which case all of the confidentiality and non-use obligations hereunder shall continue to apply to the Confidential Information to the extent the Party continues to possess such information).

13.4.4 In the event that Topcon has the right to terminate this Agreement for Iridex’s material breach in accordance with Section 13.2, upon Topcon’s request, Topcon and Iridex shall discuss in good faith a plan to cure any such deficiencies, only if and to the extent the Parties agree that such material breach is curable, or, if applicable, the terms and conditions of such termination, including, solely to the extent agreed by the Parties, potential payment by Iridex to Topcon of all or a portion of the Exclusivity Termination Fee under Section 4.1.2, which Exclusivity Termination Fee, for clarity, would be prorated by the ratio of (i) the number of days remaining in the Term against (ii) the number of days in the entire Term of ten (10) years.

13.5   Survival.     The respective representations, warranties, agreements, covenants, indemnities and other statements of each Party made under this Agreement shall remain in full force and effect and shall survive termination or expiration of this Agreement. Any claims asserted in accordance with the procedures set forth in this Agreement prior to any applicable expiration date or other applicable survival period shall not thereafter be barred by the expiration under this Section 13.5, and such claims shall survive until finally resolved.

13.6     Accrued Obligations. Expiration or termination of this Agreement for any reason shall not release either Party hereto from any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination, including without limitation all payment obligations incurred prior to the effective date of such termination or expiration, nor preclude either Party from pursuing all rights or remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

ARTICLE 14

NOTICE

Any notices given under this Agreement will be in writing, addressed to the Parties at the following addresses, and delivered by person, by email or by a reputable express international courier service. Any such notice will be deemed to have been given as of the day of personal

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delivery, in the case of email on the date of transmission, or on the day of successful delivery to the other Party as confirmed by the records of the courier service.

If to Iridex:If to Topcon:

Iridex CorporationTopcon Corporation

1212 Terra Bella Avenue75-1 Hasunuma-cho Mountain View, CA 94043Itabashi-ku, Tokyo U.S.A.Japan 174-8580

Attn.: Patrick Mercer Chief

Operating Officer Email: pmercer@iridex.com

Attn: Shigehiro Ogino

Executive Officer

Vice General Manager

Eye Care Business Division

Email: sogino@topcon.com

With a copy to: Kanako Koizumi

Senior Manager

Legal & Export Control Dept.

GeneralAdministration& Legal Div.

Email: kkoizumi@topcon.com

With a copy (which shall not constitute

notice) to:

Withacopy(whichshallnot constitute notice) to:

Wilson Sonsini Goodrich & Rosati PCNagashima Ohno & Tsunematsu

650 Page Mill RoadJP Tower, 2-7-2 Marunouchi, Palo Alto, CA 94304Chiyoda-ku, Tokyo 100-7036

U.S.A.Japan

Attn.: Philip Oettinger, Esq.Attention: Yutaka Kuroda

Email: poettinger@wsgr.comE-mail: yutaka_kuroda@noandt.com

ARTICLE 15

MISCELLANEOUS

15.1     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A. without regard to the conflicts of laws provisions and excluding the 1980 U.N. Convention on Contracts for the International Sale of Goods.

15.2     Assignment. Neither Party shall at any time, without obtaining the prior written consent of the other Party, assign or transfer this Agreement to any Person. Notwithstanding the foregoing, each Party shall be permitted, without the consent of the other Party, to assign this Agreement to its Affiliates or to perform this Agreement, in whole or in part, through its Affiliates, provided that such Party shall (a) notify the other Party of its intent to assign

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this Agreement pursuant to the foregoing in writing in advance and (b) be primarily liable and responsible for performance by such Affiliate hereunder, and each Party may also assign this Agreement, without the consent of the other Party, to any successor or Third Party that acquires all or substantially all of the assets to which this Agreement relates, whether by sale, transfer, merger, reorganization, operation of law or otherwise; provided that the assignee agrees in writing to be bound to the terms and conditions of this Agreement. Any attempted assignment not in accordance with this Section 15.2 shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

15.3     Force Majeure. Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement (other than the payment of money) for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, terrorist acts, strike, flood, or governmental acts or restriction, epidemic, pandemic or other cause that is beyond the reasonable control of the respective Party. The Party affected by such force majeure will provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any such obligation under this Agreement is delayed owing to such a force majeure for any continuous period of more than one hundred eighty (180) days, the Parties hereto will consult with respect to an equitable solution, including the possibility of the mutual termination of this Agreement.

15.4     Independent Contractors. The Parties agree that the relationship of Iridex and Topcon established by this Agreement is that of independent contractors. Furthermore, the Parties agree that this Agreement does not, is not intended to, and shall not be construed to, establish a partnership or joint venture, and nor shall this Agreement create or establish an employment, agency or any other relationship. Except as may be specifically provided herein, neither Party shall have any right, power or authority, nor shall they represent themselves as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

15.5     Waiver; Amendment. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time. No amendments to this Agreement will be effective or binding on either of the Parties unless reduced to writing and duly executed on behalf of both Parties.

15.6     Severability.   In the event that any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement will remain in full force and effect without said provision. In such event, the

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Parties will in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which will most nearly approximate the intent of the Parties in entering this Agreement.

15.7   Dispute Resolution. In the event of any dispute, controversy or claim between the Parties hereto arising out of this Agreement, the Parties agree to attempt to resolve such dispute in good faith through direct negotiations for a period of thirty (30) days. Any dispute, controversy or claim between the Parties hereto arising out of or relating to this Agreement which cannot be resolved through direct negotiations shall be settled by binding arbitration in accordance with and subject to the then applicable rules (“Rules”) of the International Chamber of Commerce (“ICC”) and such arbitration shall be administered by the ICC with a single arbitrator selected from a list of arbitrators proposed by the ICC in accordance with the Rules. The arbitrator shall allow such discovery as is appropriate and consistent with the purposes of arbitration in accomplishing fair, speedy and cost-effective resolution of disputes. The costs of the arbitration including the arbitrators’ fees shall be shared equally by the Parties. Judgment upon the award rendered in any such arbitration may be entered in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an enforcement, as the law of such jurisdiction may require or allow. Unless otherwise mutually agreed to by the Parties, such arbitration shall take place in Santa Clara County, California, U.S.A.

15.8     Headings. Headings herein are for convenience of reference only and shall in no way affect interpretation of this Agreement.   To the extent there exists any discrepancy between any internal, alphabetical or numerical cross-reference to a Section, Article or Exhibit of this Agreement and the parenthetical immediately following such cross-reference, the parenthetical shall govern.

15.9     Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the Parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

15.10   Compliance With Applicable Law.Each Party shall comply with all

Applicable Laws in performing its duties hereunder.

15.11 Entire Agreement.   This Agreement, and all exhibits attached hereto (together with the other agreements and strategic transactions contemplated hereunder), constitute the entire understanding and contract between the Parties and supersedes any and all prior and contemporaneous, oral or written representations, communications, understandings, and agreements between the Parties with respect to the subject matter hereof, including without limitation the Memorandum of Understanding dated December 10, 2020. Notwithstanding the foregoing, to the extent the terms and conditions of this Agreement conflict with the terms and conditions of any exhibit, the terms and conditions of this Agreement shall govern. The Parties acknowledge and agree that neither of the Parties is entering into this Agreement on the basis of any representations or promises not expressly contained herein.

15.12   Expenses.   Except as otherwise expressly provided herein, all costs and

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expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

15.13 Counterparts.   This Agreement may be executed in two (2) or more counterparts, each of which will be an original and all of which together will constitute together the same document. Counterparts may be signed and delivered by facsimile or by Portable Document Format (PDF) exchanged by email, each of which will be binding when received.

[Intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement effective as of the Effective Date.

IRIDEX CORPORATION

Name: David Bruce

Title: Chief Executive Officer

Signature:

Date:

Signature Page to Distribution Agreement

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement effective as of the Effective Date.

TOPCON CORPORATION

Name: Fumio Ohue

Title: Managing Executive Officer, General Manager, Eye Care Business Div. Signature:

Date:

EXHIBIT A [***]

EXHIBIT B

[***]

EXHIBIT C [***]

EXHIBIT D [***]

EXHIBIT E [***]

Exhibit B

INVESTMENT AGREEMENT

This Investment Agreement (this “Agreement”) is dated as of March [•], 2021, by and between IRIDEX Corporation, a company duly incorporated and existing under the laws of the State of Delaware (the “Company”), and Topcon America Corporation, a company duly incorporated and existing under the laws of the State of Delaware (the “Investor”).

WHEREAS, Topcon Corporation (“Topcon”), an Affiliate of the Investor, and the Company wish to enter into a series of strategic transactions, pursuant to which (i) the Company acquires the business of Topcon Medical Laser Systems, Inc., a company duly incorporated and existing under the laws of the State of California and an Affiliate of the Investor (“TMLS”) pursuant to an Asset Purchase Agreement by and between the Company and TMLS dated on or around the date hereof (the “Asset Purchase Agreement”), (ii) Topcon, through the Investor, acquires certain equity interests of the Company, and (iii) Topcon and the Company enter into a distribution agreement pursuant to which the Company grants Topcon the exclusive right to distribute the Company’s products in certain regions (the “Distribution Agreement”); and

WHEREAS, in connection with the foregoing, the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, pursuant to the terms and conditions set forth in this Agreement, certain shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE 1. DEFINITIONS

1.1.     Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1.

“Acquired Shares” has the meaning set forth in Section 2.1.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Asset Purchase Agreement” has the meaning set forth in the recitals.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Japan or the State of California are authorized or required by Law to be closed for business.

“Buy-in” has the meaning set forth in Section 4.1(c).

“Closing” means the closing of the purchase and sale of the Acquired Shares pursuant to ARTICLE 2.

“Closing Date” has the meaning set forth in Section 2.2. “Commission” means the U.S. Securities and Exchange Commission. “Common Stock” has the meaning set forth in the recitals.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the preamble.

“Company Counsel” means Wilson Sonsini Goodrich & Rosati, P.C.

“Company Deliverables” has the meaning set forth in Section 2.3(a).

“Company Party” has the meaning set forth in Section 4.7.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Distribution Agreement” has the meaning set forth in the recitals.

“Effective Date” means the date that the Registration Statement required by

Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Evaluation Date” has the meaning set forth in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities as compensation to vendors or consultants or other non-employees of the Company, in each case for services rendered to the Company, that has been approved by a majority of the disinterested directors of the Company and which issuance is made at a price per share that is not less than the greater of the book value and the market value of the Common Stock, (d) securities pursuant to acquisitions of assets (whether directly or through the acquisition of capital stock of an entity), which acquisition is approved by a majority of the disinterested directors of the Company and which issuance is made at a price per share that is not less than the greater of the book value and the market value of the Common Stock, and (e) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p). “Investor” has the meaning set forth in the preamble.

“Investor Deliverables” has the meaning set forth in Section 2.3(b).

“Investor Party” has the meaning set forth in Section 4.6.

“Laws” means all state or federal laws, common law, statutes, ordinances, codes, rules or regulations or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.6.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the

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Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Money Laundering Laws” has the meaning set forth in Section 3.1(dd).

“OFAC” has the meaning set forth in Section 3.1(cc).

“Outside Date” means the forty-fifth (45th) calendar day following the date of this Agreement; provided, that if such day should fall on a day that is not a Business Day, the Outside Date shall be deemed the next day that is a Business Day.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” has the meaning set forth in Section 4.11.

“Pro Rata Portion” has the meaning set forth in Section 4.11. “Purchase” has the meaning set forth in Section 2.1.

“Purchase Price” means the amount equal to the product of (a) the number of the Acquired Shares and (b) per purchase price of the Acquired Shares, in each case, as determined pursuant to Section 2.1.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investor, in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investor of the Acquired Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect

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stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsequent Financing” has the meaning set forth in Section 4.11. “Subsequent Financing Notice” has the meaning set forth in Section 4.11. “Subsidiary” means, as to the Company, any “subsidiary” as defined in Rule 1-

02(x) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“TMLS” has the meaning set forth in the recitals.

“Topcon” has the meaning set forth in the recitals.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, NYSE Amex, the NASDAQ Stock Market (including the NASDAQ Global Select Market, the NASDAQ Global Market and the NASDAQ Capital Market) or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

Agreement.

“Transaction Documents” means this Agreement and the Registration Rights

ARTICLE 2. PURCHASE AND SALE

2.1.     Purchase and Sale. On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article 5, at the Closing, the Investor shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Investor, the maximum number of shares of Common Stock that the Investor may acquire for an aggregate purchase price of $10,000,000, provided, that the total number of shares of Common Stock acquired pursuant to this Section 2.1 shall not exceed 19.9% of all of the then-issued and outstanding shares of Common Stock under any circumstances (the total number of shares acquired pursuant to this Section 2.1, the “Acquired Shares”); provided, further, that the purchase price per Acquired Share shall be equal to the average of the Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five (5) trading days immediately preceding the date hereof. For clarity, if the payment of the Purchase Price at the Closing results in the Investor acquiring more than 19.9% of all of the then-issued and outstanding shares of Common Stock, then the Purchase Price shall be reduced in such manner so as to cause the Investor to purchase 19.9% of all of the then-issued and outstanding shares of Common Stock.

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The purchase and sale of the Acquired Shares pursuant to this Section 2.1 is referred to as the “Purchase”. Upon the Closing and the issuance of the Acquired Shares, the Acquired Shares shall constitute up to 19.9% of all of the then-issued and outstanding shares of Common Stock.

2.2.     Closing. Subject to the terms and conditions of this Agreement, the Closing shall take place remotely by exchange of documents and signatures (or their electronic counterparts) after all of the conditions to Closing set forth in Article 5 are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as the Investor and the Company may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date.”

2.3.Closing Deliveries.

(a)At the Closing, the Company shall deliver or cause to be delivered to the

Investor the following (the “Company Deliverables”):

(i)written confirmation that the Acquired Shares have been issued in book-entry form to the Investor; and

(ii)the legal opinion of Company Counsel, in the form attached hereto as Exhibit B, addressed to the Investor.

Company:

(b)At the Closing, the Investor shall deliver or cause to be delivered to the

(i)each agreement specified in Section 5.2(d) duly signed by the

Investor (collectively, the “Investor Deliverables”); and

(ii)     the Purchase Price, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES

3.1.     Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor as of the date hereof and as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

(a)       Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as disclosed in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)       Organization and Qualification.   The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of

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the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)       Authorization; Enforcement.   The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or any Subsidiary in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)       No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)       Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the

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Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 hereof, and (v) those that have been made or obtained prior to the date of this Agreement.

(f)       Issuance of the Securities. The Acquired Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Acquired Shares.

(g)       Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in Schedule 3.1(g). Except as specified in Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock that, if exercised, would materially affect the capitalization of the Company as set forth in such SEC Reports. The issue and sale of the Acquired Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or Common Stock Equivalents to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h)     SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the

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periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)       Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j)       Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (direct, indirect, contingent, or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any Company or Subsidiary officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(k)       Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Acquired Shares or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)       Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary.

(m)     Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of

9

time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect.

(n)     Regulatory Permits.   The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate United States federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(o)       Title to Assets.   The Company and the Subsidiaries have valid land use rights for all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(p)       Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(q)       Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the businesses in which the Company and the Subsidiaries are

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engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(r)       Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees or significant stockholders of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, employee or such stockholder or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(s)       Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that would reasonably be expected to significantly affect the Company’s internal controls.

(t)       Solvency.   Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its

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assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(u)       Brokers.   No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company.

(v)     Certain Registration Matters. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Acquired Shares under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Investor under Form S-3 promulgated under the Securities Act, subject to the restrictions imposed by the SEC with respect to the number of shares which may be registered for resale on such form. Except as set forth in Schedule 3.1(v), the Company has not granted or agreed to grant to any Person, other than the Investor pursuant to the Registration Rights Agreement, any rights (including “piggyback” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied through an effective registration statement or by waiver of such rights to the extent specified in Schedule 3.1(v).

(w)     Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x)       Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or would become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Acquired Shares and the Investor’s ownership of the Acquired Shares.

(y)       No Additional Agreements. The Company does not have any agreement or understanding with the Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(z)       Consultation with Auditors. The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

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(aa)     Accountants. There are no disagreements of any kind presently existing between the accountants formerly or presently employed by the Company, that would, individually or in the aggregate, have or reasonably be expected to result in, a Material Adverse Effect.

(bb)     Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Company or any Subsidiary, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(cc)     PFIC. Neither the Company nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(dd)     OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ee)     Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff)     Disclosure of Material, Non-Public Information. To the knowledge of the Company, neither it nor any Person acting on its behalf has provided the Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information concerning the Company, the Subsidiaries or their respective businesses, except insofar as the existence and terms of the proposed transactions contemplated hereunder may constitute such information.

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3.2.     Representations and Warranties of the Investor. The Investor hereby makes the following representations and warranties to the Company as of the date hereof and as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

(a)       Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder.   The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action on the part of the Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)       Investment Intent. The Investor is acquiring the Acquired Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Acquired Shares or any part thereof, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Acquired Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Acquired Shares.

(c)       Investor Status. At the time the Investor was offered the Acquired Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act.   The Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Acquired Shares.   The Investor acknowledges that an investment in the Acquired Shares is speculative and involves a high degree of risk.

(d)       General Solicitation. The Investor is not purchasing the Acquired Shares as a result of any advertisement, article, notice or other communication regarding the Acquired Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)       Access to Information. The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Acquired Shares and the merits and risks of investing in the Acquired Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and

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prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)       Certain Trading Activities. The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the time that the Investor was first contacted by the Company regarding an investment in the Company. The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g)       Adequacy of Funds.   The Investor, as of the Effective Time, will have, adequate financial resources to satisfy its monetary and other obligations under this Agreement, including the payment of the Purchase Price for the Acquired Shares and all fees and expenses incurred by the Investor in connection with or related to consummation of the Purchase.

The Company acknowledges and agrees that the Investor has not made nor makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.

OTHER AGREEMENTS OF THE PARTIES

4.1.Transfer; Certificates.

(a)       The Acquired Shares may only be disposed of in compliance with applicable state and federal securities laws. In connection with any transfer of the Acquired Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of the Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor to the effect that such transfer does not require registration of such transferred Acquired Shares under the Securities Act.

(b)       Certificates evidencing the Acquired Shares will contain the following legend, until such time as they are not required under Section 4.1(c):

THE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES   ACT   OF   1933,   AS   AMENDED   (THE

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“SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT.

(c)       Certificates evidencing the Acquired Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering such Acquired Shares is then effective, or (ii) following a sale or transfer of such Acquired Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Acquired Shares are eligible for sale by the Investor without volume restrictions under Rule 144. The Company agrees that following the Effective Date or such other time as legends are no longer required to be set forth on certificates representing the Acquired Shares under this Section 4.1(c), it will, no longer than three Trading Days following the delivery by the Investor to the Company or its transfer agent of a certificate representing such Acquired Shares containing a restrictive legend, deliver or cause to be delivered to such investor Acquired Shares which are free of all restrictive and other legends. If the Company is then eligible, certificates for the Acquired Shares subject to legend removal hereunder shall be transmitted by the Company or its transfer agent to the Investor by crediting the prime brokerage account of the Investor with the Depository Trust Company System as directed by the Investor. If the Investor shall make a sale or transfer of Acquired Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing the applicable Acquired Shares containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Acquired Shares delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to the Investor a certificate representing such Acquired Shares that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Acquired Shares are received free from restrictive legends, the Investor, or any third party on behalf of the Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Acquired Shares (a “Buy-In”), then, in addition to any other rights available to the Investor under the Transaction Documents and applicable law, the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by the Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d)       Notwithstanding anything to the contrary in this Agreement, prior to the six

(6) months anniversary of the Closing, the Investor shall not (i) lend; offer; pledge; sell; contract

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to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, the Acquired Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such the Acquired Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.

4.2.     Furnishing of Information. Until the end of the Effectiveness Period (as defined in the Registration Rights Agreement), the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Investor owns Acquired Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Acquired Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Acquired Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Acquired Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3.     Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Acquired Shares in a manner that would require the registration under the Securities Act of the sale of the Acquired Shares to the Investor, or that would be integrated with the offer or sale of the Acquired Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investor.

4.4.     Subsequent Registrations. Other than a Registration Statement pursuant to the Registration Rights Agreement, prior to the first to occur of (a) the Effective Date of a Registration Statement resulting in all Registrable Securities (as defined in the Registration Rights Agreement) being registered for resale pursuant to one or more effective Registration Statements or (b) such time as all Registrable Securities may be sold by the Investor without volume restrictions pursuant to Rule 144, the Company may not file any registration statement (other than on Form S-4 or Form S-8) with the Commission with respect to any securities of the Company, except as specifically set forth on Schedule 6(b) to the Registration Rights Agreement.

4.5.     Securities Laws Disclosure; Publicity. To the extent required by applicable Law or stock exchange requirements, the Investor and the Company shall each issue a press release in language appropriate for the region in which they operate that presents the transaction contemplated hereby as a strategic alliance with an objective to expand their respective businesses, provided that the Investor and the Company shall discuss in good faith and agree as to the timing and contents of any such press release in advance. On the Trading Day following the execution of this Agreement, the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Trading Day following the Closing Date the Company will

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file a Current Report on Form 8-K to disclose the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed, if any. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the Commission (other than a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of the Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6.     Indemnification of the Investor.   In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investor and its directors, officers, stockholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document; provided, that (a) the Company shall not be liable to the Investor Party for until the aggregate amount of all Losses in respect of indemnification under this Section 4.6 exceeds 0.5% of the Purchase Price (the “Deductible”), in which event the Company shall only be required to pay or be liable for Losses in excess of the Deductible; and (b) the aggregate amount of Losses for which the Company shall be liable in respect of indemnification under this Section 4.6 shall not exceed the Purchase Price.   In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The indemnification rights under this Section 4.6 shall survive for a period of twelve (12) months after the Closing. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.6 shall be the same as those set forth in Section 5(a) of the Registration Rights Agreement.

4.7.     Indemnification of the Company.   In addition to the indemnity provided in the Registration Rights Agreement, the Investor will indemnify and hold the Company and its directors, officers, stockholders, partners, employees and agents (each, a “Company Party”) harmless from any and all Losses that any such Company Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Investor in any Transaction Document; provided, that (a) the Investor shall not be liable to the Company Party for until the aggregate amount of all Losses in respect of indemnification under this Section 4.7 exceeds the Deductible, in which event the Investor shall only be required to pay or be liable for Losses in excess of the Deductible; provided further, that Losses in respect of Section 3.2(g) shall not be subject to the Deductible; and (b) the aggregate amount of Losses for which the Investor shall be liable in respect of indemnification under this Section 4.7 shall not exceed the Purchase Price. In addition to the indemnity contained herein, the Investor will reimburse each Company Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The indemnification rights under this Section 4.7 shall survive for a period of twelve (12) months after the Closing. Except as otherwise

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set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5(b) of the Registration Rights Agreement.

4.8.     Non-Public Information. Except with regard to the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will knowingly provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9.     Listing of Acquired Shares. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Acquired Shares, and will take such other action as is necessary or desirable to cause the Acquired Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the rules of the Trading Market.

4.10.   Use of Proceeds. The Company will use the net proceeds from the sale of the Acquired Shares for working capital purposes and not for the satisfaction of any portion of the Company’s debt or for the redemption of any Common Stock or Common Stock Equivalents.

4.11.Participation in Future Financing.

(a)       From the date hereof until the date that is the six-month anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), the Investor shall have the right to participate in an amount up to its Pro Rata Portion of such Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing. As used herein, “Pro Rata Portion” means the ratio of: (x) the aggregate number of shares of Common Stock held by the Investor on the date of any Subsequent Financing Notice (as defined below); and (y) the aggregate number of shares of the Company’s Common Stock and Common Stock Equivalents outstanding on the date of such Subsequent Financing Notice.

(b)     At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which shall ask the Investor if it wants to review the details of such financing. Upon the request of the Investor following the Pre-Notice, and only upon a request by the Investor, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver an additional notice to the Investor (a “Subsequent Financing Notice”) which shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, and shall include a term sheet or similar document relating thereto as an attachment.

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(c)       If the Investor desires to participate in such Subsequent Financing it must provide written notice to the Company no later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after the Investor has received the Pre-Notice that the Investor is willing to participate in the Subsequent Financing, the amount of the Investor’s participation, and representing and warranting that the Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Investor as of such fifth (5th) Trading Day, the Investor shall be deemed to have notified the Company that it does not elect to participate.

(d)       If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after the Investor has received the Pre-Notice, notification by the Investor of its willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)       The Company must provide the Investor with a second Subsequent Financing Notice, and the Investor will again have the right of participation set forth above in this Section 4.11, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within sixty (60) Trading Days after the date of the initial Subsequent Financing Notice.

(f)       The Company and the Investor agree that if the Investor elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby the Investor shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Investor.

(g)       Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance.

4.12.   Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investor at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Investor.

4.13.   Capital Changes. Until the one year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Investor.

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ARTICLE 5.

CONDITIONS PRECEDENT TO CLOSING

5.1.     Conditions Precedent to the Obligations of the Investor to Purchase the Acquired Shares. The obligation of the Investor to acquire the Acquired Shares at the Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:

(a)       Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)       Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)       No Suspensions of Trading in Common Stock. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement;

(e)Company Agreement. The Company shall have delivered the Registration

Rights Agreement, duly executed by the Company;

(f)Closing of Asset Purchase.The closing under the Asset Purchase

Agreement shall have taken place or will take place simultaneously with the Closing;

(g)       Execution of Distribution Agreement. The Distribution Agreement shall have been duly executed by Topcon and the Company, and shall become effective simultaneously with the Closing;

(h)Company Deliverables. The Company shall have delivered the Company

Deliverables in accordance with Section 2.3(a); and

(i)       Termination. This Agreement shall not have been terminated in accordance with Section 6.10.

5.2.     Conditions Precedent to the Obligations of the Company to sell the Acquired Shares. The obligation of the Company to sell the Acquired Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

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(a)       Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)       Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing;

(c)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)Closing of Asset Purchase.The closing under the Asset Purchase

Agreement shall have taken place or will take place simultaneously with the Closing;

(e)Investor Deliverables. The Investor shall have delivered the Registration

Rights Agreement, duly executed by the Investor; and

(f)Termination. This Agreement shall not have been terminated in accordance with Section 6.10.

ARTICLE 6. MISCELLANEOUS

6.1.     Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Acquired Shares.

6.2.     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by an internationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.2):

Notice to the Investor:111 Bauer Drive Oakland, NJ 07436. United States

E-mail: rsamuels@topcon.com

Attention: Randy Samuels, Executive Vice

President & General Counsel

22

with a copy to:

75-1, Hasunuma-cho, Itabashi-ku, Tokyo 174-

8580, Japan

E-mail: k.koizumi@topcon.co.jp

Attention: Kanako Koizumi, Legal & Export Control Dept., General Administration & Legal Div.

and with a copy to:Nagashima Ohno & Tsunematsu

JP Tower, 2-7-2 Marunouchi, Chiyoda-ku, Toky

100-7036, Japan

Attention: Yutaka Kuroda

Notice to the Company:IRIDEX Corporation

1212 Terra Bella Avenue

Mountain View, CA 94043

Attention: Chief Executive Officer, David Bruce

with a copy to:Wilson Sonsini Goodrich & Rosati, P.C.

o

E-mail: yutaka_kuroda@noandt.com

E-mail: dbruce@iridex.com

650 Page Mill Road

Palo Alto, CA 94304

Attention: Philip Oettinger

Facsimile: (650) 565-3564

Email: poettinger@wsgr.com

6.3.   Interpretation.   For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

6.4.     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

6.5.     Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term

23

or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6.6.     Entire Agreement.   This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter, including the Memorandum of Understanding between Topcon and the Company dated December 10, 2020. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control.

6.7.     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.   No assignment shall relieve the assigning party of any of its obligations hereunder.

6.8.     No Third Party Beneficiaries. Except as set forth in Section 4.6 and Section4.7, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.9.     Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

6.10.Termination. This Agreement may be terminated prior to Closing: (a)by the mutual written consent of the Company and the Investor;

(b)       by the Company or the Investor upon written notice to the other, if the Closing shall not have taken place by 4:30 p.m. Japan time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.10(b) shall not be available to any Person

24

whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

6.11.Governing Law; Submission to Arbitration; Waiver of Jury Trial.

(a)       This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule.

(b)       Any dispute, claim or controversy arising out of or relating to this Agreement or the other agreements and documents contemplated hereby or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in San Francisco, California, before one (1) arbitrator who shall be mutually appointed by the Parties. The arbitration shall be administered by JAMS (or any like organization successor thereto) pursuant to its JAMS International Arbitration Rules and Procedures. The arbitrator shall follow any applicable federal law and California state law in rendering an award. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The Parties further understand and agree that the arbitrator’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. No discovery will be permitted in connection with the arbitration, unless it is expressly authorized by the arbitrator upon showing of substantial need by a Party seeking discovery.

(c)     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11(c).

6.12.   Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Acquired Shares.

6.13.   Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

25

6.14.   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.15.   Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.16.   Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of the Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of the Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of the Investor or any investor, stockholder or holder of shares of beneficial interest of the Investor shall be personally liable for any liabilities of the Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

26

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IRIDEX CORPORATION

By: Name: David Bruce

Title: Chief Executive Officer

[Signature Pages to Investment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TOPCON AMERICA CORPORATION

By: Name: David A. Mudrick

Title: President

[Signature Pages to Investment Agreement]

Exhibit A Registration Rights Agreement

Exhibit B Legal Opinion

EXHIBIT C

[***]

Exhibit D

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”), effective as of March [●], 2021 (the “Effective Date”), is by and between Topcon Medical Laser Systems, Inc., a California corporation (“Seller”) and IRIDEX Corporation, a Delaware corporation (“Buyer”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement, dated as of March [●], 2021 (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to assign all of its rights, title and interests in, and Buyer has agreed to assume all of Seller’s duties and obligations under, the Transferred Assets.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Assignment and Assumption. Seller hereby sells, assigns, grants, conveys and transfers to Buyer all of Seller’s right, title and interest in and to the Transferred Assets. Buyer hereby accepts such assignment and assumes all of Seller’s duties and obligations under the Transferred Assets and agrees to pay, perform and discharge, as and when due, all of the obligations of Seller under the Transferred Assets accruing on and after the Agreement Date.

2. Terms of the Purchase Agreement.   The scope, nature and extent of the Transferred Assets transferred hereunder are set forth in the Purchase Agreement. Buyer and Seller each acknowledge and agree that this Agreement is intended only to effect the assumption by Buyer of the Transferred Assets pursuant to the Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Purchase Agreement.   The terms of the Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Transferred Assets are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

3. Third Parties. Nothing expressed or implied herein is intended to confer upon any Person, other than Buyer, Seller and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities pursuant to or by reason of this Agreement.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule.

5. Enforcement and Venue. Buyer and Seller each agree that any dispute, claim or controversy arising out of or relating to this Agreement shall be determined by arbitration in accordance with Section 11.11 (Dispute Resolution) as set forth in the Purchase Agreement.

6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Buyer, Seller and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

7. Amendment, Waiver and Termination. This Agreement cannot be amended, waived or terminated except by an instrument in writing signed by both Buyer and Seller.

8. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of Buyer and Seller. Buyer and Seller each further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

10. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

TOPCON MEDICAL LASER SYSTEMS, INC.

By:

Name: Ray Vallejo

Title:President

IRIDEX CORPORATION

By: Name: David Bruce

Title:Chief Executive Officer

[Signature Page to Assumption Agreement]

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is made and effective as of March [●],

2021 by Topcon Medical Laser Systems, Inc., a California corporation (“Seller”), in favor of IRIDEX Corporation, a Delaware corporation (“Buyer”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement, dated as of March [●], 2021 (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to assign all of its rights, title and interests in, and Buyer has agreed to assume all of Seller’s duties and obligations under, the Transferred Assets.

WHEREAS, upon the terms and subject to the conditions of the Purchase Agreement, Seller agreed to sell, transfer, assign, convey and deliver to Buyer, and Buyer agreed to purchase, acquire, and accept from Seller, all of Seller’s right, title and interest in, to and under the Transferred Assets free and clear of all Liens other than Permitted Liens.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, transfers, assigns, conveys and delivers to Buyer all of Seller’s right, title and interest in, to and under the Transferred Assets free and clear of all Liens other than Permitted Liens, and Buyer hereby accepts the sale, transfer, assignment, conveyance, and delivery of Seller’s right, title and interest in, to and under the Transferred Assets.

This Bill of Sale shall not constitute an assignment or transfer of any interest in any Contract, if an assignment or transfer of the Contract requires explicit consent of a third party who is a party to such Contract, unless and until such consent has been obtained or otherwise waived, in each case in accordance with and subject to the terms and conditions set forth in the Purchase Agreement.

The scope, nature and extent of the Transferred Assets sold hereunder are set forth in the Purchase Agreement. Buyer and Seller each acknowledge and agree that this Bill of Sale is intended only to effect the sale, transfer, assignment, conveyance, and delivery of the Transferred Assets pursuant to the Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Purchase Agreement. Nothing contained herein shall itself change, limit, restrict, amend, extend, supersede or modify (nor shall it be deemed or construed as changing, limiting, restricting, amending, extending, superseding or modifying) the terms or conditions of the Purchase Agreement in any manner whatsoever. This Bill of Sale does not transfer or create any rights to any assets, properties or rights not otherwise transferred or created pursuant to the Purchase Agreement. In the event of any conflict between the terms and conditions of the Purchase

Agreement and this Bill of Sale, the terms and conditions of the Purchase Agreement shall control.

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of California, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

This Bill of Sale shall be binding upon and inure to the benefit of Buyer, Seller and their respective successors and permitted assigns. No party hereto may assign either this Bill of Sale or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

This Bill of Sale cannot be amended, waived or terminated except by a writing signed by Buyer and Seller.

In the event that any provision of this Bill of Sale, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Bill of Sale will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of Buyer and Seller. Buyer and Seller each further agree to replace such void or unenforceable provision of this Bill of Sale with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

The section headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Bill of Sale may be executed in any number of counterparts (including by fax and .pdf), each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Buyer and Seller need not execute the same counterpart.

[Signature page follows.]

IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale as of the date first written.

TOPCON MEDICAL LASER SYSTEMS, INC.

By:

Name: Ray Vallejo

Title:President

Acknowledged by:

IRIDEX CORPORATION

By: Name: David Bruce

Title:Chief Executive Officer

Signature Page to Bill of Sale

Exhibit E

PATENT ASSIGNMENT AGREEMENT

This Patent Assignment Agreement (this “Assignment”) is dated as of March [●], 2021 (the “Effective Date”), and is entered into between Topcon Medical Laser Systems, Inc., a Delaware corporation (“Assignor”) and Iridex Corporation, a Delaware corporation (“Assignee”).

WHEREAS, Assignor and Assignee have entered into an Asset Purchase Agreement dated as of March [●], 2021 (the “Asset Purchase Agreement”), whereby Assignor has agreed to sell, assign and transfer to Assignee certain Assigned Patents (as defined below); and

WHEREAS, Assignor is the owner of the entire right, title and interest in, to and under the

Assigned Patents; and

WHEREAS,thisAssignmentisthePatentAssignmentAgreementreferredtoin

Section 2.1(b)(ii)(E)(1) and Section 2.1(b)(iii)(D) of the Asset Purchase Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Assigned Patents. The term "Assigned Patents” means the patents and patent applications and registrations set forth on Schedule A attached hereto.

2.         Assignment. Assignor hereby sells, assigns, transfers and sets over to Assignee and its successors, assigns and other legal representatives all of Assignor’s right, title and interest in and to the Assigned Patents, including for clarity, the right (a) to claim priority to and from the Assigned Patents, (b) in and to each and every application that is a divisional, substitution, continuation, or continuation-in-part of any of the Assigned Patents, (c) in and to each and every patent issuing or reissuing from any of the foregoing, (d) in and to each and every reissue, reexamination, renewal or extension of any kind of any of the foregoing, and (e) in and to each and every patent and application filed outside the United States and corresponding to any of the foregoing now or hereafter in effect, for Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment and sale had not been made.

3.         Recordation.   Assignor hereby authorizes and requests the United States Patent and Trademark Office Commissioner for Patents and Trademarks and any other applicable governmental entity or registrar (including any applicable foreign or international office or registrar), to record Assignee as the assignee and owner of the Assigned Patents. Assignor also hereby authorizes the respective trademark office or governmental agency in each jurisdiction to issue any and all trademark registrations which may be granted upon any of the Assigned Patents in the name of Assignee, as the assignee to the entire interest therein.

4.         Further Assurances. Assignor shall provide to Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee’s request and expense but without additional compensation, (including, without limitation, the execution and delivery of any and all affidavits, declarations, oaths, samples, exhibits, specimens and other documentation as may be reasonably required) in connection with (1) preparation and prosecution of any application within the Assigned Patents that Assignee may reasonably deem appropriate that may be secured under the laws now or hereafter in effect

-1

in the United States or any foreign countries; (2) prosecution or defense of any cancellation, opposition, infringement or other proceedings that may arise in connection with any of the Assigned Patents, including, without limitation, testifying as to any facts relating to the Assigned Patents and this Assignment; (3) enforcement of Assignee’s rights in any Assigned Patents; and (4) implementation, perfection and/or recording of this Assignment.

5.         Governing Law. This Assignment will be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of California without reference to its conflicts of law provisions.

6.         Precedence. The Asset Purchase Agreement shall take precedence over this Assignment. In the event of any difference, discrepancy or conflict between any term or condition in the Asset Purchase Agreement and any term or condition in this Assignment, the terms and conditions of the Asset Purchase Agreement shall prevail and govern.

7.         Amendment and Waiver. This Assignment may not be amended unless mutually agreed upon in writing by both Assignee and Assignor, and no waiver will be effective unless signed by Assignee. If any term or provision of this Assignment will, to any extent or for any reason, be held to be invalid or unenforceable, the remainder of this Assignment will not be affected thereby and will be construed as if such invalid or unenforceable provision had never been contained herein or been applicable in such circumstances.

8.         Successors and Assigns.   This Assignment will inure to the benefit of Assignee, its successors and assigns, and will bind Assignor and its successors and permitted assigns, except that Assignor may not assign this Assignment without the consent of Assignee.

[Remainder of the page left intentionally blank; signature page follows]

-2

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ASSIGNOR:

TOPCON MEDICAL LASER SYSTEMS, INC.

By: Name: Ray Vallejo

Title: President

State of California)

) ss:

ACKNOWLEDGMENT

County of )

On this

day of

, before me, the undersigned, personally appeared

, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed this instrument on behalf of the corporation named herein, and acknowledged that s/he executed it in such representative capacity.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

My Commission Expires on

[Signature Page to Patent Assignment Agreement]

SCHEDULE A ASSIGNED PATENTS

Country	Application No.	Filing Date	Case Status	Patent No.	Issue Date

Exhibit F

TRADEMARK ASSIGNMENT AGREEMENT

This Trademark Assignment Agreement (this “Assignment”) is dated as of March [●], 2021 (the “Effective Date”), and is entered into between Topcon Medical Laser Systems, Inc., a Delaware corporation (“Assignor”) and Iridex Corporation, a Delaware corporation (“Assignee”).

WHEREAS, Assignor and Assignee have entered into an Asset Purchase Agreement dated as of March [●], 2021 (the “Asset Purchase Agreement”), whereby Assignor has agreed to sell, assign and transfer to Assignee, among other things, certain Assigned Trademarks (as defined below); and

WHEREAS, Assignor is the owner of the entire right, title and interest in, to and under the

Assigned Trademarks; and

WHEREAS, this Assignment is the Trademark Assignment Agreement referred to in Section

2.1(b)(ii)(E)(1) and Section 2.1(b)(iii)(D) of the Asset Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         Assigned   Trademarks.   The   term   "Assigned   Trademarks”   means   the   trademark applications and registrations set forth on Schedule A attached hereto, including any associated common law rights, and any common law trademark rights Assignor may have, including but not limited in and to the words and phrases separately listed in Schedule B.

2.         Assignment.     For good and valuable consideration, including the execution and performance of the Asset Purchase Agreement and consideration exchanged thereunder, the receipt and adequacy of which is hereby acknowledged, Assignor hereby sells, assigns, transfers and delivers to Assignee all of Assignor’s right, title and interest in and to the Assigned Trademarks, together with all the goodwill of Assignor’s business appurtenant thereto, including the right to prosecute and maintain any of the Assigned Trademarks and the right to sue and recover damages for past, present and future infringement or other violation or impairment of any of the Assigned Trademarks.

3.         Recordation.   Assignor hereby authorizes and requests the United States Patent and Trademark Office Commissioner for Patents and Trademarks and any other applicable governmental entity or registrar (including any applicable foreign or international office or registrar), to record Assignee as the assignee and owner of the Assigned Trademarks. Assignor also hereby authorizes the respective trademark office or governmental agency in each jurisdiction to issue any and all trademark registrations which may be granted upon any of the Assigned Trademarks in the name of Assignee, as the assignee to the entire interest therein.

4.         Further Assurances. Assignor shall provide to Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee’s request and expense but without additional compensation, (including, without limitation, the execution and delivery of any and all affidavits, declarations, oaths, samples, exhibits, specimens and other documentation as may be reasonably required) in connection with (1) preparation and prosecution of any application within the Assigned Trademarks that Assignee may reasonably deem appropriate that may be secured under the laws now or hereafter in effect in the United States or any foreign countries; (2) prosecution or defense of any cancellation, opposition, infringement or other proceedings that may arise in connection with any of the Assigned Trademarks, including, without limitation, testifying as to any facts relating to the Assigned Trademarks

1

and this Assignment; (3) enforcement of Assignee’s rights in any Assigned Trademarks; and (4)

implementation, perfection and/or recording of this Assignment.

5.         Governing Law. This Assignment will be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of California without reference to its conflicts of law provisions.

6.         Precedence. The Asset Purchase Agreement shall take precedence over this Assignment. In the event of any difference, discrepancy or conflict between any term or condition in the Asset Purchase Agreement and any term or condition in this Assignment, the terms and conditions of the Asset Purchase Agreement shall prevail and govern.

7.         Amendment and Waiver. This Assignment may not be amended unless mutually agreed upon in writing by both Assignee and Assignor, and no waiver will be effective unless signed by Assignee. If any term or provision of this Assignment will, to any extent or for any reason, be held to be invalid or unenforceable, the remainder of this Assignment will not be affected thereby and will be construed as if such invalid or unenforceable provision had never been contained herein or been applicable in such circumstances.

8.         Successors and Assigns.   This Assignment will inure to the benefit of Assignee, its successors and assigns, and will bind Assignor and its successors and permitted assigns, except that Assignor may not assign this Assignment without the consent of Assignee.

[Remainder of the page left intentionally blank; signature page follows]

2

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ASSIGNOR:

TOPCON MEDICAL LASER SYSTEMS, INC.

By: Name: Ray Vallejo

Title: President

ACKNOWLEDGMENT

State of California)

) ss:

County of )

On this

day of

, before me, the undersigned, personally appeared

, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed this instrument on behalf of the corporation named herein, and acknowledged that s/he executed it in such representative capacity.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

My Commission Expires on

[Signature Page to Trademark Assignment Agreement]

SCHEDULE A ASSIGNED TRADEMARKS

Jurisdiction	Registered Owner	Mark	Registration No. (Ser. No.)	Issue Date

SCHEDULE B ASSIGNED TRADEMARKS

EXHIBIT G

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